                                                                EXHIBIT 10.1







                             MCA FINANCIAL CORP.
                           MCA MORTGAGE CORPORATION
                       MORTGAGE CORPORATION OF AMERICA




--------------------------------------------------------------------------------

                                 $28,500,000


                       REVOLVING CREDIT LOAN AGREEMENT
                                  (SECURED)

                          DATED AS OF JUNE ___, 1997


--------------------------------------------------------------------------------


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION



[TEXAS COMMERCE BANK LOGO]

                               TABLE OF CONTENTS



SECTION 1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.1  Defined Terms.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.2  Accounting Terms.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          1.3  Singular and Plural.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          1.4  Certain Matters of Construction.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 2. COMMITMENT, INTEREST AND FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          2.1  Revolving Credit Commitment.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          2.2  Borrowing Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          2.3  Revolving Credit Note.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          2.4  Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          2.5  Interest Rates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          2.6  Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          2.7  Additional Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          2.8  Change in Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          2.9  Changes in Commitment and Prepayments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          2.10 Basis of Payments.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          2.11 Receipt of Payments.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 3. SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 4. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          4.1  Conditions to First Disbursement.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          4.2  Conditions to All Disbursements.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 5. WARRANTIES AND REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          5.1  Corporate Existence and Power.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          5.2  Authorization and Approvals.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          5.3  Valid and Binding Agreement.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          5.4  Actions, Suits or Proceedings.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          5.5  No Liens, Pledges, Mortgages or Security Interests.    . . . . . . . . . . . . . . . . . . . . .  35
          5.6  Financial Statements.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          5.7  Financial Condition.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          5.8  Borrowers Have Paid Taxes.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          5.9  Compliance with Laws.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          5.10 Margin Stock.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          5.11 Pension Funding.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          5.12 Eligible Servicing Rights.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


          5.13 Approved Lender, Mortgagee, Issuer and Servicer.     . . . . . . . . . . . . . . . . . . . . . .  37
          5.14 Investment Company.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          5.15 Misrepresentation.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 6. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          6.1  Financial and Other Information.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          6.2  Insurance.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          6.3  Pay Taxes.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          6.4  Maintain Corporation and Business.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          6.5  Maintain Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          6.6  Limit Leverage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          6.7  Maintain Servicing Portfolio Level.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          6.9  ERISA.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          6.10 Use of Loan Proceeds.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          6.11 Senior Management.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          6.12 Valuation of Eligible Servicing Rights.    . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          6.13 Valuation of Eligible Residuals.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          6.14 Accounting; Access to Records, Books, Etc.     . . . . . . . . . . . . . . . . . . . . . . . . .  43
          6.15 Further Assurances.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          6.16 Shareholder Changes.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 7. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          7.1  Dividends.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          7.2  Stock Acquisition.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
          7.3  Liens and Encumbrances.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          7.4  Indebtedness.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          7.5  Extension of Credit.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          7.6  Guarantee Obligations.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
          7.7  Subordinate Indebtedness.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          7.8  Property Transfer; Merger or Lease-Back.     . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          7.9  Nature of Business.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          7.10 Acquire Securities.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
          7.11 Acquire Fixed Assets.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          7.12 Pension Fund.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          7.13 Affiliate Transactions.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          7.14 Servicing Matters.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          7.15 Misrepresentation.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 8. EVENTS OF DEFAULT; ENFORCEMENT; APPLICATION OF PROCEEDS                                               47
          8.1  Events of Default.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          8.2  Acceleration of Obligations; Remedies.     . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


          8.3  Application of Proceeds.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          8.4  Termination of Commitment.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          8.5  Cumulative Remedies.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          8.6  Concerning Obligations Payable Upon Demand.    . . . . . . . . . . . . . . . . . . . . . . . . .  50
          8.7  Marshaling.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 9. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          9.1  Usury Not Intended; Credit or Refund of Any Excess Payments.     . . . . . . . . . . . . . . . .  51
          9.2  Independent Rights.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          9.3  Covenant Independence.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          9.4  Waivers and Amendments.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          9.5  Governing Law.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          9.6  Survival of Warranties, Etc.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          9.7  Expenses; Indemnification.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          9.8  Payments on Saturdays, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          9.9  Binding Effect.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          9.10 Participations.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          9.11 Disclosure of Information.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          9.12 Maintenance of Records.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          9.13 Notices.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          9.14 Counterparts.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          9.15 Integration.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          9.16 Limitation of Liability.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          9.17 WAIVER OF JURY TRIAL.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55


                        REVOLVING CREDIT LOAN AGREEMENT
                                   (SECURED)

     THIS REVOLVING CREDIT LOAN AGREEMENT made and delivered this ___ day of June, 1997, by and among MCA FINANCIAL CORP. ("MCAFC"), a Michigan corporation, MCA MORTGAGE CORPORATION ("MCAMC"), a Michigan corporation formerly known as Mortgage Corporation of America, and MORTGAGE CORPORATION OF AMERICA ("MCA"), a Michigan corporation formerly known as First American Mortgage Associates, Inc., and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "BANK").

                                  WITNESSETH:


     WHEREAS, the Borrowers desire to borrow from the Bank up to $28.5 million of principal outstanding from time to time on a revolving credit basis to finance the Borrowers' acquisition or retention of servicing rights relating to residential mortgage loans, to refinance the Borrowers' existing debt heretofore incurred to another lender for that purpose and to finance the Borrowers' residual interests in mortgage-backed securities created from residential mortgage loans pooled by the Borrowers; and

     WHEREAS, the Bank is willing to supply such financing (and refinancing) subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrowers and the Bank agree as follows:

                              1.    DEFINITIONS


     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

     "ADVANTA SECURITIZATION ACCESS AGREEMENT" means the Second Amended and Restated Securitization Access Agreement dated as of June ___, 1997 by and among the Borrowers, Advanta Mortgage Conduit Services, Inc., and Advanta Mortgage Corp. USA, as it may hereafter be supplemented, amended or restated from time to time; provided that no such supplement, amendment or restatement that directly or indirectly changes the meaning of the term "Remaining Excess Servicing" shall be effective to change the meaning of that term as it is used in Section 6.13 of this Agreement unless and until the Borrowers, the Bank and the Pension Fund shall agree in writing to such change.

     "AFFILIATE" means, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, means possession, directly or indirectly, of the power to direct to cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract.

     "AGENCY" means any one of FHLMC, FNMA or GNMA.

     "AGENCY CONTRACT" means any one of the FHLMC Servicing Contract, FNMA Servicing Contracts or GNMA Servicing Contracts.

     "AGGREGATE CREDIT LIMIT" is defined in the definition of "Commitment Amount" below.

     "AGREEMENT" means this Revolving Credit Loan Agreement, as amended, supplemented or otherwise modified from time to time.

     "APPLICABLE COVERED RATE" means one and one-fourth percent (1 1/4%) per annum; provided that from and after the date (if ever) that the Pension Fund shall purchase the Revolving Credit Note, whether pursuant to the Note Purchase Agreement or otherwise, the Applicable Covered Rate shall be the same as the Base Rate.

     "APPLICABLE GUIDELINES" means the eligibility guidelines for pools of mortgage loans (and the mortgage loans in such pools) set forth in Schedule AG to this Agreement, as such Schedule may be supplemented or amended from time to time with the written approval of the Borrowers, the Bank and the Pension Fund's designated consultant (currently Plante & Moran, LLP) -- whether such approvals are obtained as a part of the Bank's and Pension Fund's designated consultant's approvals of the Borrowers' request for a Revolving Loan to finance Eligible Residuals or obtained separately from such a request -- and any other guidelines for pools of mortgage loans (and the mortgage loans in such pools) approved in writing by the Borrowers, the Bank and the Pension Fund's designated consultant.

     "APPLICABLE MARGIN" means, for each Borrowing Price Category in the table below, the interest margin beside that category:

                         BORROWING PRICE
                             CATEGORY                      APPLICABLE MARGIN
                -------------------------------------------------------------
                Base Rate                                          0%
                LIBOR Rate                                      +1 1/4%

     "APPROVED RESIDUALS APPRAISER" means Chase Securities, Inc. or another nationally-recognized appraiser of residual interests in Mortgage Securities that has been approved in writing by the Borrowers and the Bank.

     "AVERAGE ADJUSTED BASE RATE" means, for any period, an annual interest rate equal to the quotient of (a) the sum of the Base Rate plus the Applicable Margin for each calendar day during that period divided by (b) the number of days in that period.

     "AVERAGE ADJUSTED LIBOR RATE" means, for any period, an annual interest rate equal to the quotient of (a) the sum of the LIBOR Rate plus the Applicable Margin for each calendar day during that period divided by (b) the number of days in that period.

     "AVERAGE DEPOSITARY BALANCES" means, for any period, (a) the quotient of
(i) the sum of the Eligible Balances as of the close of business for each calendar day (which for any day that is not a Business Day are deemed for this definition to be those balances for the preceding Business Day) during that period divided by (ii) the number of calendar days during that period minus (b) amounts necessary to satisfy any deposit insurance, reserve, special deposit, Tax (other than that the Bank's general corporate income or franchise Taxes), duty, or other imposition (in each case at the applicable rates) requirements applicable to the Bank for those accounts, minus (c) amounts required to compensate the Bank for direct processing and transaction costs and other services rendered in connection with those accounts in accordance with the Bank's system of charges for similar accounts, minus (d) unless otherwise paid directly to the Bank, any amounts in those accounts utilized as of that day in the calculation of interest on any other Debt payable by any Borrower to the Bank or any other person.

     "AVERAGE PRINCIPAL DEBT" means, for any period, the quotient of (a) the sum of the principal balances of all outstanding Borrowings under this Agreement owed to the Bank as of the close of business for each calendar day (which for any day that is not a Business Day is deemed for this definition to be the outstanding principal balance of all such Borrowings as of the close of business for the preceding Business Day) divided by (b) the number of days in that period.

     "BANK" means Texas Commerce Bank National Association, a national banking association.

     "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time, or any successor act or code.

     "BASE RATE" shall mean, on any day, the prime rate for that day as announced by the Bank. The prime rate is a reference rate and does not necessarily represent the Bank's best or lowest rate or a favored rate, and the Bank disclaims any statement, representation or warranty to the contrary. Any rate of interest based on the Base Rate shall be adjusted as of the effective date of each change in the Base Rate. Should any issue ever arise in any forum or under any circumstances as to the amount of the Base Rate for any then-current or past day, a certificate of the Bank's chief credit officer stating the Bank's prime rate for that day shall conclusively establish what the Base Rate was for that day, absent manifest error.

     "BASE RATE BORROWING" means any Borrowing bearing interest at the Average Adjusted Base Rate.

     "BORROWER" means any of MCAFC, MCAMC and MCA.

     "BORROWING" means a borrowing of a Revolving Loan under this Agreement.

     "BORROWING BASE" means, as of any applicable date of determination, the sum of the following two elements:

     (x) one hundred percent (100%) of the lesser of cost or market value of the Eligible Servicing Rights, based on the then outstanding aggregate principal balance of the mortgage loans to which such Servicing Rights relate, with the market value thereof being determined in accordance with Section 6.12 of this Agreement; provided that, in connection with a Servicing Acquisition, the Borrowing Base value for the Servicing Rights to be acquired shall equal the aggregate purchase price paid therefor so long as such purchase price shall be within the range of appraised values for such Servicing Rights obtained by the Borrowers from one or more independent nationally-recognized mortgage servicing rights valuation consultants and furnished to the Bank; and provided, further, that this element of the Borrowing Base value may be determined by reference to the market value of Eligible Servicing Rights, even if greater than the cost thereof, if such market value has been determined by an independent nationally-recognized mortgage servicing rights valuation consultant and such determination shall be or remain reasonably acceptable to the Bank; and provided further that the Borrowing Base value of any Servicing Rights acquired by the Borrowers from any third party but for which for any reason at least ninety percent (90%) of the full contract purchase price has not been fully paid and satisfied on or before one hundred eighty (180) days after the initial payment thereon (whether of a deposit or the down payment therefor) shall automatically be zero; and provided, further, that the Bank may elect at any time and from time to time (on either a semiannual or ad hoc basis) to "mark to market" in accordance with the procedures stated in Section
6.12 any or all of such Servicing Rights for purpose of redetermining this element of the Borrowing Base. For purposes of determining from time to time the Borrowing Base value of Originated Servicing, the cost and market value thereof shall equal one and one-half percent (1 1/2%) of the then aggregate outstanding principal balance of the mortgage loans to which such Originated Servicing relates.

plus (y) one hundred percent (100%) of the lesser of GAAP book value or market value of the interests of the relevant Borrowers in and to Eligible Residuals, the market value thereof to be determined in accordance with Section 6.13 of this Agreement; provided, that the Bank may elect at any time and from time to time (whether on a quarterly or ad hoc basis) to "mark to market" any or all of such residual interests for purpose of redetermining this element of the Borrowing Base, with the market value thereof being determined in accordance with Section 6.13 of this Agreement.

     "BORROWING BASE CERTIFICATE" means a certificate in the form and content of Exhibit A to this Agreement or such other form as the Bank may request, completed in all appropriate respects and executed by the chief executive or chief financial officer of MCAFC, and setting forth the Borrowers' computation of the Borrowing Base as of the date of such certificate.

     "BORROWING PRICE CATEGORY" means any category of Borrowing determined with respect to the applicable interest option, i.e., either a Base Rate Borrowing or LIBOR Borrowing.

     "BUSINESS DAY" means a day on which the Bank is open to carry on its normal commercial lending business.

     "CALENDAR MONTH" means an actual calendar month and also includes any partial calendar month that occurs at any time from the date of this Agreement to the date that the Obligations are paid in full and the Bank's commitment to lend under this Agreement has terminated or has been canceled.

     "CASH FLOW" of any person means, for any applicable period of determination, the Net Income for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the amount of deferred tax expense incurred during such period, all as determined in accordance with GAAP.

     "CEILING RATE" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One ("CHAPTER ONE") of Title 79, Texas Revised Civil Statutes, 1925, as amended (the "TEXAS CREDIT CODE") establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. The Bank may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to the Company, if and to the extent permitted by, Chapter One.

     "COLLATERAL" means the collateral described in the Security Agreement.

     "COMMITMENT AMOUNT" means, as of any applicable date of determination, Twenty-eight Million Five Hundred Thousand Dollars ($28,500,000) (or such lesser amount to which the Commitment Amount may be reduced by the Borrowers from time to time under Section 2.9(a) of this Agreement); provided that the total principal outstanding on any day under (i) the credit facilities provided for in this Agreement and (ii) all other credit facilities provided by the Bank to the Borrowers (or any one or more of them) from time to time (including the existing Loan Agreement dated as of September 3, 1996, as amended), shall never exceed an aggregate One Hundred Fifteen Million Dollars ($115,000,000) (the "AGGREGATE CREDIT LIMIT").

     "CONSOLIDATED" or "CONSOLIDATED" means, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to "consolidated" financial statements or data of the Borrowers includes consolidation with its Subsidiaries in accordance with GAAP.

     "CONTRACT RATE" means, as of any applicable date of determination, the interest rate determined in accordance with Section 2.4 of this Agreement.

     "CONTROL" has the same meaning in this Agreement as in UCC Section 8.106.

     "CONTROL AGREEMENT" means a control agreement substantially in the form of Schedule CA to this Agreement (or in another form approved by the Bank) among the Borrowers, the Bank, the Pension Fund and the securities intermediary maintaining any securities account in which (i) the Bank is granted (or is intended to be granted) a security interest by the Security Agreement, (ii) the Pension Fund is granted (or is intended to be granted) a security interest by the Pension Fund A&R Master Security Agreement or (iii) both the Pension Fund and the Bank are so granted a security interest.

     "DEBT" means, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

     "DEBTOR LAWS" means the U.S. Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar Laws from time to time in effect and generally affecting creditors' rights.

     "DEFAULT" means a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

     "DEFAULT RATE" means, for any day, an annual interest rate equal to the lesser of either (a) the Base Rate plus three percent (3%) or (b) the Maximum Rate.

     "DISBURSEMENT DATE" means each date upon which the Bank makes a loan to the Borrower under Section 2.1 of this Agreement.

     "ELIGIBLE BALANCES" means, for any calendar day, the sum (which for any day that is not a Business Day is deemed for this definition to be that sum as determined as of the close of business on the preceding Business Day) of collected balances as of the close of business on that day in all identified non-interest bearing demand deposit accounts of or maintained by Borrowers with the Bank.

     "ELIGIBLE RESIDUALS" means the fully-vested residual ownership interests of the Borrowers (whether such interests are in the form of certificated or book-entry securities -- in which case such securities must be fully paid and non-assessable -- or are instead a general intangible or contract right) in the income stream (which is sometimes called "excess servicing") from Qualifying Pools of the Borrowers' mortgage loans (whether originated or purchased) from which Mortgage Securities are from time to time created (whether such securities are issued by a Borrower, an Affiliate of a Borrower or by a third party following transfer by such Borrower(s) to the issuer), all tranches of which Mortgage Securities -- other than the residual or equity tranche owned by such Borrower and constituting such residual interest -- have been underwritten, issued, sold to and fully paid for by third party investors. While all of the Borrowers' interests in the income streams from all Qualifying Pools of the Borrowers' mortgage loans from which Mortgage Securities are from time to time created are being pledged to the Bank pursuant to the Security Agreement, only such of those residual ownership interests of the Borrowers as to which the Bank is specifically satisfied that neither Advanta Mortgage Conduit Services, Inc. nor any company affiliated therewith (nor any other person except the Bank and the Pension Fund) has any security interest therein or any other claim against such interest, will be considered as having Collateral value for Borrowing Base purposes -- no such residual interests in which Advanta Mortgage Conduit Services or any other person (except the Bank and the Pension Fund) has a security interest shall be Eligible Residuals or be accorded any value for Borrowing Base purposes. The current market value of all Eligible Residuals pledged to the Bank pursuant to this Agreement shall be redetermined no less frequently than quarterly and shall be reflected on each Borrowing Base Certificate submitted to the Bank.

     "ELIGIBLE SERVICING RIGHTS" means those Servicing Rights of a Borrower which (i) were granted to such Borrower pursuant to Agency Contracts, or were acquired by such Borrower with the prior written consent and approval of the applicable Agency, and relate solely to residential mortgage loans which comply with all requirements for purchase by the applicable Agency or for inclusion in a mortgage-backed or pass-through security issued or guaranteed by such applicable Agency, (ii) are not subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character, other than the rights of the applicable Agency (pursuant to the applicable Agency Agreement), the lien granted to the Bank pursuant to the Security Agreement and the Pension Fund's Permitted Lien permitted by the Enhancement Agreement, and (iii) have been represented by the Borrowers to be Eligible Servicing Rights on a Borrowing Base Certificate. Notwithstanding the foregoing, Servicing Rights granted by GNMA shall be "Eligible Servicing Rights" hereunder only to the extent that (a) such rights relate to mortgage loans originated by a Borrower and (b) Borrowings secured by such rights do not exceed, on any day, five percent (5%) of the aggregate balance of the Revolving Loans then outstanding; provided that such rights shall be sold to an unrelated party within one hundred twenty (120) days after becoming Eligible Servicing Rights, and shall in any event cease to have Borrowing Base value at the end of that one hundred twenty (120) day time period.

     "ENHANCEMENT AGREEMENT" means the Amended and Restated Credit Enhancement Umbrella Agreement dated _, 1997 among MCAFC, MCAMC and MCA and the Pension Fund, as amended, supplemented or otherwise modified from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor act or code.

     "EVENT OF DEFAULT" means any of those conditions or events listed in
Section 8.1 of this Agreement.

     "FHLMC" means the Federal Home Loan Mortgage Corporation and any successor thereto.

     "FHLMC SERVICING CONTRACT" means the unitary, indivisible master servicing contract between a Borrower and FHLMC, as described in the FHLMC Sellers' and Servicers' Guide, as it may be amended from time to time.

     "FINANCING STATEMENTS" means UCC financing statements describing the Bank as secured party and a Borrower as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices, as the Bank shall reasonably deem necessary or advisable.

     "FIXED CHARGES" means, for any applicable period of determination, the sum, without duplication, of (a) all interest paid or payable during such period by a person, plus (b) all debt discount and expense amortized or required to be amortized during such period by such person, plus (c) the maximum amount of all rents and other payments paid or required to be paid by such person during such period under any lease or other contract or arrangement providing for use of real or personal property in respect of which such person is obligated as a lessee, user or obligor, where such lease or other contract or arrangement is required under GAAP to be capitalized, to the extent that, pursuant to GAAP, such rents and other payments represent interest plus (e) all dividends and other distributions paid or payable by such person or otherwise accumulating during such period on any preferred stock of such person.

     "FIXED CHARGES COVERAGE RATIO" means the ratio of (x) the aggregate consolidated Net Income of the Borrowers and their Subsidiaries plus their aggregate Fixed Charges during the four (4) consecutive previous fiscal quarters, to (y) their aggregate consolidated Fixed Charges for the same period.

     "FNMA" means the Federal National Mortgage Association and any successor thereto.

     "FNMA SERVICING CONTRACTS" means such contracts relating to the servicing of residential mortgage loans as have been or may be entered into between a Borrower and FNMA on the date hereof or at any time hereafter.

     "GAAP" means, as of any applicable date of determination, generally accepted accounting principles consistently applied.

     "GNMA" means the Government National Mortgage Association and any successor thereto.

     "GNMA SERVICING CONTRACTS" means such contracts relating to the servicing of residential mortgage loans as have been or may be entered into between a Borrower and GNMA on the date hereof or at any time hereafter.

     "LAWS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

     "LENDER LIEN" means any present or future first priority (except as otherwise specifically provided in the Loan Documents) Lien securing the Obligations and assigned, conveyed, and granted to or created in favor of the Bank under or pursuant to the Loan Documents.

     "LIBOR" means, for any day, the rate of interest per annum which is equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by The Chase Manhattan Bank (which is an Affiliate of the Bank) to be the average of the interest rates available to it in accordance with the then-existing practices in the interbank market in London, England at approximately 11:00 a.m. London time for that day for the offering to The Chase Manhattan Bank by leading dealers in such interbank market for delivery on that day of U. S. Dollar deposits of One Million Dollars ($1,000,000) each for a one (1) month period. If for any reason the Bank cannot determine that rate for any day, then LIBOR for that day shall be the rate of interest per annum that is equal to the arithmetic mean of the rates appearing on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date for the offering by such institutions as are named therein to prime banks in the Eurodollar interbank market in London, England, for delivery on that day of U.S. dollar deposits of One Million Dollar ($1,000,000) each for a one (1) month period. The Bank's determination of LIBOR for each day shall be conclusive and binding, absent manifest error. For purposes of this Agreement and the Revolving Credit Note, LIBOR shall fluctuate upward and downward automatically and concurrently with day-to-day changes in such arithmetic mean, and in the amount of the change.

     "LIBOR BORROWING" means any Borrowing that bears interest at the LIBOR
Rate.

     "LIBOR RATE" means, for any day, the sum of LIBOR for that day plus the Applicable Margin.

     "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or any owner of the assets covered thereby.

     "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Note, the Security Agreement, the Financing Statements, the Note Purchase Agreement and all other agreements, documents or instruments now or hereafter executed by or on behalf of any Borrower or the Pension Fund and delivered in connection with this Agreement, but excluding the Enhancement Agreement and the security agreements, documents, and Agency agreements to be delivered thereunder to the extent such documents or Agency agreements are not to be delivered to the Bank under this Agreement or the Security Agreement and also excluding the warehouse loan agreement between the Borrowers and the Bank that is described in Schedule
7.4 and the other papers evidencing, securing or otherwise relating to the credit facilities provided for in such warehouse loan agreement, as it may be supplemented, amended or restated from time to time.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the business, operations, properties, condition (financial or otherwise) or prospects of a Borrower, (ii) the ability of any Borrower to perform its obligations under, or comply with, this Agreement or any other Loan Document, or (iii) the legality, validity or enforceability of this Agreement or any other Loan Document.

     "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for any day, the maximum nonusurious amount of interest that, under applicable Law, the Bank is permitted to contract for, charge, take, reserve, or receive on the Obligations, and the Ceiling Rate.

     "MCA", "MCAFC" and "MCAMC" are each defined in this Agreement's preamble.

     "MORTGAGE SECURITY" means a security in respect of an underlying pool of related mortgage loans that provides for payment by the issuer to the holder of specified principal installments and a fixed interest rate on the unpaid balance, with all prepayments being passed through to the holder, and is issued in certificate or book entry form.

     "NET INCOME" means the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

          (i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses;

          (ii) gains derived by any Borrower in connection with a sale, even if in the ordinary course of business, of land contracts or residential homes to partnerships controlled by a Borrower in the event that such Borrower does not receive payment in full, in cash, for such sale within six (6) months of such sale; and

          (iii) in the case of any Borrower, net earnings of any Person in which such Borrower has an ownership interest, unless such net earnings shall have actually been received by the Borrower in the form of cash distributions.

     "NET WORTH" means, for any person, its stockholder's equity as determined under GAAP, plus its Subordinated Debt minus accounts receivable from its Affiliates and shareholders or equity owners.

     "NOTE PURCHASE AGREEMENT" means the note purchase agreement in the form and content of Exhibit B to this Agreement pursuant to which the Pension Fund agrees, among other things, to purchase the Revolving Credit Note from the Bank under specified conditions, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "OBLIGATIONS" means the principal of and interest on the Revolving Loans, and, without duplication, all other indebtedness, obligations and liabilities of the Borrowers to the Bank under, arising out of or in connection with this Agreement or any other Loan Documents (including indemnities, fees and expenses), whether now existing or hereafter incurred, direct or indirect, absolute or contingent, matured or unmatured, joint or several, whether for principal, interest, reimbursement obligations, fees, expenses or otherwise, and the due performance and compliance with the terms and conditions of this Agreement and the other Loan Documents by the Borrowers and also includes amounts that would become due but for operation of 11 U.S.C. Section Section 502 and 503 or any other provision of Title 11 of the United States Code, pre- and post-maturity interest on any of the foregoing, including all post-petition interest if any Borrower voluntarily or involuntarily files for protection under any Debtor Law, and all renewals, extensions, and modifications of any of the foregoing.

     "ORIGINATED SERVICING" means Eligible Servicing Rights relating to mortgage loans which are either originated by a Borrower or acquired on a loan-by-loan basis from wholesale correspondents and underwritten by a Borrower; excluding servicing relating to mortgage loans pledged by a Borrower under a mortgage warehouse loan credit facility while so pledged, and also excluding servicing relating to mortgage loans sold by a Borrower under a mortgage loans gestation repurchase agreement and not subsequently repurchased.

     "PBGC" means the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

     "PENSION FUND" means the Board of Trustees of the Policemen and Firemen Retirement System of the City of Detroit.

     "PERMITTED LIENS" means:

          (a)  liens and encumbrances in favor of the Bank;

          (b) liens and encumbrances in favor of the Pension Fund granted under the Enhancement Agreement which, insofar as they cover or affect the Collateral, are subordinate and inferior to the Bank's security interests in the Collateral;

          (c) liens against the Borrowers' residual interests in Mortgage Securities created from residential mortgage loans pooled by the Borrowers which residual interests (i) are not included in the Borrowing Base and against whose Collateral value the Borrowers have not requested Revolving Loans and
(ii) are pledged by the Borrowers to another lender (such as, without limitation, Advanta or The Chase Manhattan Bank or their respective affiliates) solely for the purpose of securing financing for the Borrowers of such residuals interests funded by such other lender-pledgee;

          (c) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank;

          (d) liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

          (e) liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens security obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

          (f) encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use;

          (g) purchase money liens upon or in property of a Borrower acquired after the date of this Agreement; provided, however, that (i) no such lien shall extend to or cover any other property of any Borrower and (ii) the aggregate outstanding amount of the indebtedness secured by all such purchase money liens shall not exceed $100,000 at any time; and

          (h)  existing liens described on Schedule 7.6 to this Agreement.

     "PERSON" OR "PERSON" means any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     "PENSION FUND A&R MASTER SECURITY AGREEMENT" means the Amended and Restated Master Security Agreement dated as of June ___, 1997, among the Borrowers and the Pension Fund granting the Pension Fund a security interest in the Borrowers' servicing rights and residual interests in Mortgage Securities, among other collateral, and all supplements, amendments and restatements of such security agreement made from time to time. The security interests, rights and interests of the Pension Fund -- and of any person claiming by, through or under the Pension Fund -- under the Pension Fund A&R Master Security Agreement are and shall be subject to the provisions of the Note Purchase Agreement.

     "PRINCIPAL DEBT" means, at any time, the outstanding principal balance of all Borrowings.

     "QUALIFYING POOL" means a pool of mortgage loans that satisfies the Applicable Guidelines.

     "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service or such other internationally recognized service as the Bank shall select from time to time, or such other page, if any, as shall replace the LIBO page on any such selected service for the purpose of displaying London interbank offered rates of major banks.

     "REVOLVING CREDIT NOTE" means a promissory note conforming to Section 2.3 of this Agreement and in the form and content of Exhibit C to this Agreement.

     "REVOLVING LOAN" means an advance made by the Bank to the Borrowers under
Section 2.1 of this Agreement on a Disbursement Date.

     "RESIDUAL RIGHTS ASSIGNMENT" means a written assignment substantially in the form of Exhibit M (or another form approved by the Bank) from the Borrowers to Chase Securities of Texas, Inc. assigning and transferring the Borrowers' specified residual interests in specific Mortgage Securities to such securities intermediary, designating such security interests as investment property, and duly executed (or accompanied by a separate document duly executed) by the sponsor, issuer and master servicer of the related Mortgage Securities and mortgages pool(s) (and by any other person from whom any payment in respect of such residual interests may from time to time become due to the Borrowers) to be held in a securities account for which a Control Agreement is in effect. If the relevant residual interests are in the form of a security, the Residual Rights Assignment must also be accompanied by a duly completed and executed bond power in blank, irrevocably designating an attorney-in-fact, with full power of substitution, to transfer such security, and in form and substance approved by the Bank and such securities intermediary.

     "SECURITY AGREEMENT" means the security agreement in the form and content of Exhibit D to this Agreement pursuant to which each Borrower grants to the Bank a security interest in its Servicing Rights and the other Collateral, as such security agreement may be amended, supplemented or otherwise modified from time to time.

     "SERVICING ACQUISITION" means the acquisition of a portfolio of Servicing Rights by a Borrower.

     "SERVICING CONTRACTS" means and includes all Agency Contracts and all contracts relating to the servicing of residential mortgage loans as have been or may be entered into between a Borrower and any residential mortgage loan investor other than FHLMC, GNMA or FNMA on the date hereof or at any time hereafter.

     "SERVICING PORTFOLIO" means, at any time, the aggregate unpaid principal balances of mortgage loans not owned by the Borrowers and serviced by any of the Borrowers for a fee.

     "SERVICING RIGHTS" means all of a Borrower's right, title and interest in, to and under the following contracts, arrangements and understandings, whether now owed or hereafter acquired:

          (a) all agreements, instruments, commitments and documents evidencing such Borrower's conditional, non-delegable right to service mortgages owned by FHLMC, and to hold and maintain the related escrow funds, in exchange for such Borrower's right to retain certain payments otherwise due to FHLMC pursuant to the terms of the FHLMC Servicing Contract;

          (b) all agreements, instruments, commitments and documents evidencing any rights hereafter acquired by such Borrower to service mortgages owned on behalf of GNMA, and to hold and maintain the related escrow funds, in exchange for certain payments otherwise due to GNMA pursuant to the terms of a GNMA Servicing Contract;

          (c) the agreements, instruments, commitments and documents evidencing any rights hereafter acquired by such Borrower to service mortgages owned on behalf of FNMA, and to hold and maintain the related escrow funds, in exchange for certain payments otherwise due to FNMA pursuant to the terms of a FNMA Servicing Contract that meets the following conditions: (i) the specific enumerated loans to which such rights apply have been identified on a schedule submitted by Borrowers and acknowledged by the Bank and the Pension Fund; (ii) a FNMA Acknowledgment Agreement with respect to those specifically enumerated loans has been filed with and executed by FNMA and (iii) the proceeds of any Borrowings to be secured thereby shall be used only for one or more of the purposes specified in the Acknowledgment Agreement or otherwise permitted by FNMA;

          (d) all agreements, instruments, commitments and documents evidencing any rights hereafter acquired by such Borrower to service (including servicing, master servicing and subservicing) mortgages owned on behalf of any residential mortgage loan investor other than FHLMC, GNMA or FNMA and to hold and maintain the related escrow funds, in exchange for certain payments otherwise due to such mortgage investor pursuant to the terms of the mortgage servicing agreement between such Borrower and such mortgage investor (or its master servicer); and

          (e) all books, ledgers, records computer software and programs, instructional manuals and other written or electronic information used by such Borrower in connection with the servicing of mortgage loans and real estate pursuant to the Agency Contracts (but only those FNMA Servicing Contracts that are described in clause (c) above) or any other Servicing Contract.

     "SUBORDINATED DEBT" means any Borrower's Debt on which no principal payments are due until after the Termination Date and that is both unsecured and expressly subordinated, in writing and in form and substance acceptable to Bank in its sole discretion, to the Obligations.

     "SUBSIDIARY" means any corporation (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding securities having ordinary voting power for the election of directors, as of any applicable date of determination, shall be owned directly, or indirectly through one or more Subsidiaries, by a Borrower.

     "TANGIBLE NET WORTH" means, as of any applicable date of determination, the excess of (i) the sum of (A) the net book value of all assets of a person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), plus (B) the excess of the fair market value of the Borrowers' Servicing Rights over the value thereof reflected on the Borrowers' balance sheet, over (ii) all Debt of such person.

     "TAXES" means any tax (including any U.S. interest equalization tax), levy, impost, duty, charge or fee, or any deduction or withholding for the same on or from the payment due under any LIBOR Borrowing, other than income and franchise taxes of the United States and its political subdivisions.

     "TERMINATION DATE" means April 30, 1998 (or such earlier date, if any, on which the Borrower shall permanently terminate the Bank's commitment under
Section 2.9(a) of this Agreement); provided that:

     (a) on April 30, 1998, the Termination Date shall be extended for one year unless the Bank shall give written notice to MCAFC on or before November 30, 1997 that the Bank elects not to extend the Termination Date beyond April 30, 1998;

     (b) on April 30, 1999 the Termination Date shall be extended to April 30, 2000, unless either (i) the Bank shall have duly elected pursuant to clause (a) above not to extend the Termination Date beyond April 30, 1998 or (ii) the Bank shall give written notice to MCAFC on or before November 30, 1998 that the Bank elects not to extend the Termination Date beyond April 30, 1999; and

     (c) notwithstanding any other provision of this definition (or the Loan Documents) to the contrary, the absolute latest Termination Date shall be the earliest of (i) April 30, 2000 (or such later date, if any, to which the Bank and the Borrowers shall otherwise agree (x) specifically, (y) in writing and (z) with the Pension Fund's written consent, will be the latest stated termination date), (ii) the date to which the maturity of the Revolving Loans shall be accelerated by the Bank on account of an Event of Default or (iii) the date to which the maturity of the Revolving Loans shall be accelerated, made due or treated as due by operation of Law.

     "TRIBUNAL" means any (i) local, state or federal judicial, executive or legislative instrumentality, (ii) private arbitration board or panel, if any, having both subject matter jurisdiction and personal jurisdiction over the relevant subject matter and parties or (iii) central bank.

     "UCC" means -- except where the context refers to the Uniform Commercial Code of another State of the United States of America -- the Uniform Commercial Code as amended from time to time in force in the State of Texas, as set forth in the Texas Business and Commerce Code, or any successor code.

          1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistent with that applied in preparation of the Financial Statements, and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

          1.3 Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

          1.4 Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. Any notice or document to be delivered to, or by, any Borrower pursuant to this Agreement or any other Loan Document, including any request for borrowing, shall be deemed properly delivered if delivered to, or by, as the case may be, the chief executive or chief financial officer of MCAFC, and, for purposes of this Agreement and the other Loan Documents, each Borrower hereby appoints and designates each such officer as its agent, with full power and authority to bind such Borrower.

                      2.  COMMITMENT, INTEREST AND FEES


     2.1 Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, in order to provide funding to the Borrowers (i) to refinance Servicing Acquisitions previously made and Originated Servicing currently financed by another lender, to the extent that the same qualify as Eligible Servicing Rights, (ii) to finance both new Servicing Acquisitions and new Originated Servicing which qualify as Eligible Servicing Rights and (iii) to finance Eligible Residuals, the Bank agrees to make loans to the Borrowers on a revolving basis in such amount as the Borrowers shall request pursuant to Section 2.2 of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the lesser of the Commitment Amount or the Borrowing Base; provided, however, that the principal amount of each Revolving Loan must be in an amount not less than Fifty Thousand Dollars ($50,000).

          2.2       Borrowing Procedures.

                    (a) Request for Borrowing to Refinance Existing Servicing Acquisition Debt to Another Lender. To request a Revolving Loan to fund the initial advance under this Agreement to refinance the Borrowers' existing Servicing Acquisition and Originated Servicing financing debt to another lender, the Borrowers shall give the Bank written notice of the proposed refinancing and the Borrowers' desire for a Revolving Loan to accomplish such refinancing as soon as practicable prior to the proposed Disbursement Date for such Revolving Loan. For such refinancing, such notice shall specify the amount of the existing Servicing Acquisition and Originated Servicing debt to such other lender to be so refinanced, the principal amount of the proposed Revolving Loan, its proposed Disbursement Date and wire transfer instructions and the name, address, phone and fax numbers of the person with such existing lender to contact to coordinate payoff of such existing debt and the termination and release of record of the existing lender's security interest in all collateral for such refinancing. Notwithstanding anything contained or implied in any such notice requesting a Revolving Loan to refinance the Borrowers' existing Servicing Acquisition and Originated Servicing debt with another lender, the amount of the proposed Revolving Loan shall not exceed the Borrowing Base value of the Collateral in which the Bank will acquire a first and prior perfected security interest immediately and automatically upon the termination and release of such existing lender's security interest therein.


          (b) Requests for Borrowings for Acquisitions. To request Revolving Loans to finance a Servicing Acquisition or Originated Servicing, the Borrowers shall give the Bank written notice of the proposed Servicing Acquisition or Originated Servicing financing and the Borrowers' desire for a Revolving Loan to finance such Servicing Acquisition or Originated Servicing as soon as practicable before the proposed Disbursement Date for the Revolving Loan to finance the Borrowers' initial deposit or down payment for the Servicing being acquired or before the date on which the Borrowers wish to borrow to finance Originated Servicing for mortgage loans originated by a Borrower and not pledged under a mortgage warehouse loan or credit facility or sold under a mortgage gestation repo facility. For each such new Servicing Acquisition, such notice shall specify in reasonable detail the terms of the proposed Servicing Acquisition and be accompanied by a copy of the Servicing Acquisition Contract (or the most current draft thereof, so marked, if such contract has not been finally negotiated and executed by the relevant Borrower(s) and such Servicing Rights' seller). And for each such new Servicing Acquisition -- and for each Originated Servicing financing -- such notice shall:

               (1) specify the principal amount of the proposed Revolving Loan (which, in the case of a Servicing Acquisition, is being requested for the purpose of financing the Borrowers' initial deposit or down payment for the Servicing Rights being acquired); and


               (2) specify the proposed Disbursement Date for such Revolving Loan and the deposit account of the Borrowers with the Bank into which the proceeds of such Revolving Loan are to be deposited.

Likewise, for each additional Revolving Loan to finance the Borrowers' payment of either part or all of the balance remaining after the initial down payment of the contract purchase price for such a Servicing Acquisition, the Borrowers shall give the bank a supplemental written notice:

                         (x)  referring to the relevant initial notice (and any
relevant intervening notices) requesting Revolving Loan(s) to finance other portions of the purchase price for such Servicing Acquisition and stating the dates, amounts and corresponding percentages of the portion(s) of the purchase price (i) previously paid, (ii) to be paid with the requested Revolving Loan's proceeds and (iii) remaining to be paid (the due date and/or the amount of future payment(s) may be estimates; provided that if they are, such statement shall indicate that) ;

                        (y) updating the description of the terms of such Servicing Acquisition (or stating that the terms have not changed); and

                        (z) accompanied by a copy of the final executed Servicing Acquisition contract (if not previously furnished to the Bank) and a copy of all supplements, amendments or restatements thereof (if any).

Notwithstanding anything contained or implied in any such notice requesting a Revolving Loan to finance a new Servicing Acquisition:

               (1)   the proposed Disbursement Date for:

                     a) the Revolving Loan to finance the Borrowers' initial deposit for any such Servicing Acquisition shall not occur before the Servicing Acquisition contract is duly executed and delivered by the relevant Borrower and the seller of such Servicing Rights or before the Borrowers have demonstrated to the Bank that such Servicing Rights constitute Eligible Servicing Rights; or

                     b) the Revolving Loan to finance payment of any portion of the balance of the Servicing Rights' contract purchase price shall not occur before the date when legal title to the Servicing Rights to be acquired is transferred to a Borrower or (except in the case of a Revolving Loan to finance funding of the holdback by an acquiring Borrower of up to ten percent (10%) of the purchase price of a package of purchased Servicing Rights) later than one hundred eighty (180) days after the funding date of the Revolving Loan made to finance the Borrowers' initial deposit or payment for those Servicing Rights; or

                    c) any such Revolving Loan to finance any part of a Servicing Acquisition shall not occur before the date on which payment of the related portion of the purchase price is to be paid to (or for the account of) the seller of such servicing, and

               (2) the aggregate amounts of the Revolving Loans that are funded and outstanding on any day to finance the purchase of any group of Servicing Rights to be acquired in a Servicing Acquisition shall in no event exceed the greater of (i) the aggregate amount of the contractually agreed purchase price for those Servicing Rights that has accrued and is due and payable on or before that day plus (without duplication) the sum of all payments of such contract purchase price for such Servicing Rights already paid before that day or (ii) the market value of those Servicing Rights as determined in accordance with Section 6.12 of this Agreement.


          (c) Request for Supplemental Borrowing Against Servicing Rights' Collateral Value. In addition to requests for borrowings made pursuant to Section 2.2(b) above, but subject to the satisfaction of the conditions set forth in Section 4 of this Agreement, the Borrowers may request a Revolving Loan, twice each Calendar Month in an amount not to exceed the portion of the Borrowing Base relating solely to Originated Servicing, but only to the extent a Revolving Loan is not then outstanding with respect to such Originated Servicing. Such request shall specify, in writing, the Originated Servicing to which such request relates, the principal amount of the proposed Revolving Loan, the proposed Disbursement Date for such Revolving Loan (which shall not be earlier than the Business Day following the Bank's receipt of the request) and the deposit account of the Borrowers with the Bank into which the proceeds of such Revolving Loan are to be deposited and shall otherwise be reasonably satisfactory to the Bank.


          (d) Request for Borrowing to Finance Eligible Residuals. To request a Revolving Loan to finance the Borrowers' investment in Eligible Residuals, the Borrowers shall give the Bank written notice of the pending issuance of the relevant Mortgage Securities and Borrowers' desire for a Revolving Loan to accomplish such financing as soon as practicable prior to the proposed Disbursement Date for such Revolving Loan. For each such new Mortgage Securities issue, such notice shall:

               (i)  describe in reasonable detail:

                    (1) the residual interest the Borrowers wish to finance (including a listing of the mortgage loans whose securitization -- either by themselves or together with other mortgage loans in respect of which the Bank is not documents custodian for a warehouse lender -- will create the residual interest to be financed, matching the listing of any mortgage loans that the Borrowers have requested the Bank, in its capacity as documents custodian for any Borrower's warehouse lender or mortgage loan gestation repurchase agreement counterparty -- the Bank itself may be such a Borrowers' warehouse lender or repo agreement counterparty -- to ship to the relevant Mortgage Securities' pool custodian);

                    (2)  the principal amount of the proposed Revolving Loan;

                    (3)  the proposed Disbursement Date for such Revolving
                         Loan;

                    (4) identification of the Applicable Guidelines for the Qualifying Pool involved with all proposed changes, if any, to the Applicable Guidelines highlighted; and

                    (5) disbursement advice, including complete funds transfer information for any Borrower's warehouse lender or mortgage loan gestation repurchase agreement counterparty holding a security or ownership interest in the Borrowers' mortgage loans being securitized and identification of the deposit account of the Borrowers with the Bank into which the balance of the proceeds of such Revolving Loan are to be deposited, and

               (ii)  (unless already furnished) be accompanied by:

                    (1) a copy of the relevant prospectus and prospectus supplement for the relevant to-be-issued Mortgage Securities (or if such supplement has not been issued, the most current red herring);

                    (2) a copy of each agreement between or among the Borrowers and the Qualifying Pool's issuer, sponsor, master servicer and/or trustee;

                    (3) a valuation of the Eligible Residuals by an Approved Residuals Appraiser;

                    (4) a description of the rights of the Borrowers to payment of the Eligible Residuals in the event of bankruptcy or insolvency of the Qualifying Pool's sponsor or master servicer (including citations to provisions of the agreements copies required by clause (ii)(2) above that support -- or are relevant to an understanding of -- such description); and

                    (5)  an Assignment and Consent substantially in the form of
******



Each such notice shall be reasonably satisfactory to the Bank. Notwithstanding anything contained or implied in any such notice requesting a Revolving Loan to finance Eligible Residuals:

                         a)  the proposed Disbursement Date shall not occur
prior to the date that legal title to the Eligible Residuals to be financed has transferred (or, concurrently with the funding of such Revolving Loan, will transfer) to a Borrower, and (X) if such Eligible Residuals are in the form of a security (whether certificated or book-entry), such securities have been duly pledged to the Bank and the Bank has (or, concurrently with the funding of such Revolving Loan, will have) a first and prior perfected security interest in and Control of them, or (Y) if such Eligible Residuals are not in the form of a security, the Bank shall be satisfied that it has obtained (or, concurrently with the funding of such Revolving Loan, will have) a first and prior perfected security interest in such residuals as general intangibles; and

                         b)  the amount of the proposed Revolving Loan shall
not exceed the market value of such Eligible Residuals; without limiting the generality of the foregoing, the Bank must be specifically satisfied that neither (i) Advanta Mortgage Conduit Services, Inc., (ii) any other Mortgage Security issuer, sponsor or master servicer nor (iii) any company affiliated therewith has any security interest in or other claim against such Eligible Residuals.


          (e)       Submission Time.    Each such initial and subsequent notice
required by this Section 2.2 shall be submitted to the Bank in time to be received by the Bank by no later than 1:00 PM, Houston time, on the Business Day immediately preceding the day when funding is requested to be made, and shall be in form and substance reasonably satisfactory to the Bank.


          (f) Bank Obligations. The Bank agrees to make the Revolving Loan on the Disbursement date established by notice to the Bank from the Borrowers conforming to the requirements of Section 2.2 by crediting the deposit account of the Borrowers with the Bank -- and/or (without duplication of funding) paying to such Person or Persons for the Borrowers' account -- as is specified in such notice, the proceeds of such Revolving Loan; provided, however, that the Bank shall not be obligated to make any such Revolving Loan if:


               (1) any of the conditions precedent set forth in Section 4 of this Agreement shall not have been satisfied or waived by the Bank in accordance with Section 9.4 of this Agreement; or


               (2) such proposed Revolving Loan would cause the aggregate unpaid principal amount of the Revolving Loans outstanding under this Agreement to exceed the lesser of the Commitment Amount or the Borrowing Base as of the Disbursement date; and

provided, further, that the Borrowers may request (x) Revolving Loans to be funded to finance Servicing Acquisitions or Originated Servicing (or both) no more frequently than twice monthly and (y) Revolving Loans to be funded to finance Eligible Residuals no more frequently than once monthly and then only coincident with a determination (or redetermination) of the market value of all Eligible Residuals then pledged by the Borrowers to the Bank (including any Eligible Residuals newly pledged in connection with the requested Revolving Loan.)

Notwithstanding anything contained herein to the contrary, the Bank may honor the Borrowers' request for a Revolving Loan even though there may be concern regarding the accuracy of any representation made or deemed to be made under, or the compliance by any Borrower with the terms of, this Agreement or any other document contemplated hereunder, or the existence or non-existence of any Default or Event of Default, if the Bank, in its reasonable discretion, determines that it is prudent to do so and would be even in the absence of the Note Purchase Agreement. If the unpaid balance of the Revolving Loan should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Loans shall nevertheless constitute part of the Obligations that is secured by the Collateral and entitled to all benefits thereof.


     2.3 Revolving Credit Note. The Revolving Loans shall be evidenced by the Revolving Credit Note, execute by the Borrowers, dated the date of this Agreement, payable to the Bank on the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement), and in the principal amount of the original Commitment Amount. The date and amount of each Revolving Loan made by the Bank and of each repayment of principal thereof received by the Bank shall be recorded by the Bank in its records. The aggregate unpaid principal amount so recorded by the Bank shall, absent manifest error, constitute the best evidence of the principal amount owing and unpaid under the Revolving Credit Note; provided, however, that the failure by the Bank so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of the Borrowers under this Agreement or the Revolving Credit Note to repay the principal amount of all the Revolving Loans together with all interest accrued or accruing thereon.

          2.4 Payments. Unless otherwise provided in this agreement, Borrowers shall jointly and severally pay the Obligations in accordance with the following table:

                       Obligation                                              Payable
                       ----------                                              -------
 Interest on each Borrowing except at the Default       On (a) the fifteenth (15th) day of each Calendar
 Rate                                                   Month as it was accrued and unpaid through the last
                                                        day of the preceding Calendar Month and (b) on the
                                                        Termination Date

 Interest at the Default Rate regardless of Borrowing   On demand as it accrues
 Price Category
 Any other Obligation                                   When due as provided in the relevant provision of
                                                        this Agreement, and in no event later than the
                                                        Termination Date


          2.5       Interest Rates.

                    (a) Rate Election. The Borrowers shall designate in writing to the Bank from time to time which Borrowings, if any, the Borrowers elect to be Base Rate Borrowings on or before the Business Day when such election is to become effective. All Borrowings not so designated shall be LIBOR Rate Borrowings.


          (b) Non-Default Rate. Subject to CLAUSE (C) below, all Principal Debt shall bear an annual interest rate equal to the lesser of either the Maximum Rate or the rate made applicable by the following table:

                     Principal Debt                                              Rate
                     --------------                                              ----
 Average Principal Debt of all Borrowings owed to the   Applicable Covered Rate
 Bank during any Calendar Month that does not exceed
 the Average Depositary Balances for that Calendar
 Month

 Average Principal Debt of all Base Rate Borrowings     Average Adjusted Base Rate for that Calendar Month
 (if any) owed to the Bank during any Calendar Month
 that exceeds the Average Depositary Balances for
 that Calendar Month
 Average Principal Debt of all Borrowings owed to the   Average Adjusted LIBOR Rate for that Calendar Month
 Bank and not bearing interest under either of the
 above two (2) rows of this table for any Calendar
 Month



          (c) Default Rate. All past due Principal Debt and past due interest on the Principal Debt from its date due (whether stated or by acceleration) until paid shall bear interest at the Default Rate.


          (d) Rate Changes. Each change in the LIBOR Rate, Base Rate and Maximum Rate shall be effective upon the effective date of change without notice to Borrowers or any other Person.


          (e) Calculations. Interest shall be calculated on the basis of actual days (including the first but excluding the last) over a 360-day year (i.e., on the 365/360 -- or 366/360 in a leap year -- basis), unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest shall be calculated on the basis of the actual number of days in that year. All interest rate determinations and calculations by the Bank shall be conclusive and binding absent manifest error.


          (f) Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing shall be limited to the Maximum Rate. However, any subsequent reductions in the designated rate shall not become effective until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (whether stated or by acceleration), or at final payment of the Revolving Credit Note, the total interest paid or accrued is less than the interest that would have accrued if the designated rate had always been in effect, then, at that time and to the extent permitted by applicable Law, the Borrowers shall pay an amount equal to the difference of (i) the lesser or either the amount of interest that would have accrued if the designated rates had always been in effect or the amount of interest that would have accrued if the Maximum Rate had always been in effect, minus (ii) the amount of interest actually paid or accrued on the Revolving Credit Note.


          (g) Maximum Rate; Chapter 15 Inapplicable. Regardless of any Loan Document provision, the Bank is not entitled to contract for, charge, take, reserve, receive or apply, as interest on all or any of the Obligations, any amount in excess of the Maximum Rate. If the Bank ever does so, then any excess is treated as a partial prepayment of principal, and any remaining excess shall be refunded to the Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrowers and the Bank shall, to the extent lawful, (i) treat all Borrowings as a single extension of credit, (ii) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (iii) exclude voluntary prepayments and their effects and
(iv) amortize, prorate, allocate, and spread the total amount of interest throughout the full contemplated term of the Obligations. However, if the Obligations are paid in full before the end of that full contemplated term and the interest received for the Obligations' actual period of existence exceeds the Maximum Amount, then the Bank shall refund any excess without being subject to any penalties provided by any Laws. If Texas Laws are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms respectively mean the "indicated rate ceiling", and the amount calculated by applying the "indicated rate ceiling" from time to time in effect under
Article 1.04, Title 79, Texas Revised Civil Statute, as amended. Chapter 15, Subtitle 79, Texas Revised Civil Statutes, 1925 (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligations.


     2.6       Fees.     Upon demand of the Bank from time to time, the
Borrowers shall pay to the Bank the amount of the expenses (including, without limitation, attorneys' fees, whether of inside or outside counsel, and disbursements) incurred by the Bank from time to time which are to be paid for or reimbursed by the Borrowers under Section 9.7 of this Agreement.

     2.7 Additional Costs. This section survives the full satisfaction of the Obligations and termination of the Loan Documents, and release of Lender Liens.

               (a) For any Borrowing, if (i) (A) any change after the date of this agreement in any present Law or any future Law regarding capital adequacy or compliance by the Bank with any request, directive, or requirement now or in the future imposed by any Tribunal regarding capital adequacy or any change in the risk category of this transaction reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) that the Bank shall notify Borrowers and deliver to Borrowers a certificate stating in reasonable detail the calculation of the amount necessary to compensate it (which certificate shall be conclusive and binding absent manifest error), and Borrowers shall pay that amount to the Bank within ten (10) days after demand.


               (b) Any Taxes payable by the Bank or ruled (by a Tribunal) payable by the Bank in respect of any Loan Document shall, if permitted by Law and if deemed material by the Bank (which may, in determining the material nature of the amount payable, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), be paid by Borrowers, together with interest and penalties, if any (except for Taxes payable on the overall net income of the Bank and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of the Bank). The Bank shall notify Borrowers and deliver to Borrowers a certificate stating in reasonable detail the calculation of the amount of payable Taxes (which certificate shall be conclusive and binding absent manifest error), and Borrowers shall pay that amount to the Bank within ten
(10) days after demand. If the Bank subsequently receives a refund of the Taxes paid to it by Borrowers, then the Bank shall promptly pay the refund to Borrowers.


     2.8 Change in Laws. If any change, after the date of this agreement, in any present Law or any future Law shall make it unlawful for the Bank to make or maintain LIBOR Borrowings, then the Bank shall promptly notify the Borrowers and (a) as to undisbursed funds, any requested Borrowing shall be made as a Base Rate Borrowing, (b) any outstanding Borrowing shall be immediately converted to a Base Rate Borrowing or if any conversion will not resolve the unlawfulness, the Borrowers shall promptly prepay the Borrowing, without penalty (although the Borrowers may immediately reborrow it as a Base Rate Borrowing in accordance with -- and if the Borrowers are qualified to do so under -- the other provisions of this Agreement, unless that would be unlawful).

     2.9       Changes in Commitment and Prepayments.

               (a) Termination or Reduction in Commitment. The Borrowers, at any time and from time to time (except as may hereinafter be provided), upon at least five (5) Business Days' prior written notice received by the Bank, may permanently terminate the Bank's commitment to make Revolving Loans under this Agreement or permanently reduce the Commitment Amount by an integral multiple of One Hundred Thousand Dollars ($100,000); provided, however, that the Borrowers, on the effective date of such termination or reduction, shall pay to the Bank, in the case of a termination, the aggregate unpaid principal amount of all Revolving Loans, or, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans exceeds the then reduced Commitment Amount, together in either case with all interest accrued and unpaid on the principal amounts so prepaid, but without premium. The notice shall specify the Termination Date or the reduced Commitment Amount and the effective date of the reduction, as the case may be. The Borrowers may not revoke any such notice of termination or reduction without the prior written consent of the Bank. After any such reduction, the Commitment Amount may not be increased or otherwise reinstated without the express written agreement of the Bank.


               (b)    Mandatory Payments.  The Borrowers shall pay to the Bank
(a) the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans from time to time exceeds the lesser of the Commitment Amount or the Borrowing Base, plus (b) all interest accrued and unpaid on the principal amount to be so repaid. Any such payment shall be immediately due and owing without notice or demand upon the occurrence of any such excess; provided, however, that any mandatory payment under this Section 2.9(b) shall not reduce the Commitment Amount.


               (c) Optional Prepayments. The Borrowers, at any time and from time to time, upon at least one (1) Business Day's prior written notice received by the Bank, may prepay the unpaid principal amount of the Revolving Loans in whole or in part without premium; provided, however, that any such optional prepayment under this Section 2.9(c) shall be made in an amount not less than Fifty Thousand Dollars ($50,000) and applied to reduce the then unpaid principal of the Revolving Loans; and provided further that any optional prepayment made under this Section 2.9(c) shall not reduce the Commitment Amount. The Borrowers may pay or prepay any amount owed under the Revolving Credit Note without prejudice to its right to reborrow under the terms of this Agreement.


     2.10 Basis of Payments. All sums payable by the Borrowers to the Bank under this Agreement or the other documents contemplated hereby shall be paid directly to the Bank at its principal office whose address is set forth in
Section 9.13 hereof, in immediately available United States funds, without setoff, deduction or counterclaim. In its sole discretion, the Bank may charge any and all deposit or other accounts (including, without limitation, an account evidenced by a certificate of deposit but not including escrow or custodial accounts) of any Borrower with the Bank for all or a part of any Obligations then due; provided, however, that this authorization shall not affect the Borrowers' obligation to pay when due any Obligations, whether or not account balances are sufficient to pay amounts due; and provided further that the exercise of such authorization will not prejudice the Borrowers' right to reborrow under the terms of this Agreement.

     2.11 Receipt of Payments. Any payment to be made by the Borrowers will be timely made if received not later than 1:00 p.m. Houston time on the date such payment is due. Payments received after 1:00 p.m. Houston time shall be deemed to be made prior to 1:00 p.m. on the next succeeding Business Day. Any payment made by mail will be deemed tendered and received only upon actual receipt by the Bank at the address designated for such payment, whether or not the Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on or before 1:00 p.m. Houston time on the date due for such payment, time being of the essence. The Borrowers expressly assume all risks of loss or liability resulting from non-delivery or delay of deliver of any item of payment transmitted by mail or in any other manner. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, the Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. The Borrowers waive the right to direct the application of any and all payments at any time or times hereafter received by the Bank from or on behalf of the Borrowers except each such payment designated as a payment under this Agreement shall be applied to the Obligations; provided, however, that, except as otherwise specified pursuant to Section 9.1, no payment on account of interest shall be applied on the principal owed under the Revolving Credit Note. The Borrowers agree that the Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Obligations in such manner as the Bank may deem advisable, notwithstanding any entry by the Bank upon any of its books and records. The Borrowers expressly agree that to the extent that the Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any Debtor Law or other state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by the Bank, to the extent that the Bank did not directly receive a corresponding cash payment, shall be added to the Obligations and be an additional Obligations payable upon demand by the Bank.

                                3.   SECURITY

     To ensure full and timely performance of the Borrowers' covenants set forth in this Agreement and to secure the repayment of the Revolving Credit Note and all other Obligations, the Borrowers agree to grant and assign a lien upon, and security interest in, the Collateral pursuant to the Security Agreement, the Financing Statements and such other agreements as the Bank shall from time to time require, and the Borrowers shall have caused the Pension Fund to execute and deliver the Note Purchase Agreement to the Bank. The Bank will grant partial releases of Collateral from time to time upon and subject to the provisions of Section 21 of the Security Agreement.


               4.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK


     4.1 Conditions to First Disbursement. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or simultaneously with the date of this Agreement (except as otherwise specifically provided below), of each of the following conditions:

               (a) Documents Executed and Filed. Each Borrower shall have executed (or caused to be executed) and delivered to the Bank and, as appropriate, there shall have been filed or recorded with such filing or recording offices as the Bank shall deem appropriate, the following:

               (1)       the Revolving Credit Note;

               (2)       the Security Agreement;

               (3) a Control Agreement executed by the Borrowers, and the securities intermediary under any securities account of the Borrowers described or referred to in the Security Agreement (and also executed by the Pension Fund in respect of any such securities account that is also described or referred to in the Pension Fund A&R Master Security Agreement); and

               (4)       the Financing Statement;

and the Pension Fund shall have executed and delivered the Note Purchase Agreement to the Bank.

          (b) Certified Borrowers' Resolutions. Each Borrower shall have furnished to the Bank a copy of resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Revolving Credit Note and any other Loan Document contemplated by this Agreement, which shall have been certified by the Secretary or Assistant Secretary of such Borrower as of the date hereof as being complete, accurate and in effect.

          (c) Certified Pension Fund Resolutions. The Pension Fund shall have furnished to the Bank a copy of resolutions of its Board of Trustees ratifying and confirming the Enhancement Agreement and authorizing the execution, delivery and performance of the Note Purchase Agreement, which shall have been certified by the Executive Secretary or Administrative Secretary of the Pension Fund as of the date hereof as being complete, accurate and in effect.

          (d) Certified Articles. Each Borrower shall have furnished to the Bank a copy of the Articles of Incorporation, including all amendments thereto and restatements thereof, and all other charter documents of such Borrower, all of which shall have been certified by the Michigan Department of Commerce as of a date within thirty (30) days of the date hereof.

          (e) Certified Bylaws. Each Borrower shall have furnished to the Bank a copy of the Bylaws of such Borrower, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of such Borrower as of the date hereof.

          (f) Certificate of Good Standing. Each Borrower shall have furnished to the Bank a certificate of good standing with respect to such Borrower, which shall have been certified by the Michigan Department of Commerce as of a date within thirty (30) days of the date hereof.

          (g) Certificate of Borrowers' Officers' Incumbency. Each Borrower shall have furnished to the Bank a certificate of the Secretary or Assistant Secretary of such Borrower, certified as of the date hereof, as to the incumbency and signature of the officers of such Borrower signing this Agreement, the Revolving Credit Note and any other Loan Document contemplated or delivered under this Agreement.

          (h) Opinion of Borrowers' Counsel. The Borrowers shall have furnished to the Bank on or before August 1, 1997 the favorable written opinion of Butzel Long, legal counsel to the Borrowers, dated when issued, in form and content acceptable to the Bank and substantially as set forth in Exhibit E to this Agreement or containing such other or additional opinions as may be reasonably requested by the Bank.

          (i) Certificate of Pension Fund Incumbency. The Pension Fund shall have furnished to the Bank a certificate of the Executive Secretary or Administrative Secretary of the Pension Fund, certified as of the date hereof, as to the incumbency and signature of the trustees or officers thereof signing the Note Purchase Agreement.

          (j) Opinion of Pension Fund's Counsel. The Bank shall have received the favorable written opinion of Ronald Zajac, P.C., legal counsel to the Pension Fund, dated when issued, in form and content reasonably acceptable to the Bank and substantially as set forth in Exhibit F to this Agreement.

          (k) UCC Lien Search. The Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral other than the Financing Statements or the other Permitted Liens.

          (l) Insurance Policies. The Borrowers shall have furnished to the Bank, in form, content and amounts and with companies satisfactory to the Bank, copies of the Borrowers' errors and omissions insurance policy (or policies), mortgage impairment insurance policy and mortgage bankers blanket bond insurance policy, with loss payable clauses in favor the Bank.

          (m) Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     4.2 Conditions to All Disbursements. The obligations of the Bank to make any Revolving Loan on any Disbursement Date, including, but not limited to, the Disbursement Date first occurring, are subject to the occurrence, prior to or on the Disbursement Date related to such Revolving Loan, of each of the following conditions:

           (a) Certificate. The Bank shall have received a certificate, in the form and content of the attached Exhibit G-1, G- 2, G-3 or G-4 (as applicable) executed by the chief executive or chief financial officer of MCAFC, certified as of such Disbursement Date and confirming that:

               (1)  In the case of a request pursuant to Section 2.2(a):

                    (i) the proceeds of the requested Revolving Loan are to be used to refinance Servicing Acquisitions previously made and Originated Servicing currently financed by another lender (to the extent that the same qualify as Eligible Servicing Rights) who will terminate and release its security interest in all Servicing Rights that are collateral for such existing debt being refinanced and, upon disbursement of such proceeds to such other lender, a Borrower shall own good and marketable title to such Servicing Rights, free and clear of any lien, pledge, charge or interest of any party other than the applicable Agency (pursuant to the applicable Agency Contract), the Bank and, pursuant to the Enhancement Agreement, the Pension Fund, and the relevant Agencies shall have consented in writing to such refinancing (or if it is not possible to obtain the requisite consent before the requested funding date for such refinancing, the Borrowers shall have furnished the Bank written or verbal assurance satisfactory to the Bank, in its sole discretion, from FNMA, GNMA and/or FHLMC, as applicable, that such consent is forthcoming, and in any event the requisite written consent itself must be furnished to the Bank by no later than forty-five (45) days after funding of the relevant Borrowing);

                    (ii) all of the Servicing Rights in which the Bank, by funding such refinancing Revolving Loan, will acquire a security interest shall be Eligible Servicing Rights;

                    (iii) all of the Servicing Rights to be so refinanced by the proposed Servicing Acquisition Loan shall be pledged to the Bank as Collateral, and to no other person (except pursuant to a Permitted Lien of the Pension Fund permitted by the Enhancement Agreement), and shall be subject to this Agreement and the Security Agreement and this Bank will thereby acquire and have a first and prior perfected security interest therein;

                    (iv) true and complete copies of all documents required to be delivered to the Bank and the Pension Fund pursuant to Section 4.2(c) below have been so delivered in a timely fashion; and

                    (v) all approvals required under Section 4.2(d) below have been obtained, true and complete copies of which have been delivered to the Bank;

               (2)       In the case of a request pursuant to Section 2.2(b),

                    (i) No Servicing Acquisition shall be made unless the Borrowers have demonstrated to the Bank's reasonable satisfaction that the Borrowers have fully complied with all conditions and requirements under the Enhancement Agreement in respect thereto, including, but not limited to,
Section 10.15 thereof and its requirements, among others, that the Pension Fund's designated consultant (currently Plante & Moran, LLP), shall have approved -- and that the Pension Fund itself has not exercised its right under
Section 10.15 of the Enhancement Agreement to disapprove -- the proposed Servicing Acquisition;

                    (ii) the proceeds of the requested Revolving Loan are to be used to finance a Servicing Acquisition; and, upon disbursement of such proceeds to the seller of the related Servicing Rights (other than proceeds used to fund an initial deposit under the related Servicing Acquisition contract between such Borrower and the seller of such Servicing Rights) , a Borrower shall own good and marketable title to such Servicing Rights, free and clear of any lien, pledge, charge or interest of any party other than the applicable Agency (pursuant to the applicable Agency Contract), the Bank and, pursuant to the Enhancement Agreement, the Pension Fund;

                    (iii) all of the Servicing Rights to be acquired in the proposed Servicing Acquisition shall be Eligible Servicing Rights;

                    (iv) all of the Servicing Rights to be acquired in the proposed Servicing Acquisition shall be pledged to the Bank as Collateral, and to no other person (except pursuant to a Permitted Lien granted to the Pension Fund pursuant to the Enhancement Agreement), and shall be subject to the this Agreement and the Security Agreement;

                    (v) true and complete copies of all documents required to be delivered to the Bank and the Pension Fund pursuant to Section 4.2(c) below have been so delivered in a timely fashion; and

                    (vi) all approvals required under Section 4.2(d) below have been obtained, true and complete copies of which have been delivered to the Bank;

               (3)  In the case of a request pursuant to Section 2.2(c),

                    (i) there is not then outstanding any Revolving Loan previously advanced by the Bank with respect to the Originated Servicing to which such requested Revolving Loan relates; and

                    (ii) all of the Originated Servicing to which such requested Revolving Loan relates shall be pledged to the Bank, and to no other person (except pursuant to a Permitted Lien granted to the Pension Fund under the Enhancement Agreement), and shall be subject to this Agreement and the Security Agreement; and

               (4) In the case of a request pursuant to Section 2.2(a), 2.2(b) or 2.2(c), all acknowledgments or other consents required under Section 4.2(e) below have been obtained, true and complete copies of which have been delivered to the Bank;

               (5)  In the case of a request pursuant to Section 2.2(d):

                    (i) the Eligible Residuals to be financed with such Borrowing shall satisfy all of the requirements of the definition of "Eligible Residuals" and their value shall have been appraised by an Approved Residuals Appraiser in a writing that has been delivered to the Bank;

                    (ii) there is not then outstanding any Revolving Loan previously advanced by the Bank with respect to the Eligible Residuals to which such requested Revolving Loan relates; and

                    (iii) all of the Eligible Residuals to which such requested Revolving Loan relates shall be pledged to the Bank, and to no other person (except pursuant to a Permitted Lien granted to the Pension Fund under the Enhancement Agreement), and shall be subject to this Agreement and the Security Agreement; and

               (6)  In the case of any Borrowing request whatsoever:

                    (i) no Default or Event of Default has occurred and is continuing on and as of such Disbursement Date; and

                    (ii)      the warranties and representations set forth in
Section 5 of this Agreement and Section 5 of the Security Agreement are true and correct on and as of such Disbursement Date.

          (b) Borrowing Base Certificate. The Bank shall have received from the Borrowers a Borrowing Base Certificate, executed by the chief executive or chief financial officer of MCAFC and certified as of such Disbursement Date, confirming that, as of such Disbursement Date, the aggregate unpaid principal amount of all Revolving Loans (including the Revolving Loan to be made on such Disbursement Date) does not exceed the lesser of the Commitment Amount or the Borrowing Base as in effect on the close of business on the day immediately preceding such Disbursement Date. The calculation of the Borrowing Base in such Borrowing Base Certificate shall be made on a pro forma basis to include the Eligible Servicing Rights to be financed in the refinancing of the Borrowers' existing debt to another lender, the Eligible Servicing Rights to be acquired in the Servicing Acquisition, the Originated Servicing and/or the Eligible Residuals, with respect to which the requested Revolving Loan is sought, and (i) all Servicing Rights pledged or to be pledged to the Bank shall have been duly appraised by an appraisal firm acceptable to and approved by the Bank within six (6) months preceding the date of such Borrowing Base Certificate and (ii) all Eligible Residuals pledged or to be pledged to the Bank shall have been duly appraised by an Approved Residuals Appraiser within three (3) months preceding the date of such Borrowing Base Certificate.

          (c) Delivery of Documents. The Borrowers shall have delivered to the Bank and to the Pension Fund copies of all documents evidencing the proposed Servicing Acquisition or Eligible Residuals ownership by a Borrower (as the case may be), including any valuation received or prepared by, or on behalf of, the Borrower in connection therewith, and copies of all other documents related to such Servicing Acquisition or Eligible Residuals ownership as may be required by or pursuant to the Enhancement Agreement (including, without limitation, its Section 10.15) or as may be reasonably requested by the Bank or the Pension Fund, including the written consent or approval of the Pension Fund's designated consultant (currently Plante & Moran, LLP), and (in the case of a Servicing Acquisition or refinancing of a Servicing Acquisition) the written consent or approval of the applicable Agency to the proposed Servicing Acquisition or refinancing.

          (d) Approval of Acquisition. The Borrowers shall have received written approval of the proposed Servicing Acquisition or residual interest ownership for which the requested Revolving Loan is sought from each of (i) the Bank (which approval may be withheld in the Bank's sole discretion) and (ii) the Pension Fund's designated consultant (currently Plante & Moran, LLP). The approval provided by the Pension Fund's designated consultant pursuant to
Section 10.15 of the Enhancement Agreement shall be sufficient evidence of the Pension Fund's approval of a proposed Servicing Acquisition for purposes of this Section 4.2(d) unless the Pension Fund shall have communicated in writing its disapproval thereof directly to the Bank..

          (e) Agency Acknowledgment. For each Servicing Acquisition, Originated Servicing Financing or servicing refinancing, the Borrowers shall have furnished to the Bank either (a) the acknowledgment or consent of FNMA, GNMA and/or FHLMC, as applicable, to the pledge by the Borrower to the Bank of the Servicing Rights for the refinancing or acquisition of which the requested Revolving Loan is sought (or if it is not possible to obtain the requisite acknowledgment or consent before a requested funding date, written or verbal assurance satisfactory to the Bank, in its sole discretion, from FNMA, GNMA and/or FHLMC, as applicable, that such acknowledgment or consent -- as the case may be -- is forthcoming, and in any event the requisite written acknowledgment agreement or consent itself must be furnished to the Bank by no later than forty-five (45) days after funding of the relevant Borrowing), or (b) an opinion of counsel to the Borrowers, reasonably acceptable and satisfactory to the Bank and its counsel, that such acknowledgment or consent is not required in connection with such pledge of Servicing Rights to the Bank. With respect to Servicing Rights being pledged under this Agreement that have been granted by GNMA, the Borrowers shall be permitted to deliver to the Bank, in lieu of delivering the consent or acknowledgment of GNMA, a general power of attorney in such form as shall be reasonably acceptable to the Bank.

          (f) Bank Satisfaction. The Bank shall not know or have any reason to believe that, as of such Disbursement Date:

               (1) any Default or Event of Default has occurred and is continuing;

               (2) any warranty or representation set forth in Section 5 of this Agreement or Section 5 of the Security Agreement shall not be true and correct;

               (3) any provision of Law, an order of any court or other agency of government on any regulation, rule or interpretation thereof shall have had any material adverse effect on the validity or enforceability of this Agreement, the Revolving Credit Note, the Security Agreement, the Financing Statements, the Note Purchase Agreement or the other documents contemplated hereby; or

               (4) there shall have occurred a material adverse change in the business, operations, properties, condition (financial or otherwise) of any Borrower or of the Pension Fund.

          (g) Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments an documents as it shall have reasonably requested.

                     5.  WARRANTIES AND REPRESENTATIONS

     On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Obligations are paid in full and the Borrowers have performed all of their other obligations hereunder, the Borrowers represent and warrant to the Bank that:

     5.1 Corporate Existence and Power. (a) Each Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and is in good standing in every jurisdiction wherein such qualification is necessary, and (b) each Borrower has the corporate power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Revolving Credit Note and the other Loan Documents, to grant to the Bank liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder or under the Security Agreement. Schedule 5.1 attached hereto correctly sets forth as to each Subsidiary, its name, the number of shares of its capital stock of each class outstanding and the number of such outstanding shares owned by a Borrower or Subsidiary (and identifying such Borrower or Subsidiary).

          5.2 Authorization and Approvals. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the other Loan documents (a) have been duly authorized by all requisite corporate action of each Borrower, (b) except for UCC filings and any required consents or acknowledgments from the Agencies, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (c) will not violate, conflict with or constitute (with or without notice or passage of time) a default under, any provision of Law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of any Borrower, any provision of any contract, mortgage, indenture, note, agreement, lease or other instrument to which any Borrower is a party, or by which it or any of its properties or assets are bound, and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets or any Borrower other than in favor of the Bank, and in accordance with the terms of the Enhancement Agreement, the Pension Fund.

          5.3 Valid and Binding Agreement. This Agreement is, and the Revolving Credit Note, the Security Agreement, the Financing Statements and all other documents contemplated hereby will be, when delivered, valid and binding obligations of each Borrower in each case enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable Debtor Law and similar Laws affecting the rights of creditors generally and by general principles of equity.

          5.4 Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of any Borrower, threatened against or affecting any Borrower, any Subsidiary or any properties or rights of any Borrower which, if adversely determined, would, individually or collectively, materially impair the right of any Borrower to carry on business substantially as now conducted or could have a Material Adverse Effect.

          5.5 No Liens, Pledges, Mortgages or Security Interests. Except for Permitted Liens, none of the Borrower's nor any Subsidiary's assets and properties, including, without limit, the Collateral, are subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

          5.6 Financial Statements. All consolidated and consolidating balance sheets, statements of income and retained earnings and statements of cash flows furnished to the Bank for the purpose of, or in connection with, this Agreement and the transactions contemplated by this Agreement (including pro forma financial statements previously delivered to the Bank and those financial statements to be furnished to the Bank pursuant to Section 6.1 of this Agreement), have been or will be prepared in accordance with GAAP, and do or will fairly present the financial condition of the Borrowers and Subsidiaries, as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. No Borrower or Subsidiary has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

          5.7 Financial Condition. On a consolidated basis, the Borrowers are solvent, able to pay their debts as they mature, have capital sufficient to carry on their businesses, have assets the fair market value of which exceed their liabilities, and will not be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There has been no fact, circumstance or occurrence since March 1, 1997, that has resulted or would reasonably be expected to result in a Material Adverse Effect.

          5.8 Borrowers Have Paid Taxes. Each Borrower has filed by the due date therefor all federal, state and local tax returns and other reports it is required by Law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. No Borrower has any knowledge of any actual or proposed deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

          5.9 Compliance with Laws. Each Borrower has complied with all applicable Laws and regulations, including any Law relating to the extension of credit, the servicing of mortgages or environmental matters, and has obtained all licenses, permits, franchises or other governmental authorizations, to the extent that failure to comply with such Laws or to obtain such licenses, permits, franchises or governmental authorizations would materially interfere with the conduct of its business or its ability to perform its obligations under this Agreement or the other Loan Documents.

          5.10 Margin Stock. No Borrower or Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Revolving Loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of said Board of Governors. No Borrower owns any margin stock.

          5.11 Pension Funding. No Borrower or Subsidiary has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by any Borrower or Subsidiary, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

          5.12 Eligible Servicing Rights. The servicing by the Borrowers of mortgage loans to which the Eligible Servicing Rights relate complies, and will continue to comply, in all material respects with all requirements under the applicable Agency Contract and each such Agency Contract is in full force and effect and there is no default by the Borrower, nor any act or occurrence which with the passage of time or notice would constitute such a default under any such Agency Contract.

          5.13 Approved Lender, Mortgagee, Issuer and Servicer. Each Borrower that is the servicer in respect of Servicing Rights that comprise part of the Collateral is an FHA- and VA-approved lender and mortgagee and a GNMA-, FNMA- and FHLMC-approved issuer and servicer in good standing and currently satisfies all applicable GNMA, FNMA and FHLMC net worth requirements.

          5.14 Investment Company. No Borrower or Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Action of 1940, as amended.

          5.15 Misrepresentation. No warranty or representation by any Borrower contained herein or in any certificate or other material document furnished by any Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which the Borrowers have not disclosed to the Bank in writing which has a Material Adverse Effect nor, so far as the Borrowers can now foresee, is likely to have a Material Adverse Effect.

                          6.  AFFIRMATIVE COVENANTS

     On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Obligations are paid in full and the Borrowers have performed all of their other obligations hereunder, the Borrowers covenant and agree that they will:

     6.1       Financial and Other Information.

               (a) Annual Financial Reports. Furnish to the Bank, in form and reporting basis reasonably satisfactory to the Bank, not later than ninety
(90) days after the close of each fiscal year of the Borrowers, beginning with the fiscal year ending January 31, 1998, financial statements of the Borrowers on a consolidated and consolidating basis containing the balance sheet of the Borrowers as of the close of each such fiscal year, statements of income and retained earnings and, on a consolidated basis only, a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such consolidated reports shall be prepared and audited in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrowers and reasonably acceptable to the Bank and shall contain unqualified opinions as to the fairness of the statements therein contained.

          (b) Quarterly Financial Statements. Furnish to the Bank not later than forty-five (45) days after the close of each quarter of each fiscal year of the Borrowers, beginning with the fiscal quarter ending July 31, 1997, financial statements on a consolidated and consolidating basis containing the balance sheet of the Borrowers as of the end of each such period, statements of income and retained earnings of the Borrowers and a statement of cash flows of the Borrowers for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared on the same accounting basis as the statements required in Section 6.1(a) of this Agreement (subject to normal year-end adjustments) and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or chief financial officer of MCAFC.

          (c) No Default Certificate. Together with each delivery of the financial statements required by Sections 6.1(a) and 6.1(b) of this Agreement, the Borrowers shall furnish to the Bank a certificate of the chief executive or chief financial officer of MCAFC (a) stating that (i) the warranties and representations set forth in Section 5 of this Agreement are true and correct as of such date, and (ii) no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto, and (b) setting forth a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 6.5, 6.6, 6.7 and 6.8 in conformity with the terms of this Agreement. Each such certificate delivered with the financial statements required by Section 6.1(a) shall be accompanied by a statement of the auditing independent accountants to the effect that, based on their review of this Agreement and such financial statements, they are in agreement with such officer certificate.

          (d) Borrowing Base Certificate. Furnish to the Bank, within thirty (30) days after the end of each month, a Borrowing Base Certificate as of the end of such month, executed by the chief executive or chief financial officer of MCAFC, confirming that the aggregate unpaid principal amount of all Revolving Loans does not exceed the lesser of the Commitment Amount or the Borrowing Base as then in effect (or, if such is not the case, accompanied by a prepayment of the Revolving Credit Note in accordance with Section 2.9(b) of this Agreement).

          (e) Servicing Rights Certificate. Furnish to the Bank, not later than thirty (30) days after the end of each month, a certificate in the form attached as Exhibit H executed by the chief executive or chief financial officer of MCAFC setting forth an updated list, as of the end of such month, of all Servicing Rights in which the Borrowers have any right, title, or interest, including all Eligible Servicing Rights, and certifying as to the aggregate cost and market value of all such Servicing Rights, both as of the last Business day of the previous month.

          (f) Residual Rights Certificate. Furnish to the Bank, not later than thirty (30) days after the end of each month, a certificate in the form attached as Exhibit I executed by the chief executive or chief financial officer of MCAFC setting forth an updated list, as of the end of such month, of all Mortgage Securities residual interests in which the Borrowers have any right, title, or interest, including all Eligible Residuals, certifying that all such residual interests are intended to be, and have been, duly pledged to the Bank and certifying as to the aggregate cost and market value of all such residual interests (separately as to (i) Eligible Residuals against which the Borrowers have borrowed and have any Revolving Loans outstanding under this Agreement and (ii) other residual interests) as of the last Business day of the previous month.

          (g) Adverse Effect. Promptly inform the Bank of (a) the occurrence of any Default or Event of Default, (b) any litigation which if determined adversely to a Borrower or Subsidiary and not satisfied in a timely fashion would have a Material Adverse Effect or constitute a Default, or (c) any other occurrence which is known or should be known to a Borrower and which has or could reasonably be expected to have a Material Adverse Effect.

          (h) Shareholder Reports. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by any Borrower or Subsidiary to its shareholders, and all regular and periodic reports filed by any Borrower or Subsidiary with any securities exchange, the Securities and Exchange Commission, the Corporation and Securities Bureau of the Department of Commerce of the State of Michigan, or any governmental authorities succeeding to any or all of the functions of said Commission or Bureau.

          (i) Management Letters. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to any Borrower or any of the Subsidiaries by independent certified accountants in connection with any annual or interim audit of the books of any Borrower or Subsidiary.

          (j)       Notices under the Enhancement Agreement.  Furnish to the
Bank: (a) any report, certificate or notice of default required to be delivered to the Pension Fund under the Enhancement Agreement, simultaneously with the delivery thereof to the Pension Fund; and (b) promptly upon receipt, any notice of default delivered by the Pension Fund to any Borrower under the Enhancement Agreement.

          (k) Agency Audits. Furnish to the Bank, promptly upon receipt thereof, a copy of any audit, examination or report performed on or with respect to any Borrower or Subsidiary by an Agency, the Department of Housing and Urban Development or any other governmental agency or authority.

          (l) Other Information as Requested. Promptly furnish to the Bank such other information regarding the operations, business, properties and financial condition of any Borrower and any Subsidiary as the Bank may reasonably request from time to time.

     6.2 Insurance. Keep its insurable properties (including, but not limited to, the Collateral) and the insurable properties of the Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrowers or the Subsidiaries, as the case may be, including business interruption, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by Law or as may be reasonably required in writing by the Bank, including as errors and omissions policy, mortgage impairment insurance policy and mortgage bankers blanket bond insurance policy (each of the foregoing with loss payable clauses in favor the Bank), all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as may be reasonably satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Bank. The Borrowers will promptly deliver to the Bank, at the Bank's request and without charge, evidence satisfactory to the Bank that such insurance has been so procured.

          6.3 Pay Taxes. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon any Borrower or Subsidiary, and their property, except to the extent being contested in good faith and, if required by the Bank, bonded in an amount and manner satisfactory to the Bank. If any Borrower or Subsidiary shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest, the Bank shall have the option to do so, and the Borrowers agree to repay the Bank upon demand, with interest at the Contract Rate, all amounts so expended by the Bank.

          6.4 Maintain Corporation and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect each Borrower's and Subsidiary's corporate existence, rights, licenses, permits, governmental authorizations and franchises and comply with all applicable Laws; continue to conduct and operate its and each of its Subsidiaries' business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all licenses, permits, governmental authorizations, franchises and trade names and preserve all the remainder of its and its Subsidiaries' property and keep the same in good repair, working order and condition.

          6.5       Maintain Net Worth.

                    (a) Maintain MCAFC's consolidated Net Worth as at least Twenty-five Million Dollars ($25,000,000) plus ninety percent (90%) of all capital contributions directly or indirectly made to it by or on behalf of its shareholders on or after January 31, 1997.

                    (b) Maintain MCAMC's Net Worth as at least Ten Million Dollars ($10,000,000) plus ninety percent (90%) of all capital contributions directly or indirectly made to it by or on behalf of its corporate parent, MCAFC, on or after January 31, 1997.

          (c) Maintain MCA's Net Worth as at least Five Million Dollars ($5,000,000) plus ninety percent (90%) of all capital contributions directly or indirectly made to it by or on behalf of its corporate parent, MCAFC, on or after January 31, 1997.


     6.6       Limit Leverage.

          (a) Limit MCAFC's ratio of (i) its total Debt to (ii) its consolidated Net Worth to 10.0 to 1.0 or less.


          (b)       Limit MCAMC's ratio of its total Debt to its Net Worth to
10.0 to 1.0 or less.


          (c)       Limit MCA's ratio of its total Debt to its Net Worth to
10.0 to 1.0 or less.


     6.7 Maintain Servicing Portfolio Level. Maintain a Servicing Portfolio of at least One Billion Dollars ($1,000,000,000).

     6.8 Maintain Fixed Charges Coverage Ratio. Maintain the Borrowers' Fixed Charges Coverage Ratio as 1.10 to 1.0 or greater.

     6.9 ERISA. (a) At all times meet and cause each of the Subsidiaries to meet the minimum funding requirements of ERISA with respect to the Borrowers' and Subsidiaries' employee benefit plans subject to ERISA and to otherwise comply with all applicable Laws; (b) promptly after any Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or a Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of MCAFC setting forth the details as to such event or proceedings and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrowers not later than ten (10) days after such report has been so filed.

          6.10 Use of Loan Proceeds. Use the proceeds of the loan hereunder only for the purposes set forth in the recitals of this Agreement.

          6.11 Senior Management. Attached hereto as Schedule 6.11 is a true and complete list of the five officers of MCAFC or MCA who have the highest degree of management or policy-making authority for the Borrowers. Promptly after any change in such officers, regardless of reason, the Borrowers shall notify the Bank in writing of such change and furnish to the Bank a revised Schedule 6.11 reflecting the individuals then holding such positions.

          6.12 Valuation of Eligible Servicing Rights. In determining the value of Eligible Servicing Rights, as required in connection with the delivery of Borrowing Base Certificates pursuant to Section 4.2(b) or 6.1(d) or of Servicing Rights Certificate pursuant to Section 6.1(e) or otherwise, the market value thereof shall be determined in accordance with, or utilizing the same methodology used in the determination of, appraisals or other valuations obtained from independent nationally-recognized mortgage servicing rights valuation consultants, and the Company shall cause its Servicing Rights to be reappraised by such consultants at least semiannually; provided, however, that the Bank retains the right, at any time or frequency, to conduct its own valuation, or to retain its own independent nationally-recognized mortgage servicing rights valuation consultant to value such servicing rights, in which case the Borrowers shall cooperate with the Bank or such consultant and, in connection therewith, provide the right of access and inspection set forth in
Section 6.14 below. In the event a valuation of Eligible Servicing Rights obtained by or on behalf of the Bank shall be lower than the valuation provided by the Borrowers, the valuation obtained by or on behalf of the Bank shall be controlling for purposes of this Agreement and shall establish the current Borrowing Base. In the event any such valuation results in a lower Borrowing Base than set forth on the most recently delivered Borrowing Base Certificate, a revised Borrowing Base Certificate shall be promptly delivered to the Bank, confirming that the then aggregate unpaid principal amount of all Revolving Loans does not exceed the lesser of the Commitment Amount or the revised Borrowing Base as then in effect (or, if such is not the case, accompanied by a prepayment of the Revolving Credit Note in accordance with Section 2.9(b) of this Agreement).

          6.13 Valuation of Eligible Residuals. In determining the value of Eligible Residuals, as required in connection with the delivery of Borrowing Base Certificates pursuant to Section 4.2(b) or 6.1(d) or of Servicing Rights Certificate pursuant to Section 6.1(e) or otherwise, the market value thereof shall be determined in accordance with, or utilizing the same methodology used in the determination of, appraisals or other valuations obtained from Approved Residuals Appraisers. The valuation of the Borrowers' residual interests in respect of Mortgage Securities issued at any time and from time to time (past, present or future) by Advanta Mortgage Conduit Services, Inc. or any of its affiliates shall be the acting Approved Residuals Appraiser's opinion of the net present value of the income stream of "Remaining Excess Servicing" -- as that term is defined in the Advanta Securitization Access Agreement, as such definition may hereafter be changed with the written approval of the Borrowers, the Bank and the Pension Fund (but not otherwise) -- to be paid to the Borrowers pursuant to the Advanta Securitization Access Agreement. Valuations of Eligible Residuals shall specifically exclude servicing fees and other fees payable to (or for the account or benefit of) any Borrower for services or for anything other than the "excess servicing" payable on account of the Borrowers' residual ownership interest in and to such Eligible Residuals. The Borrowers shall cause their Eligible Residuals to be reappraised by an Approved Residuals Appraiser at least quarterly; provided, however, that the Bank retains the right, at any time, to conduct its own valuation, or to retain its own independent nationally-recognized residual interests valuation consultant to value such residual interests, in which case the Borrowers shall cooperate with the Bank or such valuation consultant and, in connection therewith, provide the right of access and inspection set forth in Section 6.14 below. In the event a valuation of Eligible Residuals obtained by or on behalf of the Bank shall be lower than the valuation provided by the Borrowers, the valuation obtained by or on behalf of the Bank shall be controlling for purposes of this Agreement and shall establish the current Borrowing Base. The Bank and the Pension Fund have agreed in the Note Purchase Agreement that the Pension Fund's consultant (currently Plante & Moran, LLP) may discuss with the Bank's Eligible Residuals valuation consultant from time to time the criteria and methodology used or proposed to be used by such valuation consultant to determine its valuation of the Borrowers' Eligible Residuals against which Revolving Loans will be made or have been made, and the Bank has agreed to give the Pension Fund's said consultant fifteen (15) days' advance notice of any proposed material change in such criteria and/or methodology before it is implemented and the Borrowers hereby consent to such advance notice agreement. The Borrowers also join in the agreement between the Bank and the Pension Fund set forth in the Note Purchase Agreement that if the Pension Fund's said consultant retains a valuation consultant to value the Borrowers' Eligible Residuals and such valuation consultant's valuation thereof is lower than the lower of the valuations made pursuant to this Agreement by the Borrowers and by the Bank's valuation consultant, then the Borrowers, the Bank and the Pension Fund's said consultant will promptly attempt to resolve such difference. If a resolution cannot be reached within five (5) Business Days of the first written invitation from either the Borrowers, the Bank or the Pension Fund's said consultant to the others of them to attempt to resolve such difference, the Pension Fund's valuation consultant's valuation shall be conclusive and binding and used as the valuation of the Eligible Residuals until the Eligible Residuals are subsequently revalued pursuant to this Section. In the event any such revised evaluation results in a lower Borrowing Base value than is set forth on the most recently delivered Borrowing Base Certificate, the Borrowers shall promptly deliver a revised Borrowing Base Certificate to the Bank, confirming that the then aggregate unpaid principal amount of all Revolving Loans does not exceed the lesser of the Commitment Amount or the revised Borrowing Base value as then in effect, or, if such is not the case, accompanied by the Borrowers' prepayment of the Revolving Credit
Note in accordance with Section 2.9(b) of this Agreement.

          6.14 Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit the Bank or any agents or representatives thereof (i) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such person and (ii) to discuss the affairs, finances and accounts of such person with their respective directors, officers, employees, and independent auditors, and by this provision each Borrower does hereby authorize the same.

          6.15 Further Assurances. Execute and deliver promptly after request therefor by the Bank, all further instruments and documents take all further action that may be necessary or desirable, or that the Bank may reasonably request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Bank under, this Agreement and the other Loan Documents.

          6.16 Shareholder Changes. Attached hereto as Schedule 6.16 is a true and complete list of the holders of the voting stock of MCAFC and of each other Borrower, indicating their names and the number of shares so held. Promptly after any change in the ownership of record of such voting stock (or, if known, the beneficial ownership of such stock) which, together with any prior changes which were not reflected in a revised Schedule 6.16, constitutes a change in ownership of five percent (5%) or more of MCAFC's outstanding voting stock, the Borrowers shall notify the Bank in writing of such change (and any prior unreflected changes) and furnish to the Bank a revised Schedule
6.16 reflecting the then existing ownership structure; provided, however, that after the issuance of MCAFC common stock pursuant to an offering registered under the Securities Act of 1933, as amended, a revised Schedule 6.16 need be furnished promptly after MCAFC's discovery of, and then only to reflect, changes in the beneficial ownership by any person or group (as described in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) which, together with any prior unreflected changes, constitutes a change in ownership by such person or group of five percent (5%) or more of the shares of MCAFC common stock outstanding immediately prior to the date of such change.

                            7.   NEGATIVE COVENANTS

     On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Obligations are paid in full and the Borrowers have performed all of their other obligations hereunder, each Borrower covenants and agrees that it will not, and will not permit any Subsidiary to:


     7.1 Dividends. Declare or pay any dividends on, or make any other distribution (whether by reduction of capital or otherwise) with respect to any shares of its capital stock, except for (a) dividends from a Subsidiary to a Borrower (including from one Borrower to another Borrower), (b) dividends required to be paid on shares of MCAFC's Series A Cumulative Convertible Preferred Stock and (c) dividends required to be paid on shares of MCAFC's Series B Cumulative Convertible Preferred Stock.

     7.2 Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so; provided, however, that shares owned by an officer of a Borrower may be redeemed pursuant to a contractual arrangement requiring such a redemption upon the death or permanent disability of such officer, but only to the extent such redemption is funded, in full, out of insurance proceeds made available to a Borrower upon such death or permanent disability or if (i) the shares redeemed are concurrently reissued to other employees for not less than the redemption price and (ii) payment for the issued shares is in cash; and provided, further, that shares of Borrowers' capital stock owned by the Pension Fund, and rights owned by the Pension Fund to acquire the Borrowers' capital stock, may be acquired by the Borrowers as provided in the Enhancement Agreement and related agreements.

          7.3 Liens and Encumbrances. Create, incur, assume, or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including, without limit, any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired, other than Permitted Liens.

          7.4 Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures, or similar obligations, or any other indebtedness or liability whatsoever, including any lease required to be capitalized under GAAP, except for (a) the Obligations, (b) indebtedness subordinated to the prior payment in full of the Obligations upon terms and conditions approved in writing by the Bank, in its sole discretion, (c) existing indebtedness to the extent set forth on the attached Schedule 7.4, (d) trade indebtedness incurred and paid in the ordinary course of business, (e) contingent indebtedness to the extent permitted by Section 7.6 of this Agreement, (f) indebtedness secured by Permitted Liens, and (g) other indebtedness for borrowed money which, in the aggregate, does not exceed One Hundred Thousand Dollars ($100,000) at any time. Notwithstanding anything contained in this Agreement or the Enhancement Agreement to the contrary, no Borrower shall cause the credit enhancement provided by the Pension Fund under the Enhancement Agreement to extend to any indebtedness, liability or other obligation of the Borrowers other than the Obligations under this Agreement and the other Loan Documents.

          7.5 Extension of Credit. Make loans, advances or extensions of credit to any Person, except for advances in the ordinary course of business relating to or arising out of (a) the origination of residential mortgage loans, (b) providing a mortgage loan warehouse line of credit to a third person in the ordinary course of the relevant Borrower's business, (c) travel expenses, (d) commissions payable to sales representatives, (e) a Borrower's acquisition of a vendor's interest under a land contract, (f) servicing obligations with regard to mortgage or land contract pools, to the extent recoverable, and (g) rehabilitation, repair or maintenance expenses, to the extent reasonable, incurred from time to time by real estate limited partnerships in which a Borrower has a general partner interest.

          7.6       Guarantee Obligations.  Except:

     (i) by endorsing negotiable instruments in the ordinary course of business for deposit or collection;

     (ii) pursuant to (1) the Enhancement Agreement, (2) the mortgage warehouse credit facilities that are listed on the schedule of the Borrowers' existing liens attached as Schedule 7.6 hereto or (3) the Loan and Financing Agreement dated July 18, 1996 between the Pension Fund, as the lender, and the Borrowers, as coborrowers jointly and severally liable thereunder, described in
Schedule 7.4; or

     (iii) in connection with the maintenance of escrow accounts for mortgages serviced by a Borrower;

guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise.

          7.7 Subordinate Indebtedness. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

          7.8 Property Transfer; Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Two Hundred Fifty Thousand Dollars ($250,000) (whether in one transaction or in a series of transactions), except as to the sale, in the ordinary course of business, of mortgage loans, mortgage-backed securities, residential real estate, interests in land contracts or mortgage servicing rights; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire (whether in one transaction or in a series of transactions) all or substantially all the properties or assets of any other Person where the aggregate purchase price paid for such assets during any fiscal year exceeds One Million Dollars ($1,000,000) (less the aggregate purchase price paid during such fiscal year for the businesses and commitments acquired pursuant to clause (ii) of the following proviso), enter into any reorganization or recapitalization or reclassify its capital stock; or (c) enter into any sale- leaseback transaction; provided, however, that nothing in this Section 7.8 shall prevent
(i) the merger of one Subsidiary (including a Borrower) with or into any other Subsidiary or Borrower or (ii) the acquisition of mortgage broker businesses so long as the aggregate purchase price paid therefor during any fiscal year does not exceed One Million Dollars ($1,000,000).

          7.9 Nature of Business. Make any substantial change in the nature of its or any Subsidiary's business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which such Borrower or Subsidiary is engaged on the date of this Agreement.

          7.10      Acquire Securities.  Purchase (except as permitted by
Section 7.2) or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned, directly or indirectly, by a Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) and direct obligations of the United States Government maturing within one year from the date of acquisition thereof; provided that if a Borrower shall inadvertently purchase or otherwise become the beneficial holder of any stock or securities in violation of this covenant, that will not constitute an Event of Default unless such Borrower shall fail or refuse to divest itself thereof on or before thirty (30) days after first becoming aware of such violation.

          7.11 Acquire Fixed Assets. Acquire or expend for, or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds One Million Dollars ($1,000,000) in any fiscal year.

          7.12 Pension Fund. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of any Borrower or any Subsidiary to the PBGC which, in the opinion of the Bank, will have a Material Adverse Effect.

          7.13 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any material transaction, agreement or other arrangement with any Affiliate or shareholder, except (a) in the ordinary course of business and upon fair and reasonable terms which are not less favorable to such Borrower or Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or shareholder of such Borrower or Subsidiary or (b) as otherwise contemplated in clause (i) of the proviso set forth in Section 7.8; provided that if a Borrower shall inadvertently enter into a transaction that violates this covenant -- or if circumstances shall change such that a transaction with an Affiliate that did not initially violate this covenant does violate it -- that will not constitute an Event of Default unless the affected Borrower(s) shall fail or refuse to cure such violation (and all of its material effects) to the Bank's satisfaction on or before thirty (30) days after first becoming aware of such violation.

          7.14 Servicing Matters. Fail to comply or otherwise breach, in any material respect, any servicing contract or obligation with respect to any of the Servicing Rights or commit or suffer to be committed any act which would adversely affect its ability to service mortgage loans on behalf of any Agency or any other investor for whom any Borrower services residential mortgage loans.

          7.15 Misrepresentation. Furnish the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

         8.  EVENTS OF DEFAULT; ENFORCEMENT; APPLICATION OF PROCEEDS


     8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) Failure to Pay Monies Due. If the Borrowers shall fail to pay, when due, any principal or interest under the Revolving Credit Note or any other Obligations owed under this Agreement or if any Borrower or Subsidiary shall fail to pay, when due, any other indebtedness, obligation or liability whatsoever to the Bank, and in the case of (a) any failure to pay interest under the Revolving Credit Note when due, such failure shall not be cured within five
(5) days (there is no grace period for any payments due other than interest payments).

          (b) Misrepresentation. If any warranty or representation of the Borrowers in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Borrowers, shall prove to be false or misleading in any material respect.

          (c) Noncompliance with Loan Documents. If any Borrower or Subsidiary shall fail to perform, in the time and manner required, any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement, the Revolving Credit Note or the Security Agreement, which does not involve the failure to make a payment when due specified in Section 8.1(a) and which is not cured within thirty (30) days after the earlier of the date of notice to such Borrower by the Bank of such Default or the date the Bank is notified, or should have been notified pursuant to the Borrower's obligation under Section 6.1(g) hereof, of such Default; provided, however, that there shall be no cure period with respect to any failure to perform under, or comply with the provisions of, Sections 6.1 (except Section 6.1(g)), 6.5, 6.6, 6.7, 6.10 and 7.1 through 7.15.

          (d) Note Purchase Agreement. If the Pension Fund shall disavow its obligations under the Note Purchase Agreement or contest the validity or enforceability of the Note Purchase Agreement or there shall exist an Event of Default as defined in the Note Purchase Agreement.

          (e) Other Defaults. In respect of indebtedness to any Person other than the Bank, if any Borrower or Subsidiary shall default in the payment when due of any of its indebtedness which individually or in the aggregate equals or exceeds One Hundred Thousand Dollars ($100,000) or in the observance or performance of any term, covenant, or condition in any agreement or instrument evidencing, securing or relating to such indebtedness which individually or in the aggregate equals or exceeds One Hundred Thousand Dollars ($100,000), and such default results in acceleration by the holder thereof.

          (f) Judgments. If there shall be rendered against any Borrower or Subsidiary one or more judgments or decrees involving an aggregate liability of One Hundred Thousand Dollars ($100,000) or more, which has become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of any Borrower or Subsidiary shall be issued and levied in an action claiming One Hundred Thousand Dollars ($100,000) or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within thirty (30) days after such issuance and levy.

          (g) Business Suspension, Bankruptcy, Etc. If any Borrower or Subsidiary shall voluntarily suspend transaction of its business; or if any Borrower or Subsidiary shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of any Borrower or Subsidiary under any Debtor Law shall be commenced or shall be commenced against any Borrower or Subsidiary and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for any Borrower or Subsidiary or for any substantial portion of their respective properties or assets.

          (h) Change of Management or Ownership. If any Borrower or twenty-five percent (25%) or more of any Borrower's voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one person or a group (as described in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of persons other than the existing holders of MCAFC voting stock, whether by reason of death, merger, consolidation, sale or purchase of stock or assets or otherwise; or if any two of the individuals who are the officers listed from time to time on Schedule
6.11 shall no longer remain in office, whether by reason of death, resignation or otherwise, or shall cease for any reason to perform the substantive functions and duties of that office; and any such change of control or office holder may adversely affect, in the sole judgment of the Bank, the ability of such Borrower to carry on its business as conducted before such change.

          (i) Material Adverse Change; Insecurity. There shall have occurred any other material adverse change in the business, operations, properties, condition (financial or otherwise) or prospects of any Borrower, including, without limitation, any interruption, regardless of cause, in the Borrowers' ability to service the mortgage loans covered by the Servicing Rights for more than fifteen (15) consecutive days, or the Bank shall otherwise, in good faith, deem itself insecure with regard to the prospects of having the Obligations repaid by the Borrowers on a timely basis.

     8.2 Acceleration of Obligations; Remedies. Upon the occurrence of an Event of Default, the Bank's commitment to advance funds under this Agreement shall be terminated and all Obligations shall be due and payable in full immediately at the option of the Bank without presentment, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default described in Section 8.1(d) or 8.1(g), the Bank's commitment hereunder shall automatically terminate and all such amounts shall automatically become immediately due and payable without notice or demand. Unless all of the Obligations are then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreement, the Note Purchase Agreement or under any other documents contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Obligations any amount owing by the Bank to any Borrower and/or any property of any Borrower in possession of the Bank (other than funds held in escrow or custodial accounts maintained by a Borrower with the Bank). The Borrowers agree, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the bank which is reasonably convenient to the Bank and the Borrowers; provided, however, in exercising any of the foregoing rights or remedies as a secured party with respect to the Servicing Rights, the Bank acknowledges that its rights may be subject to applicable rights, if any, of the Agencies.

          8.3 Application of Proceeds. All of the Obligations shall constitute one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Borrowers to the Bank. Upon the occurrence of an Event of Default which is not cured within the cure period, if any, provided under Section 8.1, the Bank may in its sole discretion apply the Collateral to any portion of the Obligations. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first to pay all expenses authorized by the UCC or otherwise in connection with that sale or other disposition, including all reasonable attorneys' fees and legal expenses incurred by the Bank in connection therewith; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Obligations, first to accrued and unpaid interest, then to the other amounts owed to the Bank other than principal, then to principal, and the surplus, if any, shall be paid over to the Borrowers or to such other Person or Persons as may be entitled thereto under applicable Law. The Borrowers shall remain liable for any deficiency, which the Borrowers shall pay to the Bank immediately upon demand.

          8.4 Termination of Commitment. If the Pension Fund shall give notice of its termination of the Enhancement Agreement or that its credit enhancement shall not be available with respect to any additional borrowings hereunder or if the Pension Fund requires the Borrowers to pay off the Obligations, then, and in any such event, the Bank's commitment to advance funds under this Agreement shall be automatically terminated, without presentment, demand, protest, notice or dishonor or other notice of any kind, all of which are hereby expressly waived by the Borrowers.

          8.5 Cumulative Remedies. The remedies provided for herein are cumulative of the remedies for collection of the Obligations as provided by law, in equity or by any security agreement, pledge agreement, guaranty or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrowers.

          8.6 Concerning Obligations Payable Upon Demand. To the extent that any of the Obligations are payable upon demand under the terms of this Agreement, nothing contained in this Agreement or any document contemplated hereby shall be construed to prevent the Bank from making demand, without notice and with or without reason, for immediate payment of all or any part of such Obligations at any time or times, whether or not a Default or an Event of Default has occurred.

          8.7 Marshaling. Each Borrower, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any other document contemplated hereby or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other document contemplated hereby and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety or separately.

                              9.  MISCELLANEOUS

     9.1 Usury Not Intended; Credit or Refund of Any Excess Payments. It is the intent of the Borrowers and the Bank in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with the usury Laws of the State of Texas and the United States of America from time to time in effect. In furtherance of that purpose, all of the parties to this Agreement stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate, and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such Laws that are contracted for, charged, taken, reserved or received under this Agreement or any of the other Loan Documents. In the event that the maturity of the Revolving Credit Note is accelerated by reason of any election by the Bank resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum nonusurious amount permitted by applicable Law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Revolving Credit Note (or, if such note shall have been paid in full, refunded to the payor of such interest). THE PROVISIONS OF THIS SECTION SHALL PREVAIL AND CONTROL OVER ALL OTHER PROVISIONS OF THIS AGREEMENT, THE REVOLVING CREDIT NOTE AND THE OTHER LOAN DOCUMENTS THAT MAY BE IN APPARENT CONFLICT HEREWITH. In the event the Bank or other owner or holder of the Revolving Credit Note or any authorized person acting on its or their behalf shall ever collect monies which are deemed to constitute interest at a rate in excess of the Ceiling Rate then in effect, all such sums deemed to constitute interest in excess of the Ceiling Rate shall be immediately returned to their payor (or, at the option of the holder of the Revolving Credit Note, credited against the unpaid principal of the Revolving Credit Note) upon such determination, and, to the extent permitted by applicable Law, neither the Bank nor any such holder shall be subject to any penalties provided by applicable Law for contracting for, charging, taking, reserving or receiving interest at a rate in excess of the Ceiling Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Ceiling Rate, to the maximum extent permitted under applicable Law, the Borrowers and the Bank shall
(a) apply principal payments first to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are payable in installments) and then to reduce any obligation for other indebtedness of any Borrower to the Bank, (b) characterize any non-principal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary prepayments and their effects and (d) "spread" the total amount of interest throughout the entire contemplated term of the Revolving Credit Note, and interest owing on the Revolving Credit Note, so that the interest rate is uniform throughout the entire term of the loan provided for in this Agreement.

          9.2 Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

          9.3 Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality in one covenant shall not create an exception or illegality in another covenant.

          9.4 Waivers and Amendments. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by any Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in a writing signed and delivered by an officer of the Bank, and no waiver of any other Default or Event of Default shall operate as a waiver of any Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

          9.5 Governing Law. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal Law of the State of Texas, without regard or reference to its conflicts of laws rules. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

          9.6 Survival of Warranties, Etc. All of the Borrowers' covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Revolving Credit Note hereunder, shall be deemed republished by the Borrowers on the date of each Request for a Revolving Loan and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers in connection with this Agreement.

          9.7 Expenses; Indemnification. Each Borrower agrees that, upon demand, it will pay, or reimburse the Bank for, all costs and expenses incurred by the Bank in connection with (i) collecting or attempting to collect the Obligations or any part thereof, (ii) maintaining or defending the Bank's security interests or liens (or the priority thereof), (iii) the enforcement of the Bank's rights or remedies under this Agreement or the other Loan Documents,
(iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other Loan Documents and/or (v) any other matters or proceedings arising out of or in connection with this Agreement or the other Loan Documents, which costs and expenses include, without limitation, the payments made by the Bank for taxes, insurance, assessments, or other costs or expenses which the Borrowers are required to pay under this Agreement or the other documents contemplated hereby; expenses related to the examination of the Collateral; audit expenses; valuation expenses; court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in negotiations, formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise); and all other costs and expenses of the Bank incurred in connection with any of the foregoing. Each Borrower further agrees, jointly and severally, to indemnify the Bank for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against the Bank in any way relating to or arising out of its duties under this Agreement or any other Loan Document or the transactions contemplated hereby WHETHER CAUSED BY OR RESULTING FROM (I) THE BANK'S OWN SOLE OR CONCURRENT ORDINARY NEGLIGENCE OR (II) ANY BANK'S ACT OR OMISSION THAT DOES NOT AMOUNT TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE BANK BUT FOR WHICH THE BANK IS, OR COULD BE HELD TO BE, STRICTLY LIABLE.

          9.8 Payments on Saturdays, Etc. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

          9.9 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

          9.10 Participations. The Bank may grant participations in all or any part of its Revolving Loans, Revolving Credit Note and Commitment Amount to any bank or other institutional investor (including any Affiliate of the Bank), without the consent of the Borrowers. The Borrowers hereby acknowledge and agree that any participant described in this Section 9.10 will, for purposes of Section 8.2, be included as the Bank hereunder and may rely on, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with this Agreement or any Loan Document.

          9.11 Disclosure of Information. The Borrowers authorize the Bank to disclose to any participant or permitted assignee or successor (each, a "TRANSFEREE") and any prospective Transferee any and all financial and other information in the Bank's possession concerning any Borrower pursuant to this Agreement or the other Loan Documents or which has been received by the Bank in connection with its credit evaluation of the Borrowers prior to entering into this Agreement.

          9.12 Maintenance of Records. Each Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. Each Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of its records.

          9.13 Notices. All notices and communications provided for herein or in any document contemplated hereby or required by Law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below (including, if by telecopy, upon confirmation of receipt) or, in the case of mailing, effective two (2) days after sending by first class mail, postage prepaid, addressed as follows:

               (1)  if to the Borrowers, to:

                    MCA Financial Corp.
                    23999 Northwestern Hwy, Suite 230
                    Southfield, Michigan 48075
                    Attention:  Mr. Keith D. Pietila
                    Telephone:     (248) 358-5555
                    Telecopy: (248) 358-7507

and


               (2)  if to the Bank, to:

                    Texas Commerce Bank National Association
                    712 Main Street
                    Houston, Texas 77002  (for messenger deliveries)
                    P. O. Box 2558
                    Houston, Texas 77252  (for mail deliveries)
                    Attention: Ms. Pamela E. Skinner
                    Telephone:  (713) 216-5382
                    Telecopy:   (713) 216-2082
or to such other address as a party shall have designated to the other in writing in accordance with this section. The giving of at least three (3) days' notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, however, that this shall not be deemed to require the Bank to give five (5) days notice or any notice if not specifically required in this Agreement.


     9.14 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

     9.15 Integration. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrowers and the Bank, and supersede all prior agreements and understanding, relating to the subject matter hereof.

     9.16 Limitation of Liability. NEITHER THE BANK NOR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, AGENTS, ATTORNEYS OR EMPLOYEES (COLLECTIVELY, THE "BANK, ET AL") SHALL BE LIABLE TO THE BORROWERS OR ANY OF THEIR AFFILIATES FOR ANY ACTION TAKEN, OR OMITTED TO BE TAKEN, BY IT OR THEM OR ANY OF THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, HOWEVER THAT NO PERSON SHALL BE RELIEVED HEREBY OF ANY LIABILITY IMPOSED BY APPLICABLE LAW FOR SUCH PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED FURTHER THAT THE BORROWERS DO HEREBY RELEASE THE BANK, ET AL FROM ALL LIABILITY THAT MAY BE CAUSED BY THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF THE BANK, ET AL (OR ANY OF THEM) AND FROM ALL LIABILITY THAT DOES NOT RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BANK, ET AL, BUT FOR WHICH THE BANK, ET AL COULD BE HELD -- BUT FOR THIS PROVISION -- TO BE STRICTLY LIABLE. NO CLAIM MAY BE MADE BY ANY BORROWER OR ANY OF THEIR AFFILIATES AGAINST THE BANK, ET AL, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, EVEN IF THE BORROWERS' OR THEIR AFFILIATES' LOSS, COST, DAMAGE, INJURY OR EXPENSE WAS CAUSED IN WHOLE OR IN PART BY THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF THE BANK, ET AL. THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED, AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     9.17 WAIVER OF JURY TRIAL. THE BANK AND EACH BORROWER, AFTER CONSULTING WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTE, OR ANY OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE BANK NOR ANY BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO

HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANK NOR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

              [The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

MCA FINANCIAL CORP.                MCA MORTGAGE CORPORATION,
                                   formerly known as Mortgage
                                   Corporation of America


By:                                     By:
   --------------------------------        ------------------------------------
Name:                                   Name:
     ------------------------------          ----------------------------------
Title:                                  Title:
      -----------------------------           ---------------------------------


MORTGAGE CORPORATION OF
  AMERICA, formerly known as First
  American Mortgage Associates, Inc.



By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

TEXAS COMMERCE BANK NATIONAL
  ASSOCIATION


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------





                   Unnumbered counterpart signature page for
            June ___, 1997 Revolving Credit Loan Agreement (Secured) among MCA Financial Corp., MCA Mortgage Corporation, Mortgage Corporation of
                                    America
                  and Texas Commerce Bank National Association

Attachments:

Exhibits:
A    -    Borrowing Base Certificate form
B    -    Note Purchase Agreement form
C    -    Revolving Credit Note form
D    -    Security Agreement form
E    -    Opinion of Borrowers' Counsel form
F    -    Opinion of Pension Fund's Counsel form
G-1  -    Disbursement Request Certificate - Servicing Refinancing form
G-2  -    Disbursement Request Certificate - Servicing Acquisition form
G-3  -    Disbursement Request Certificate - Originated Servicing form
G-4  -    Disbursement Request Certificate - Residuals Financing form
H    -    Servicing Rights Certificate form
I    -    Residual Rights Certificate form
M    -    Residual Rights Assignment form

Schedules:
AG   -    Applicable Guidelines
CA   -    form of Control Agreement
5.1  -    Subsidiaries
6.11 -    Senior Management
6.16 -    Shareholders
7.4  -    Existing indebtedness
7.6  -    Existing Liens

                                   EXHIBIT A

                              MCA FINANCIAL CORP.
                           BORROWING BASE CERTIFICATE
                            (Monthly Certification)


     The undersigned, ______________________, certifies to Texas Commerce Bank National Association (the "BANK") that he is the duly appointed Chief Financial Officer of MCA Financial Corp., a Michigan corporation (the "COMPANY"). Pursuant to Section 6.1(d) of that certain Revolving Credit Loan Agreement (Secured) among the Company, the other Borrowers and the Bank dated June __, 1997 (the "LOAN AGREEMENT"), the undersigned further certifies to the Bank as follows:

     1. Capitalized terms used in this certificate and not otherwise herein defined have the meaning ascribed to them in the Loan Agreement.

     2. As of ____________, 19__, the aggregate unpaid principal amount of all outstanding Revolving Loans was $________________.

     3.   As of _____________, 19___, the Commitment Amount was
$______________.

     4.   As of _____________, 19__, the Borrowing Base was $______________,
calculated as follows:

          (a)  Eligible Servicing Rights:

               (i)  With respect to Originated Servicing (1 1/2 % of the then outstanding principal balance of the underlying mortgage
                    loans):                                                                 $______________

               (ii) With respect to all other Eligible Servicing Rights:

                    (1)  the lesser of cost ($__________) or market value
                         ($_________) as determined pursuant to Section 6.12 of the Loan Agreement, UNLESS THIS BOX [ ] IS CHECKED to
                         (i) certify that market value has been determined within the preceding 6 months by an independent nationally-recognized mortgage servicing rights valuation consultant and (ii)
                         indicate that the Borrowers elect to use such
                         valuation in determining the Borrowing Base value, in
                         which event market value is used:                                     $______________

               minus(2)  the unpaid portion of the purchase price for all purchased Eligible Servicing Rights for which
                         (for whatever reason) the Company has not yet paid 90%
                         of the purchase price:                                                ($______________)


                              Subtotal                                                         $______________

          (b)  Eligible Residuals market value determined
               as of __________, 199__
                                                                                               $______________

                              Total                                                            $______________

     5. As of ______________, 19__, the aggregate unpaid principal amount of all outstanding Revolving Loans did not exceed the lesser of the Commitment Amount or the Borrowing Base.

     IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate this ____ day of _______________, 19__.

                              MCA FINANCIAL CORP.

                              By:__________________________________

                              Name:_________________________________
                                   Chief Financial Officer

                                   EXHIBIT B

                            NOTE PURCHASE AGREEMENT


     THIS NOTE PURCHASE AGREEMENT (the "AGREEMENT") is made and delivered this ___ day of June, 1997, by and between Texas Commerce Bank National Association, a national banking association (the "BANK"), and the Board of Trustees of the Policemen and Firemen Retirement System of the City of Detroit (the "PENSION FUND").

                                    Recitals


     A. MCA Financial Corp. ("MCAFC"), MCA Mortgage Corporation, formerly known as Mortgage Corporation of America ("MCAMC") and Mortgage Corporation of America, formerly known as First American Mortgage Associates, Inc. ("MCA"), together with other subsidiaries, direct or indirect, of MCAFC (MCAFC, MCAMC and MCA are herein referred to collectively as the "BORROWERS" and individually as a "BORROWER") propose to enter into a Revolving Credit Loan Agreement with the Bank dated as of the date hereof (the "6/97 LOAN AGREEMENT"), pursuant to which the Bank will agree, upon the terms and subject to the conditions stated in the 6/97 Loan Agreement, to make loans in an aggregate principal amount not to exceed Twenty-eight Million Five Hundred Thousand Dollars ($28,500,000) at any time outstanding for the purposes of financing the acquisition and retention of residential mortgage servicing rights, refinancing acquisitions of residential mortgage servicing rights previously acquired and currently financed by another lender and financing residual interests in Mortgage Securities created from residential mortgage loans accumulated and pooled by one or more of the Borrowers. The 6/97 Loan Agreement, as supplemented, amended or restated from time to time is herein referred to as the "CREDIT AGREEMENT."

     B. One of the conditions to the Bank's execution, delivery and performance of the Credit Agreement is that the Pension Fund provide credit enhancement with respect to the Borrowers' obligations under the Credit Agreement in the form of this Agreement.

     C. The Pension Fund has agreed to provide the required credit enhancement as described above in exchange for certain fees and other rights given, or to be given, by MCAFC, MCAMC and MCA pursuant to the terms of a Credit Enhancement Umbrella Agreement dated April 30, 1993, as supplemented, amended or restated from time to time (the "ENHANCEMENT AGREEMENT").

     NOW, THEREFORE, (i) in order to induce the Bank to enter into the Credit Agreement and to make the loans to the Borrowers provided for therein, and (ii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Pension Fund, the Pension Fund and the Bank agree as follows:

SECTION 1.     DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "COMERICA NOTE PURCHASE AGREEMENT" is defined in Section 4.2 hereof.

     "CREDIT AGREEMENT EVENT OF DEFAULT" means an Event of Default under and as such term is defined in the Credit Agreement.

     "ENHANCEMENT AGREEMENT EVENT OF DEFAULT" means an Event of Default under and as such term is defined in the Enhancement Agreement.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the legality, validity or enforceability of this Agreement or (ii) the ability of the Pension Fund to perform this Agreement on a timely basis.

     "PURCHASE" has the meaning specified in Section 2.1(a) hereof.

     "PURCHASE PRICE" has the meaning specified in Section 2.1(a) hereof.

     "REVOLVING CREDIT NOTE" means the Revolving Credit Note described in the Credit Agreement and all renewals, extensions and rearrangements thereof.


     1.2 Credit Agreement Definitions. All capitalized terms which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.


SECTION 2.     THE PURCHASE

     2.1  The Obligation.

          (a) Subject to the terms and conditions set forth in this Agreement, and provided that the Pension Fund's obligations under the Comerica Note Purchase Agreement have been terminated by reason of the final and irrevocable payment of the "Obligations", as defined in the Comerica Note Purchase Agreement, the Pension Fund hereby unconditionally agrees to purchase from the Bank the Revolving Credit Note, upon the demand of the Bank, following the earlier of (i) the occurrence of a Credit Agreement Event of Default or
(ii) the occurrence of an Event of Default under this Agreement, and, in consideration for such purchase, unconditionally agrees to pay to the Bank an amount (the "PURCHASE PRICE") equal to the then aggregate outstanding principal balance of and accrued and unpaid interest (including any interest at the Default Rate through the date when the purchase of the Revolving Credit Note shall be consummated) on the Revolving Credit Note, together with an amount equal to all other Obligations then outstanding, in exchange for delivery of the Revolving Credit Note by the Bank to the Pension Fund, which payment and exchange shall occur on the third Business Day following the Bank's demand hereunder (the obligation of the Pension Fund to purchase the Revolving Credit Note and to make payment therefor as described in this Section 2.1 being hereinafter called the "PURCHASE"). The Purchase Price shall be paid by the Pension Fund not later than 11:00 a.m. Houston time on the date of Purchase, in immediately available funds, to the Bank, against tender by the Bank of the Revolving Credit Note, endorsed or assigned to the Pension Fund at the main offices of the Bank at 712 Main Street, Houston, Harris County, Texas, in the office of the Managing Director of the Bank's Corporate Mortgage Finance Group (or any successor to such Group as may be designated by the Bank from time to time) without recourse to or representation or warranty by the Bank, except that title to such Revolving Credit Note will be transferred to the Pension Fund free and clear of any pledge, security interest or other interest of any third party, including any participant in the Revolving Credit Note, created or consented to by the Bank with respect thereto. The Pension Fund hereby agrees that the Purchase made by it hereunder shall be without recourse to or representation or warranty by the Bank other than as set forth in the preceding sentence or in Section 2.1(d) below or in connection with any error reflected in the statement to be delivered pursuant to Section 2.1(b) below.

          (b) Simultaneously with the delivery of a demand for Purchase pursuant to Section 2.1(a), the Bank shall deliver to the Pension Fund a statement setting forth the following, each as of the date of such demand: the aggregate amount of principal then outstanding under the Revolving Credit Note; the amount of accrued and unpaid interest then outstanding under the Revolving Credit Note, including any such interest at the Default Rate; the Default Rate then applicable under the Revolving Credit Note and the amount and nature of each other Obligation then outstanding under the Credit Agreement or any other Loan Document. The sum of the foregoing amounts as set forth on such statement shall, absent manifest error, constitute the best evidence of the Purchase Price payable hereunder.

          (c) If on the date specified for the Purchase the Revolving Credit Note shall have been produced, either endorsed or together with instruments of assignment thereof to the Pension Fund, at the time, place and manner specified pursuant to Section 2.1(a), but the Pension Fund shall fail to pay the Purchase Price as specified in said section, then at 11:00 a.m. Houston time on the date so specified for such Purchase the title to the Revolving Credit Note shall pass to the Pension Fund without any further act or demand on the part of the Pension Fund or the Bank; provided, however, that the Bank shall hold, and retain a security interest in and to, the Revolving Credit Note and in and to all of its security as collateral for the payment of the Purchase Price (including interest on the Revolving Credit Note at the Default Rate from the date tendered until the Purchase Price shall be paid in full) of the Revolving Credit Note and such other amounts as shall be payable to the Bank as a result of the Pension Fund's failure to pay the Purchase Price as provided herein, and the Pension Fund duly pledges to the Bank, and hereby duly grants to the Bank a security interest in, the Revolving Credit Note, and in and to all of its then-existing and future security, for such purpose. If the Pension Fund shall fail to pay the Purchase Price for the Revolving Credit Note, as aforesaid, the Pension Fund (i) agrees that it will be unconditionally liable to the Bank for liquidated damages (for the loss of a bargain and not as a penalty) for the amount of such Purchase Price, including interest accrued thereon at the Default Rate from the date so specified for Purchase of the Revolving Credit Note until paid, as well as for all costs and expenses, if any, incurred by the Bank in enforcing this Agreement and (ii) to the extent permitted by applicable Law, irrevocably waives any right or defense the Pension Fund may have to cause the Bank to prove the case or amount of such damages or to mitigate the same.

          (d) Upon the Pension Fund's final and irrevocable payment of the Purchase Price in full to the Bank, the Bank shall endorse and deliver (with such documents of sale, assignment, substitution, termination, notification or otherwise as the Pension Fund may reasonably request) to the Pension Fund the Revolving Credit Note, the other Loan Documents and all other documents evidencing the Obligations, including security interests in the Collateral, and all Collateral being held by or on behalf of the Bank, including but not limited to securities and instruments of transfer related thereto and all items in -- and all of the Bank's right, title and interest in and to -- the "Securities Account", as that term is defined in the Security Agreement, as are reasonably requested by the Pension Fund. All such documents shall be endorsed in favor of the Pension Fund without recourse against the Bank and without any representation or warranty of any kind whatsoever made by the Bank with respect to the effectiveness or enforceability of such documents, except that title to such documents will be transferred to the Pension Fund free and clear of any pledge, security interest or other interest of any third party, including any participant in the Revolving Credit Note, created or consented to by the Bank with respect thereto. In addition to the foregoing, the Bank agrees to execute and deliver, at the Pension fund's sole cost and expense, such other agreements and documents as the Pension Fund may reasonably request to permit the Pension Fund to assume and perfect all rights of the Bank against or with respect to the Borrowers under the Loan Documents.

          (e) Upon the purchase of the Revolving Credit Note by the Pension Fund's final and irrevocable payment of the Purchase Price in full to the Bank, the Pension Fund acknowledges that its only remedies are to receive an assignment of the Revolving Credit Note, all of the other Loan Documents and all other documents evidencing the Obligations, including documents creating or evidencing security interests in the Collateral, to receive all Collateral being held by or on behalf of the Bank and to take an assignment, without recourse, of all of the Bank's rights and remedies thereunder. The Pension Fund knowingly relinquishes all rights to make any claims of any kind against the Bank arising out of such assignment, this Agreement or otherwise, except with respect to (i) a breach of the limited representations, warranties, covenants and agreement made by the Bank under this Agreement, (ii) an error reflected in the statement to be delivered pursuant to Section 2.1(b) above or
(iii) a claim or defense made against the Pension Fund by any Borrower or by any creditor of any Borrower alleging failure by the Bank, prior to the transfer of the Revolving Credit Note and the other Loan Documents to the Pension Fund as provided in this Agreement, to perform any obligation to a Borrower, causing loss, cost, damage or expense to such Borrower or creditor, and the Pension Fund hereby specifically agrees that (1) any and all such unrelinquished claims are and shall be separate from and independent of the Pension Fund's obligations under this Agreement and (2) it is and shall be a condition precedent to the Pension Fund's right to assert any such unrelinquished claim as a claim or defense against the Bank in any Tribunal that the Pension Fund shall have first fully, unconditionally and irrevocably paid the Purchase Price to the Bank.


     2.2  Taxes, Authorizations, Etc.

          (a) The Pension Fund will pay any stamp or other tax (including any interest and penalties) with respect to the purchase of the Revolving Credit Note pursuant to this Agreement. If any such tax is paid by the Bank, the Pension Fund will, upon demand of the Bank and whether or not such tax shall be correctly or legally asserted, indemnify the Bank for such payment, together with any interest, penalties and expenses in connection therewith.

          (b) The Pension Fund will obtain any authorization or approval or other action by, and will give any notice to or make any filing with, any governmental authority or regulatory body required in connection with the transfer of the Revolving Credit Note to the Pension Fund upon any purchase pursuant to this Agreement, and the Bank agrees to reasonably cooperate with the Pension Fund in connection with the foregoing. Notwithstanding the foregoing, the Pension Fund will not be responsible for the performance by the Bank of any of its obligations under any Agency acknowledgment obtained for the benefit of the Bank pursuant to Section 4.2(e) of the Credit Agreement.

     2.3  Obligation Absolute.

          (a) Subject to the terms and conditions set forth in this Agreement, the Pension Fund will purchase the Revolving Credit Note pursuant to this Agreement regardless of any Law (including any regulation or order) now or hereafter in effect in any jurisdiction affecting any of the terms of or obligations under the Revolving Credit Note or the Credit Agreement or any other Loan Document (other than this Agreement) or the rights of the Bank with respect thereto. The obligations of the Pension Fund under this Agreement shall be absolute and unconditional irrespective of:

               (i) any lack of genuineness, legality, validity, enforceability or value of the Revolving Credit Note, the Credit Agreement or the other Loan Documents or any Collateral for the Revolving Credit Note;

               (ii) subject to Section 6.3(b), any change in the time, manner or place of payment of, or in any other term of the Revolving Credit Note, the Credit Agreement or any other Loan Document or any other amendment or waiver of or any consent to departure from the Revolving Credit Note, the Credit Agreement or any other Loan Document;

               (iii) subject to Section 6.3(b), any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for the Revolving Credit Note, the Credit Agreement or any other Loan Document;

               (iv) any failure to pay any taxes which may be payable with respect to the issuance or transfer of the Revolving Credit Note, or any failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the issuance or transfer of the Revolving Credit Note; or

               (v) any impossibility or impracticality of performance, force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of, any Borrower in respect of the Revolving Credit Note, the Credit Agreement or any other Loan Document, including any such defense or discharge arising in connection with any proceeding for bankruptcy, reorganization or receivership of any Borrower or its assets, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 2.3.

          (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment received by the Bank from or on behalf of any Borrower with respect to the Revolving Credit Note or the other Loan Documents is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made. The obligations of the Pension Fund under this Agreement shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense which the Pension Fund may have against the Bank or for any other reason.

     2.4  Waivers; Right of the Bank.

          (a) Except as otherwise provided in Section 2.1 or Section 7of this Agreement, the Pension Fund hereby waives promptness, diligence, notice of acceptance, presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration and any other notice with respect to this Agreement, the Credit Agreement, the Revolving Credit Note and the other Loan Documents, and any requirement that the Bank protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against any Borrower, any other person or any Collateral. The Pension Fund also hereby waives each and every right or claim against the Bank, its successors or assigns, to which the Pension Fund may be entitled by virtue of any suretyship law, including any rights the Pension Fund may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section
17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time; provided that the Pension Fund does not waive its subrogation rights under
Section 34.04 and the foregoing waiver shall not extend to or be for the benefit of, or enforced by, any Borrower.

          (b)       In furtherance of the Pension Fund's waivers pursuant to
Section 2.4(a) and without limiting the generality thereof, the Pension Fund agrees that it shall not be necessary or required that the Bank or any other holder of the Revolving Credit Note file suit or proceed to obtain or assert a claim of personal judgment against any Borrower, any guarantor or any other Person for payment of the revolving Credit Note or make any effort at collection of the Revolving Credit Note from any Borrower, any guarantor or any other Person, or foreclose against or seek to realize upon any Collateral for the Revolving Credit Note, or exercise or assert any other right or remedy to which the Bank or any other holder of the Revolving Credit Note is or may be entitled in connection with the Revolving Credit Note or any security or guaranty therefor, or assert or file at any time any claim against the assets or estate of any Borrower, any guarantor or any other Person as a condition of enforcing the obligations of the Pension Fund under this Agreement. Subject to
Section 7 of this Agreement, the Pension Fund agrees that (i) suit may be brought against any or all Borrowers without affecting, impairing, limiting or releasing the rights of the Bank or the obligations of the Pension Fund hereunder, and either with or without making the Pension Fund, any guarantor or any other Person a party to such suit, as the Bank may elect, and (ii) the Bank may compromise or settle with any guarantor or any other Person for such sum or sums as it may elect and may release any guarantor or any other Person from any and all further liability to the Bank with respect to the Revolving Credit Note (with or without receiving any payment or other consideration incident to such release) without affecting, impairing, limiting or releasing the Pension Fund from its obligations hereunder and the rights of the Bank to demand and collect the entire Purchase Price due and payable to the bank pursuant to Section 2.1 hereof.

SECTION 3.     SUBORDINATION

     3.1  Agreement to Subordinate.  Except as otherwise set forth in
Section 3.2 below:

          (a) Excluding claims arising under or relating to the Pension Fund's ownership of capital stock, or rights to acquire capital stock, of MCAF, the Pension Fund hereby (i) subordinates any claim of any nature that it now or later has against any or all Borrowers arising under or relating to the Enhancement Agreement and the agreements contemplated thereby to and in favor of all the Obligations and agrees not to accept payment or satisfaction of any claim that it now or later has against any of the Borrowers arising under or relating to the Enhancement Agreement and the agreements contemplated thereby without the prior written consent of the Bank.

          (b) Should any payment, distribution, security or proceeds be received by the Pension Fund upon or with respect to any claim that it now or may later have against any or all Borrowers arising under or relating to the Enhancement Agreement and the agreements contemplated thereby, the Pension Fund shall immediately deliver the same to the Bank in the form received (except for endorsement or assignment by the Pension Fund where required by the Bank) for application to or against the Obligations, whether matured or unmatured, and until delivered the same shall be held in trust by the Pension Fund as the property of the Bank.

          (c) Effective upon and during the continuance of an Event of Default under this Agreement, the Pension Fund further assigns to the Bank as collateral for the obligations of the Pension Fund under this Agreement all claims of any nature that the Pension Fund now or later has against any or all Borrowers arising under or relating to the Enhancement Agreement and the agreements contemplated thereby, with full right on the part of the Bank, in its own name or in the name of the Pension Fund, to collect and enforce these claims.

     3.2 Exceptions to Subordination. Notwithstanding anything contained in clause (a) or (b) of Section 3.1 to the contrary, the Pension Fund's agreement pursuant to Section 3.1 to subordinate any and all claims it may have against any or all Borrowers to the rights of the Bank shall not apply:

          (a) to the Pension Fund's right to receive fees and reimbursement of costs and expenses from time to time under Sections 5.1 and
13.6 and Article 6 of the Enhancement Agreement, or to the Pension Fund's right to receive reimbursement of reasonably incurred costs and expenses from time to time under any agreement to be entered into under the Enhancement Agreement, so long as, in any such instance, there shall not have occurred and be continuing, at the time such amount is payable, an Event of Default under this Agreement;

          (b) to any security interest granted to the Pension Fund pursuant to the Enhancement Agreement or any agreement contemplated thereby (although -- as a matter solely (i) between (ii) for the benefit of and (iii) enforceable by, the Pension Fund, the Bank and persons claiming by, through or under them, respectively, the Pension Fund and the Bank expressly intending that there shall be no third party beneficiaries of this declaration and acknowledgment -- the Pension Fund and the Bank specifically declare and acknowledge that all of the Pension Fund's liens and security interests in the Collateral are intended to be, and are, subordinate and inferior to the Bank's by reason of (1) subrogation of the Bank to, and/or assignment by Comerica Bank to the Bank of, Comerica Bank's prior perfected security interests in the Collateral (other than the Eligible Residuals and related property and rights),
(2) the filing in all relevant Uniform Commercial Code filing offices of the Bank's financing statements prior in time to filing of the Pension Fund's financing statements in respect of all Collateral of a type in which Comerica Bank did not have a security interest or (3) possession by (x) the Bank of all Collateral that is of a type in which perfection may be achieved by possession and of which the Bank has possession, first for the Bank's own account and only secondarily as bailee for the Pension Fund or (y) any bailee of all Collateral that is of a type in which perfection may be achieved by possession and of which the Bank's bailee has possession pursuant to contractual arrangements between such bailee and the Bank (or among such bailee, the Bank and the Pension Fund) that the bailee holds possession of such Collateral primarily for the Bank, as holder of the first, senior and superior security interest and right to control such Collateral, and secondarily for the Pension Fund, whose security interests and control rights in respect thereto are subordinate to the Bank's); and

          (c) after the Obligations are irrevocably paid in full or, if sooner, the Pension Fund shall have finally and irrevocably paid the Purchase Price in full to the Bank.

     3.3 No Commencement of Proceedings. In furtherance of the subordination provided above, the Pension Fund hereby agrees that, until (i) the Obligations are irrevocably paid in full or, (ii) if sooner, the Pension Fund shall have finally and irrevocably paid the Purchase Price in full to the Bank, it shall not commence, or join with any creditor other than the Bank in commencing, any proceeding for the dissolution, winding up, liquidation, arrangement, reorganization, adjustment or composition of any Borrower or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Borrower or otherwise, nor will it commence any litigation for the collection of any debt or other liability owed by any or all Borrowers to the Pension Fund arising under the Enhancement Agreement or the agreements contemplated thereby if such litigation could, in the opinion of the Bank, have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of any or all Borrowers.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

      The Pension Fund represents and warrants to the Bank that:

      4.1 Existence and Power. The Pension Fund (a) is duly organized, validly existing and in good standing under the laws of the State of Michigan, and has the power and authority to own its properties and assets and to carry out its business as now being conducted, (b) is qualified to do business and is in good standing in every jurisdiction wherein such qualification is necessary and the failure to be so qualified would have a Material Adverse Effect, and (c) has the power and authority to execute, deliver and perform this Agreement, including without limitation to purchase the Revolving Credit Note in accordance with the terms hereof.

      4.2 Authorization and Approvals. The execution, delivery and performance of this Agreement by the Pension Fund (a) have been duly authorized by all requisite action of the Pension Fund, (b) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (c) will not violate, conflict with or constitute (with or without notice or passage of time, or both) a default under, any provision of applicable Law (including any rule or regulation and any order of any court or other agency of government), the organizational documents of the Pension Fund, any provision or any contract, mortgage, indenture, note, agreement, lease or other instrument to which the Pension Fund is a party, or by which it or any of its properties or assets are bound, provided the obligations of the Pension Fund under the Note Purchase Agreement dated April 30, 1993 between Comerica Bank and the Pension Fund, as amended (the "Comerica Note Purchase Agreement") are terminated by reason of the final, irrevocable payment in full of the "Obligations", as defined in the Comerica Note

Purchase Agreement, and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Pension Fund other than in favor of the Bank and as contemplated hereby. The Pension Fund has not otherwise failed to obtain any consent, approval, license, permit, franchise or other governmental authorization necessary to the ownership of its properties or the conduct of its business which failure would have a Material Adverse Effect.

     4.3 Valid and Binding Agreement. This Agreement is the legal, valid and binding obligation of the Pension Fund enforceable in accordance with its terms.

     4.4 Actions, Suits or Proceedings. Except as disclosed in the attached Schedule 4.4, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of the Pension Fund, threatened against or affecting the Pension Fund or any of its properties or rights which, if adversely determined, could, individually or collectively, materially impair the right of the Pension Fund to carry on business substantially as now conducted or could result in a Material Adverse Effect.

     4.5 Financial Condition. The unaudited financial statements of the Pension Fund for the fiscal year ended June 30, 1996 (including any related schedules or notes), which have been delivered to the Bank have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial condition and results of operations of the Pension Fund as of the dates and for the periods indicated. There has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Pension Fund since June 30, 1996.


SECTION 5.     COVENANTS

     From the date of this Agreement until the earlier of the date on which the Obligations are irrevocably paid in full or the date on which the Pension Fund shall have finally and irrevocably paid the Purchase Price in full to the Bank, the Pension Fund covenants and agrees that it will:

          5.1       Financial and Other Information.

          (a) Annual Financial Reports. Furnish to the Bank, as soon as reasonably possible after the close of each fiscal year of the Pension Fund, beginning with the fiscal year ending June 30, 1996, financial statements of the Pension Fund containing the Pension Fund's balance sheet as of the close of each such fiscal year and a statement of income for each such fiscal year, and such other comments and financial details as are usually included in these reports. Such reports shall be prepared in accordance with generally accepted accounting principles, consistently applied.

          (b) Adverse Events; Defaults. Promptly inform the Bank of the occurrence of any act, circumstance or event, including any litigation, which could reasonably be expected to have a Material Adverse Effect or of any default by the Pension Fund of any obligation hereunder.

          (c) Notice Under the Enhancement Agreement. Furnish to the Bank, simultaneously with the delivery thereof to MCAFC, MCAMC or MCA, a copy of any report, valuation or notice of default delivered by the Pension Fund under the Enhancement Agreement to MCAFC, MCAMC or MCA.

          (d) Other Information as Requested. Promptly furnish to the Bank such other information regarding the operations, business, properties and financial condition of the Pension Fund as the Bank may reasonably request from time to time.

     5.2 No Amendment of Enhancement Agreement. Not less than ten (10) Business Days prior to amending, supplementing or modifying the Enhancement Agreement or any agreement contemplated thereby, notify the Bank, in writing, of such proposed amendment, supplement or modification; provided, however, that no such amendment, supplement or modification shall become effective without the Bank's prior written consent if, in the Bank's opinion, such amendment, supplement or modification would materially and adversely affect the Bank; and provided further that this prior notification requirement shall not apply to any UCC financing statement, acknowledgment agreement with FHLMC, FNMA or GNMA, amendment to Annex 1 to the Enhancement Agreement, amendment to Schedule 1 delivered from time to time under the Master Security Agreement contemplated under the Enhancement Agreement or supplemental security agreement in the form of Exhibit A to such Master Security Agreement, to the extent any of the foregoing merely adds to, substitutes or removes any collateral or obligors covered by such master Security Agreement, so long as a copy of any such document is furnished to the Bank as soon as reasonably possible after execution and delivery thereof. The Pension Fund further agrees to promptly inform the Bank if it extends any enhancement of credit of MCAFC, MCAMC or MCA for the benefit of any third party.

     5.3 Enhancement Agreement Remedies. Not less than five (5) Business Days prior to exercising any right or remedy available to the Pension Fund upon any Enhancement Agreement Event of Default, notify the Bank, in writing, of the existence of such Event of Default and the right or remedy that the Pension Fund intends to exercise as a result thereof. The Pension Fund will not exercise any right or remedy upon the occurrence of an Enhancement Agreement Event of Default unless such right or remedy is specifically described in the foregoing written notice. Notwithstanding any requirement set forth in this
Section 5.3, the Pension Fund may, by written notice to MCAFC, MCAMC, MCA and the Bank, declare that the Pension Fund's credit enhancement shall not be available with respect to any request for advances under the Credit Agreement received by the Bank subsequent to the first Business Day after the Bank's receipt of such written notice from the Pension Fund; thereafter, no Borrower shall have the right to borrow under the Credit Agreement and the Bank shall make no further loans thereunder.

     5.4 Further Assurances. Execute and deliver, promptly after request therefor by the Bank, all further instruments and documents and take all further action that may be necessary or desirable, or that the Bank may reasonably request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Bank under, this Agreement.

SECTION 6.     OTHER AGREEMENTS AND ACKNOWLEDGMENTS

        6.1 Waiver of Subrogation. Until the earlier of the date the Obligations are irrevocably paid in full or the Pension Fund shall have finally and irrevocably paid the Purchase Price in full to the Bank, the Pension Fund hereby (a) waives any and all rights to be subrogated to the position of the Bank or to have the benefit of any lien, security interest or guaranty now or later held by the Bank for the Obligations or to enforce any remedy which the Bank now or later has against any Borrower or any other person, and (b) disclaims any right of reimbursement, indemnity, contribution or other right of recourse to or with respect to any Borrower or any other person on account of any of the Obligations arising out of the Credit Agreement, this Agreement or any other Loan Document.

        6.2 Acknowledgment of No Reliance on Bank. The Pension Fund hereby acknowledges that, in connection with its decision to execute and deliver this Agreement: (a) the Bank has made no representations to the Pension Fund as to the creditworthiness of any or all Borrowers and (b) the Pension Fund has made its own independent investigation of the financial condition of the Borrowers and will obtain from the Borrowers on a continuing basis such financial and other information pertaining to the Borrowers' business, properties, operations and financial condition as it deems appropriate from time to time. Except as otherwise set forth in Section 7 of this Agreement, the Pension Fund waives any duty on the part of the Bank, and agrees that it is not relying upon nor expecting the Bank, to disclose to the Pension Fund any fact now or later known by the Bank, whether relating to the operations or condition of any or all Borrowers, the existence, liabilities or financial condition of any guarantor, or otherwise, notwithstanding any effect these facts may have upon the Pension Fund's risk under this Agreement.

        6.3       Bank Agreements.

          (a) The Bank represents and warrants to the Pension Fund that the execution, delivery and performance of this Agreement by the Bank (a) have been duly authorized by all requisite action of the Bank, (b) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, and (c) will not violate, conflict with or constitute (with or without notice or passage of time, or both) a default under, any provision of Law (including any rule or regulation and any order of any court or other agency of government) or the organizational documents of the Bank.

          (b) Until the earlier of the date the Obligations are irrevocably paid in full or the date the Pension Fund has finally and irrevocably paid the Purchase Price to the Bank: (i) the Bank shall furnish to the Pension Fund, promptly after the delivery thereof to MCAFC, MCAMC or MCA, a copy of any report, valuation or notice of default delivered by the Bank under any Loan Document to a Borrower; and (ii) not less than ten (10) Business Days prior to amending, supplementing or modifying the Credit Agreement or any other Loan Document, or exchanging or releasing any Collateral or waiving any term of any Loan Document, notify the Pension Fund, in writing, of such proposed amendment, supplement, modification, exchange, release or waiver; provided, however, that no such amendment, supplement, modification, exchange, release or waiver shall become effective without the Pension Fund's prior written consent if, in the Pension Fund's opinion, such amendment, supplement, modification, exchange, release or waiver would materially and adversely affect the Pension Fund.

          (c) The Bank acknowledges that, for the purpose of maintaining perfection of the Pension Fund's security interest -- which the Bank and the Pension Fund intend to be and remain subordinate to the Bank's security interest until the earlier of the date the Borrowers' Obligations to the Bank shall have been fully paid and satisfied or the date the Pension Fund shall have finally and irrevocably paid the Purchase Price in full to the Bank -- in such of the Collateral as the Borrowers have granted or may grant the Pension Fund a security interest and as shall be in the Bank's possession or control from time to time, the Bank shall be bailee for the Pension Fund of any securities and instruments of transfer related thereto and the "Securities Account" as defined in the Security Agreement and any such other items of Collateral delivered to the Bank, and, upon final and irrevocable payment of the Purchase Price, the Bank will deliver all such Collateral to the Pension Fund pursuant to the provisions of Section 2.1(d) of the Note Purchase Agreement.

     6.4 Other Agreements with the Borrowers. Each party will promptly inform the other party of any borrowing or other contractual arrangement or agreement entered into with any Borrower, other than the Credit Agreement or the Enhancement Agreement and the arrangements and other agreements contemplated thereunder, and provide such information relating to such new arrangement or agreement as such other party shall reasonably request. In connection with the foregoing, the Bank hereby informs the Pension Fund that MCAFC, MCAMC and MCA currently have (a) a Warehouse Loan Agreement dated as of September 3, 1996 with the Bank, as a lender and as agent for other lenders, as supplemented, amended or restated from time to time, currently providing (i) an $85 million revolving warehouse line of credit for A and B/C mortgage loans with Gestation, Jumbo, Repurchase, Land Contract, Wet, Second Lien and Indirect Warehousing Sublines and (ii) a $30 million revolving credit Seasoned Loans revolving line of credit with a Foreclosure/REO/Repurchase Loans Subline, thus providing an aggregate commitment to lend up to $115 million or principal outstanding from time to time on a revolving credit basis, and (b) various custodial and escrow deposit relationships with the Bank. In connection with the foregoing, the Pension Fund hereby informs the Bank that MCAFC, MCAMC, MCA and certain other related entities currently have the Loan and Financing Agreement dated July 18, 1996 providing for a Fifteen Million Dollar ($15,000,000) unsecured loan.

     6.5 Pledge of Collateral. The Bank agrees that, upon the Pension Fund's irrevocable and final payment of the Purchase Price to the Bank, all of the Bank's liens and security interests in and to the Collateral that secure any of the Obligations will automatically terminate -- or, if before the Bank has executed a release thereof, the Pension Fund shall give written notice to the Bank that the Pension Fund elects to accept assignment of the Bank's liens and security interests in the Collateral, the Bank will assign them to the Pension Fund without recourse to or representation or warranty by the Bank other than that such liens and security interests will be transferred to the Pension Fund free and clear of any pledge, security interest or other interest of any third party, including any participant in the Revolving Credit Note, created or consented to by the Bank -- and the Bank will execute and deliver to the Pension Fund such papers as the Pension Fund shall reasonably request or require to evidence or give notice of (i) such termination and the Bank's release of such liens and security interests or (ii) such assignment (as the case may be). The Bank agrees that none of the Collateral will be pledged to secure any obligation of the Borrowers to the Bank other than the Obligations arising under the Loan Documents and all other agreements, documents and instruments (if any) related thereto. The Pension Fund agrees that none of the Collateral will be pledged to secure any obligations of the Borrowers to the Pension Fund other than those arising under the Enhancement Agreement and all other agreements, documents and instruments related thereto.

     6.6 Valuation of Eligible Residuals. The Bank and the Pension Fund agree that the Pension Fund's consultant (currently Plante & Moran, LLP) may discuss with the Bank's Eligible Residuals valuation consultant from time to time the criteria and methodology used or proposed to be used by such valuation consultant to determine its valuation of the Borrowers' Eligible Residuals against which Revolving Loans will be made or have been made, and the Bank agrees to give the Pension Fund's said consultant fifteen (15) days' advance notice of any proposed material change in such criteria and/or methodology before it is implemented. If the Pension Fund's said consultant retains a valuation consultant to value the Borrowers' Eligible Residuals and such valuation consultant's valuation thereof is lower than the lower of the valuations made pursuant to the Credit Agreement by the Borrowers and by the Bank's valuation consultant, then the Borrowers, the Bank and the Pension Fund's said consultant will promptly attempt to resolve such difference. If a resolution cannot be reached within five (5) Business Days of the first written invitation from either the Borrowers, the Bank or the Pension Fund's said consultant to the others of them to attempt to resolve such difference, the Pension Fund's valuation consultant's valuation shall be conclusive and binding and used as the valuation of the Eligible Residuals pursuant to Section 6.13 of the Credit Agreement.

SECTION 7.     NOTIFICATIONS; CURE

          7.1 Notice of Defaults. If either the Pension Fund or the Bank becomes aware of any fact, situation or circumstance which such party reasonably believes may become an Enhancement Agreement Event of Default (in the case of the Pension Fund) or a Credit Agreement Event of Default (in the case of the Bank), including a default under either such agreement, such party shall promptly give notice of such fact, situation or circumstance to the other party. Furthermore, if an

Enhancement Agreement Event of Default or a Credit Agreement Event of Default shall occur, either the Pension Fund (in the case of an Enhancement Agreement Event of Default) or the Bank (in the case of a Credit Agreement Event of Default) shall promptly give notice to the other party of such default. Notwithstanding the foregoing, the failure to give any such notice required by this Section 7.1 (other than in bad faith) shall not give rise to any liability on the part of either party to the other party or any other person.

     7.2 Form of Notice. All notices required to be given pursuant to the terms of Section 7.1 hereof shall be given either by telephone or in writing by telecopy to the address set forth in Section 9.10 hereof and shall be deemed effective upon receipt thereof, or, in the case of a telecopy, upon confirmation of receipt, by the party to whom such notice is given. All such telephonic notices shall be confirmed promptly in writing in the manner set forth in Section 9.10 hereof.

     7.3 Consultations. Upon delivery and receipt of any notice required to be given by the terms of Section 7.1 hereof, the Pension Fund and the Bank agree that they shall use their best efforts to consult and cooperate with each other regarding the Borrowers and the fact, situation or circumstance which gave rise to such notice. This obligation to cooperate and consult, however, shall impose no obligation on either party to take any action in conjunction with, or only with the consent of, the other party or to reach any agreement whatsoever with the other party with respect to any actions which may or must be taken.

     7.4 Cure of Payment Defaults. Upon the occurrence of a Credit Agreement Event of Default which occurs as a result of any Borrower's failure to pay any principal of or interest on the Revolving Loans when due, other than a payment which is required solely by reason of acceleration upon the default of a non-payment provision of the Loan Documents, the Bank agrees that the Pension Fund shall have five (5) Business Days after receipt of the notice required by the terms of Section 7.1 hereof regarding such Credit Agreement Event of Default to cure such default. Upon the occurrence of a Credit Agreement Event of Default which occurs as a result of any Borrower's failure to make any payment under the Credit Agreement when due other than a payment of principal of and interest on the Revolving Loans, the Bank agrees that the Pension Fund shall have fifteen (15) days after receipt of the notice required by the terms of Section 7.1 hereof regarding such Credit Agreement Event of Default to cure such default. To effect any cure under this Section 7.4, the Pension Fund must pay, or cause the Borrowers to pay, the Bank, in immediately available funds, an amount equal to the amounts not paid by any Borrower when due, together with interest thereon at the Default Rate specified in the Revolving Credit Note. Notwithstanding the terms of the Credit Agreement, the Revolving Credit Note or any other Loan Document, if the Pension Fund cures a payment default pursuant to this Section 7.4, then the Bank will cease making loans under the Credit Agreement but will otherwise waive the default; provided, however, the Bank shall continue to make loans under the Credit Agreement upon receipt from the Pension Fund of a written request to make additional loans if such request includes the Pension Fund's affirmation of its obligations under the Enhancement Agreement and this Agreement notwithstanding such payment default and if no other Credit Agreement Events of Default have occurred and are continuing.

     7.5 Standstill. Upon the occurrence of a Credit Agreement Event of Default, the Bank agrees that during the Standstill Period (as defined below), it shall not, without the consent of the Pension Fund, accelerate any of the Obligations, foreclose or otherwise enforce any collateral security therefor or otherwise attempt to enforce any of its rights or exercise any of its remedies under the Credit Agreement, the other Loan Documents or applicable Law; provided, however, that notwithstanding the foregoing, during the Standstill Period, the Bank shall be entitled to enforce any rights or exercise any remedies, each as described above, to the extent that any right or remedy would be lost if not enforced or exercised prior to the end of the Standstill Period. As used in this paragraph, "STANDSTILL PERIOD" means, as applicable, (a) the cure periods set forth in Section 7.4 hereof with respect to those Credit Agreement Events of Default identified in such section; (b) fifteen (15) days following the occurrence of a Credit Agreement Event of Default if such default occurs as a result of the Borrowers' failure to deliver to the Bank the financial statements of all Borrowers and other information in accordance with the terms of Section 6.1 of the Credit Agreement; and (c) thirty (30) days following the occurrence of any Credit Agreement Event of Default other than those identified in clauses (a) and (b) above. In the event a Credit Agreement Event of Default is cured within the Standstill Period applicable thereto, then the Bank will cease making loans under the Credit Agreement but will otherwise waive the Event of Default; provided, however, the Bank shall continue to make loans under the Credit Agreement upon receipt from the Pension Fund of a written request to make additional loans if such request includes the Pension Fund's affirmation of its obligations under the enhancement Agreement and this Agreement notwithstanding such Event of Default and if no other Credit Agreement Events of Default have occurred and are continuing.

     7.6 Purchase of Note. Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence and during the continuation of a default under the Credit Agreement or the Enhancement Agreement, the Pension Fund may purchase the Revolving Credit Note by finally and irrevocably paying the Purchase Price therefor, as calculated in accordance with Section 2.1 hereof. In order to purchase the Revolving Credit Note in accordance with this
Section 7.6, the Pension Fund shall promptly notify the Bank of its desire to purchase the Revolving Credit Note and such purchase shall be consummated in accordance with the terms of Section 2.1 hereof.

SECTION 8.     EVENTS OF DEFAULT

          8.1 Events of Default. The occurrence and continuation of any of the following events ("EVENTS OF DEFAULT") shall constitute an Event of Default under this Agreement:

          (a) the Pension Fund shall fail to Purchase the Revolving Credit Note as required under Section 2.1 hereof; or

          (b) if any warranty or representation of the Pension Fund in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Pension Fund, shall prove to be false or misleading in any material respect and as a consequence there shall occur or reasonably be expected to occur a Material Adverse Effect; or

          (c) if the Pension Fund shall fail to perform, in the time and manner required, any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement (other than the covenant described in Section 8.1(a)), which failure is not cured within five (5) days after the date of notice to the Pension Fund by the Bank of such default and as a consequence there shall occur or reasonably be expected to occur a Material Adverse Effect; or

          (d) if the Pension Fund shall voluntarily suspend transaction of its business or if the Pension Fund shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Pension Fund under the Bankruptcy Code or under any other state or federal law for the relief of debtors, shall be commenced or shall be commenced against the Pension Fund and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for the Pension Fund or for any substantial portion of its properties or assets under the Bankruptcy Code or any other state or federal law for the relief of debtors; or a Michigan state court or a federal court sitting in Michigan, exercising its equity powers, shall enter a final order substituting another entity for the Board of Trustees of the Pension Fund and giving that other entity the power to manage and invest the Pension Fund's assets, and such order shall not be stayed or set aside within thirty (30) days of its entry; or

          (e)       there shall have occurred any other Material Adverse
Effect.

     8.2 Remedies. Upon the occurrence and at any time during the continuation of any Event of Default, the Bank may proceed to protect and enforce its rights either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of the Obligations outstanding under the Revolving Credit Note and the other Loan Documents in the manner set forth therein; or may proceed to foreclose upon any liens granted pursuant to the Loan Documents in the manner set forth therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 9.     MISCELLANEOUS

        9.1 Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

        9.2 Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality in one covenant shall not create an exception or illegality in another covenant.

        9.3 Waivers and Amendments. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Pension Fund hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Event of Default shall be waived by the Bank except in a writing signed and delivered by an officer of the Bank, and no waiver of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

        9.4 Governing Law. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of Texas (without regard to or application of its conflicts of laws rules). If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

        9.5 Survival of Warranties. All of the Pension Fund's and the Bank's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the execution and delivery of this Agreement.

        9.6 Expenses. Each party agrees that, upon demand, it will pay, or reimburse the other party for, all costs and expenses incurred by such other party in connection with or resulting from the failure of the first party to observe its obligations under this Agreement including without limitation court costs, reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in negotiations, formal or informal collection actions, federal bankruptcy proceedings, on appeal or otherwise) and all other costs and expenses incurred by such other party in connection with such other party's enforcement of its rights and remedies under this Agreement.

        9.7 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that neither party may assign or transfer its rights or obligations hereunder without the prior written consent of the other party, except the Bank may assign to one or more commercial banks participations aggregating up to forty-nine percent (49%) of the loans under the Credit Agreement and a pro rata interest in the Bank's rights and remedies under this Agreement.

        9.8 Disclosure of Information. The Pension Fund authorizes the Bank to disclose to any participant or permitted assignee or successor (each, a "TRANSFEREE") and any prospective Transferee any and all financial and other information in the Bank's possession concerning the Pension Fund which has been delivered to the Bank by the pension Fund pursuant to this Agreement.

        9.9 Confidentiality. The Bank agrees that it will not disclose to any third party, except pursuant to Section 9.8 above and then only if such Transferee or prospective Transferee has executed an agreement to keep confidential that information to the same extent as if it were the Bank hereunder, any of the terms of this Agreement or any financial information or other information acquired by the Bank hereunder concerning the Pension Fund.

        9.10 Notices. All notices and communications provided for herein (except those provided for in Section 7.1 hereof) or in any document contemplated hereby or required by Law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below (including if by telecopy upon confirmation of receipt) or, in the case of mailing, effective two (2) days after sending by first-class mail, postage prepaid, addressed as follows:

     (a)       If to the Pension Fund, to:

               Plante & Moran, LLP
               27400 Northwestern Highway, Ste. 300
               Southfield, Michigan 48037-0307
               Attention:  Jon Woods or Larry Cooley
               Telephone No.:  (248) 827-0466
               Telecopy No.:  (248) 352-0018

               with copies to:

               Board of Trustees of the Policemen and Firemen Retirement
                 System of the City of Detroit
               908 City-County Building
               Detroit, Michigan  48226
               Attention:  Executive Secretary
               Telephone No.:  (313) 224-3362
               Telecopy No.:  (313) 224-3522
               and

               Ronald Zajac, Esq.
               243 West Congress, Suite 480
               Detroit, Michigan 48226
               Telephone No.:  (313) 961-6342
               Telecopy No.:  (313) 961-6559


          (b)  if to the Bank, to:

               Texas Commerce Bank National Association
               712 Main Street
               Houston, Texas 77002 (for messenger deliveries)
               P. O. Box 2558
               Houston, Texas 77252 (for mail deliveries)
               Attention: Ms. Pamela E. Skinner
               Telephone No.:   (713) 216-5382
               Telecopy No.:    (713) 216-2082

or to such other address as a party shall have designated to the other in writing in accordance with this section. The giving of at least three (3) days' notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, however, that this shall not be deemed to require the Bank to give five (5) days' notice or any notice if not specifically required in this Agreement; and provided further that this shall not modify the Bank's notice obligations as set forth in this Agreement.

     9.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

     9.12 Headings. Section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

     9.13 Integration. This Agreement embodies the entire agreement and understanding between the Pension Fund and the Bank, and supersedes all prior agreements and understanding, relating to the subject matter hereof.

     9.14 Termination of Agreement. Except as otherwise set forth herein with respect to continuing rights and obligations, or upon the mutual agreement of the parties, the rights and obligations under this Agreement shall terminate if and when either (i) the Obligations are irrevocably paid in full or (ii) the irrevocable consummation of the Purchase, including the Pension Fund's final and irrevocable payment of the Purchase Price in full to the Bank and endorsement and delivery by the Bank of the documents referred to in Section 2.1(d) of this Agreement.

     9.15 Limitation of Liability. Neither the Bank nor any of its Affiliates, directors, officers, agents, attorneys or employees shall be liable to the Pension Fund or any of its Affiliates for any action taken, or omitted to be taken, by it or them or any of them under this Agreement, the Credit Agreement or any other Loan Document or in connection herewith or therewith, except that no person shall be relieved of any liability imposed by Law for gross negligence or willful misconduct. No claim may be made by the Pension Fund or any of its Affiliates against the Bank, or any of its Affiliates, directors, officers, agents, attorneys or employees, for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract or tort or duty imposed by Law) arising out of or related to this Agreement, the Credit Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith. No claim may be made by the Bank or any of its Affiliates against the Pension Fund, or any of its Affiliates, trustees, officers, agents, attorneys or employees, for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract or tort or duty imposed by Law) arising out of or related to this Agreement, the Credit Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith. The Pension Fund hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued, and whether or not known or suspected to exist in its favor. Notwithstanding anything to the contrary in this Section 9.15, the Pension Fund shall have the right to bring a claim against the Bank for damages directly incurred by the Pension Fund as a result of either (i) any material breach by the Bank of any representation and warranty or any agreement made by the Bank in this Agreement or (ii) a claim or defense made against the Pension Fund by any Borrower or by any creditor of any Borrower alleging failure by the Bank, prior to the transfer of the Revolving Credit Note and the other Loan Documents to the Pension Fund as provided in this Agreement, to perform any obligation to a Borrower, causing loss, cost, damage or expense to such Borrower or creditor, it being acknowledged and agreed by the Pension Fund, however, that (1) any breach by the Bank of any such representation, warranty, agreement, obligation or liability shall not constitute a defense to nor excuse the Pension Fund's obligations under this Agreement to pay the Purchase Price to the Bank under the circumstances and at the time required by this Agreement and (2), as more fully stated in Section 2.1(e) of this Agreement, it is a condition precedent to the Pension Fund's right to assert in any Tribunal any claim or defense against the Bank based upon any such breach that the Pension Fund shall have first, irrevocably and finally paid the full Purchase Price to the Bank.

     9.16 No Third Party Beneficiaries. This Agreement is not intended to, nor will it, confer upon any person (other than the parties hereto and their permitted successors and assigns), including any Borrower, any rights or remedies.

     9.17 WAIVER OF JURY TRIAL. THE BANK AND THE PENSION FUND, AFTER CONSULTING WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BETWEEN THEM BASED UPON OR ARISING OUT OF THIS AGREEMENT

OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE BANK NOR THE PENSION FUND SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANK NOR THE PENSION FUND EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     IN WITNESS WHEREOF, the Pension Fund and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                   THE BOARD OF TRUSTEES OF THE POLICEMEN AND
                                   FIREMEN RETIREMENT SYSTEM OF THE CITY OF
                                   DETROIT


                                   By:
                                        ---------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                        ---------------------------------------



                                   By:
                                        ---------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                        ---------------------------------------


                                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                   By:
                                        ---------------------------------------
                                   Name:
                                        ---------------------------------------
                                        Vice President

                                  SCHEDULE 4.4
                           TO NOTE PURCHASE AGREEMENT


                                   LITIGATION


                                     None.

                                   EXHIBIT C

                             REVOLVING CREDIT NOTE


$28,500,000                       Houston, Texas                 June ___, 1997

     FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "BANK") at its main branch office at 712 Main Street in the City of Houston, Harris County, Texas on June ___, 1998, the principal sum or so much of the principal sum of Twenty-eight Million Five Hundred Thousand Dollars ($28,500,000) as may from time to time have been advanced and be outstanding under that certain Revolving Credit Loan Agreement dated June ___, 1997, among the undersigned and the Bank (the "AGREEMENT"), plus all accrued but unpaid interest thereon. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement. The Agreement, as it may be supplemented, amended or restated from time to time, is by this reference incorporated herein and hereby made a part thereof.

     The unpaid principal amount of this Note from time to time outstanding shall bear interest at the Contract Rate until the Termination Date, and thereafter at the Default Rate, as those rates respectively may change from time to time. During the period that any Event of Default has occurred and is continuing, at the election of the Bank, this Note shall bear interest (without duplication of calculation or payment) at the Default Rate. Notwithstanding any increase in the interest rate hereunder, whether as a result of the failure to make any payment when due or the occurrence of an Event of Default, the interest rate in effect hereunder shall in no event exceed the Ceiling Rate.

     This Note is a revolving credit note under which sums may or must be repaid from time to time and under which new advances are to be made by the Bank pursuant to the terms and conditions of the Agreement, and the books and records of the Bank shall, absent manifest error, constitute the best evidence of the amount of the indebtedness at any time owing hereunder. The undersigned makers of this Note and the Bank expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("CHAPTER 15") of the Texas Credit Code, that Chapter 15 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 15 or subject to its provisions in any manner whatsoever.

     Unpaid interest accrued through the last day of the preceding calendar month shall be due and payable on the fifteenth (15th) day of each consecutive calendar month, beginning June 15, 1997, until maturity (whether at stated maturity, by acceleration or otherwise) and, thereafter, on demand. Principal shall be due and payable as provided in the Agreement; provided that on the Termination Date, or on the earlier date, if any, to which the maturity of this Note may be accelerated pursuant to the Agreement, all advanced and unpaid principal of this Note and all accrued and unpaid interest on this Note, then outstanding shall be immediately due and payable.

     This Note is secured by the Collateral described in the Agreement and in the Security Agreement. Reference to the Agreement is made for, among other things, the conditions under which this Note may or must be paid in whole or in part prior to its due date or its due date may be accelerated. The Bank is hereby granted a security interest in all property of any of the undersigned at any time in the possession of the Bank or any Affiliate of the Bank (or as to which the Bank or any Affiliate of the Bank at any time controls possession by documents or otherwise) and in all balances of deposit or other accounts (including without limit an account evidenced by a certificate of deposit but not including escrow or custodial accounts) of any of the undersigned from time to time with the Bank or any Affiliate of the Bank.

     If an Event of Default occurs and is not cured within the time, if any, provided for by the Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Agreement or any document contemplated thereby (including the Security Agreement and the Note Purchase Agreement) or given to a secured party under applicable Law, including without limit the right to accelerate or demand repayment of this Note and any of the other Obligations, any may set off against the principal of and interest on this Note or against any of the other Obligations (i) any amount owing by the Bank to any of the undersigned, (ii) any property of any of the undersigned at any time in the possession of the Bank or any Affiliate of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of any of deposit) of the undersigned with the Bank or any Affiliate of the Bank; provided that this right of set- off shall not apply to any funds held in escrow or custodial accounts maintained by any of the undersigned with the Bank or any Affiliate of the Bank.

     The undersigned and all guarantors and indorsers (i) waive presentment, demand, protest and notice of dishonor, notice of intent to accelerate, notice of acceleration and (except as otherwise specifically provided in the Agreement) all other notices, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any guarantor or indorser, and
(iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise).

     This note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to or application of its conflict of laws rules.

MCA FINANCIAL CORP.                     MCA MORTGAGE CORPORATION


By:                                     By:
   ---------------------------             -------------------------------------
Name:                                   Name:
     -------------------------               -----------------------------------
Title:                                  Title:
      ------------------------                ----------------------------------

MORTGAGE CORPORATION
  OF AMERICA


By:
   -----------------------------
Name:
      --------------------------
Title:
      --------------------------

                                   EXHIBIT D

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT ("AGREEMENT"), dated June ___, 1997, is made by MCA FINANCIAL CORP. ("MCAFC"), MCA MORTGAGE CORPORATION, formerly known as Mortgage Corporation of America ("MCAMC"), and MORTGAGE CORPORATION OF AMERICA, formerly known as First American Mortgage Associates, Inc. ("MCA", MCAFC, MCAMC and MCA each being referred to herein as "DEBTOR" and collectively, as "DEBTORS") in favor of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("BANK"), as secured party.

                                    Recitals

     A. MCAFC is the parent corporation, direct or indirect, of each of MCAMC and MCA.

     B. Debtors have requested extensions of credit from Bank and Bank has agreed to extend such credit to Debtors on the terms of a Revolving Credit Loan Agreement dated June ___, 1997 (such agreement, as amended, modified or supplemented from time to time, is referred to herein as the "CREDIT AGREEMENT").

     C. It is a condition precedent to the obligations of Bank to extend credit to Debtors under the Credit Agreement that each Debtor shall have entered into this Agreement.

     THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees with Banks as follows:


          1. Credit Agreement. In addition to those terms defined elsewhere in this Agreement, terms defined in the Credit Agreement shall have their defined meanings when used herein (unless otherwise defined herein).

          2. Defined Terms. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "ACCOUNT DEBTOR" shall have the meaning provided in Section 7.

     "ACCOUNTS" means any "account" or "chattel paper," as such terms are defined in Sections 9.106 and 9.105, respectively, of the UCC, relating to the Servicing Rights, now or hereafter owned by any Debtor, and shall also mean and include (i) all accounts receivable, contract rights, book debts, notes, drafts instruments, documents, acceptances and other forms of obligations relating to the Servicing Rights, now owned or hereafter received or acquired by or belonging or owing to any

Debtor (including under any trade names, style or divisions thereof) whether arising out of services rendered by such Debtor or from any other transaction (including, without limitation, any such obligation which might be characterized as an account, contract right, general intangible or chattel paper under the Uniform Commercial Code in effect in any jurisdiction); (ii) all of any Debtor's rights in, to and under all purchase orders relating to the Servicing Rights, now owned or hereafter received or acquired by it for services; and (iii) all monies due to or to become due to Debtor under all contracts relating to the Servicing Rights for the performance of services by it (whether or not yet earned by performance on the part of Debtor), now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of such purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

     "CHATTEL PAPER" means all "chattel paper," as such term is defined in
Section 9.105(2) of the UCC, relating to the Servicing Rights, now or hereafter owned by any Debtor.

     "COLLATERAL" shall have the meaning provided in Section 3.

     "COLLATERAL BUSINESS RECORDS" means and includes all of each Debtor's books and records pertaining to any or all of the Collateral, including without limitation, all books of accounts, ledgers, computer software, computer printouts and other computerized records and cabinets in which there are reflected or maintained the Collateral in which Bank has a security interest, or which relate to any other Collateral Bank may hold from Debtor and all supporting evidence and documents relating to such security in the form of written applications, credit information, account cards, loan histories, payment records, correspondence, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like.

     "CONTRACT RIGHTS" means all rights of any Debtor (including, without limitation, all rights to payment) under each Contract.

     "CONTRACTS" means, collectively, any and all contracts, instruments, undertakings, documents or other agreements relating to the Servicing Rights in or under which any Debtor may now or hereafter have any right, title or interest, as any of the same may from time to time be amended, supplemented or otherwise modified.

     "GENERAL INTANGIBLES" means all "general intangibles," as such term is defined in Section 9.106 of the UCC, relating to the Servicing Rights, now or hereafter owned by any Debtor, including, without limitation, all tax refunds, customer lists, rights in intellectual property, goodwill, trade names, service marks, trade secrets, patents, trademarks, copyrights, applications therefor, permits and licenses now owned or hereafter acquired by such Debtor, but excluding items described in the definition of "ACCOUNTS."

     "INSTRUMENTS" means all "instruments," as such term is defined in Section 9.105(9) of the UCC, relating to the Servicing Rights, now or hereafter owned by any Debtor.

     "PAYDOWN" shall have the meaning provided in Section 21.

     "PROCEEDS" shall have the meaning provided it under the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "REQUIREMENT OF LAW" means, as to any Person, the charter and By-Laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SECURITIES ACCOUNT" means Debtors' securities account number _________________ with the Securities Intermediary, as the Securities Account exists on the date of this Security Agreement and as it may be constituted in the future, and all free credit balance or other money now or hereafter credited to the Securities Account, or owing from the Securities Intermediary to any Debtor in respect of the Securities Account, any money, securities (certificated or uncertificated), securities entitlements, commodities contracts, instruments, documents, general intangibles, financial assets or other investment property distributed from the Securities Account, now or in the future, all books and records relating to the Securities Account, all proceeds of the sale, exchange, redemption or exercise of any of the foregoing, including, but not limited to, any dividend, interest payment or other distribution of cash or property or otherwise in respect thereof and any rights incidental to the ownership of any of the foregoing, such as voting, conversion, subscription and registration rights and rights of recovery for violations of applicable securities laws

     "SECURITIES INTERMEDIARY" means and includes each "securities intermediary," as such term is defined in Section 8.102(a)(14) of the UCC relating to any securities account or investment property now or hereafter owned by any Debtor.

     "UCC" means -- except where the context refers to the Uniform Commercial Code of another State of the United States of America -- the Uniform Commercial Code as amended from time to time in force in the State of Texas, as set forth in the Texas Business and Commerce Code, or any successor code.

          3. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the Obligations, and in order to induce Bank to enter into the Credit Agreement and make Revolving Loans to Debtors in accordance with the terms thereof, each Debtor hereby grants to Bank a continuing security interest in all of the following property now owned, or at any time hereafter acquired, by such Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest (all of which is hereinafter collectively referred to as the "COLLATERAL"):

               (i) all existing and future Servicing Rights except those pledged on the date of this Agreement under the Indenture dated December 30, 1994 among MCAFC, MCAMC and First Union National Bank of North Carolina as Trustee, as collateral for MCAFC's 11% Asset-backed Subordinated Debentures;

               (ii)      all existing and future Contracts;

               (iii) all existing and future Accounts, Contract Rights and General Intangibles (including, without limitation, (a) all money due and to become due under any Contract, (b) any damages arising out of or for breach or default in respect of any Contract or Account, (c) all other amounts from time to time paid or payable under or in connection with any Contract or Account, and (d) the right of Debtor to terminate any Contract or to perform or exercise all remedies thereunder);

               (iv) all existing and future ownership interests in closed-end mortgage loans held by (i) any trust established pursuant to any investment securities prospectus issued by Advanta Mortgage Conduit Services, Inc., as sponsor, and Advanta Mortgage Corp. USA, as master servicer, including, but not limited to the prospectus dated September 6, 1996, or (ii) any other issuer of Mortgage Securities, whether such ownership interests are
(1) in the form of, or are represented by, securities (whether definitive certificated securities, certificated securities traded in book-entry form or book-entry securities), (2) in another form of investment property (as defined in Section 9.115(a)(6) of the UCC) or (3) simply constitute a general intangible or contract right, and including, without limitation, (i) all securities, investment property, general intangibles and contract rights that comprise all or part of the equity class or tranche of Mortgage Securities created in whole or in part from a pool or pools of mortgage loans that includes mortgage loans transferred by (or for the account of) Debtor to the issuer of any Mortgage Securities, however the same may be designated (i.e., whether as "Class R Certificates" or otherwise), (ii) all securities, investment property, general intangibles and contract rights that from time to time have been or are delivered or intended to be delivered or negotiated to Bank or to a bailee, financial intermediary or securities intermediary for Bank by or on behalf of Debtor, or over which Bank from time to time obtains control, whether or not the item is described, designated or referred to in a written notice from Debtor to Bank identifying it as part of the Collateral of this Security Agreement and (iii) the Collateral described or referred to in a Schedule of Collateral from time to time furnished by Debtor to Bank (Debtor hereby authorizing Bank to attach any such Schedule or Schedules so furnished from time to time to this Security Agreement, although there is no requirement that Bank do so) -- provided that the Bank's security interest in the Collateral described in the foregoing text of this clause (iv) will not attach until the moment that the related Mortgage Securities are issued, whereupon the Bank's security interest shall automatically attach to all Collateral described in the foregoing text that is related to the Mortgage Securities so issued -- and all interest on, renewals and extensions of, all substitutions for and all general intangibles arising in respect of such securities, other types of investment securities, general intangibles or contract rights, irrespective of whether they are in uncertificated or certificated form;

               (v)       the Securities Account;

               (vi)      all Collateral Business Records; and

               (vii) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

Notwithstanding the foregoing, the "COLLATERAL" shall not include the funds held in any escrow or custodial account maintained by any Borrower in connection with the Servicing Rights, but shall include the right of any Borrower to maintain such accounts or to direct the place where such accounts are to be maintained.

     4. Rights of Bank; Limitations on Bank's Obligations. It is expressly agreed by each Debtor that, anything herein to the contrary notwithstanding, each Debtor shall remain liable under each of its respective Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Account and in accordance with the terms and provisions of each such Contract. Bank shall not have any obligation or liability under any Account (or agreement giving rise thereto) or under any Contract by reason of or arising out of this Agreement or its assignment to Bank or the receipt by Bank of any payment relating to any Account or Contract pursuant hereto, nor shall Bank be required or obligated in any manner to perform or fulfill any of the obligations of any Debtor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by Bank or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Bank or to which Bank may be entitled at any time or times.

          5. Representations and Warranties. Each Debtor hereby represents and warrants to Bank that from and after the date of this Agreement until the Obligations are fully satisfied:

        (a) Title; No Other Security Interests. Except for the security interest granted hereunder to Bank and Permitted Liens under the Credit
Agreement:

               (i) each Debtor owns each item of the Collateral free and clear of any and all liens, has the unrestricted right to grant the security interest provided for herein and has granted to Bank a valid and perfected first priority security interest in the Collateral free of all liens, encumbrances, transfer restrictions and adverse claims; all consents required for the pledge of the Collateral as herein provided have been obtained;

               (ii) there is no financing statement covering the Collateral or its proceeds on file in any public office or, if any Debtor learns otherwise, such Debtor will promptly cause it to be terminated of record or provide substitute collateral acceptable to Bank;

               (iii) no securities intermediary holding or owning any part of the Collateral of record has been notified by or on behalf of Debtor of any pledge of or security interest in such Collateral other than the pledge of and security interest in such Collateral granted to Bank and the pledge of and security interest in such Collateral granted to the Pension Fund;

and each Debtor will warrant and forever defend the title to the Collateral and its proceeds and the security interest of the Bank therein against the claims and demands of all persons whomsoever claiming or to claim the same or any part thereof (excluding only the prior claims of those holding Permitted Liens that the Bank has agreed in writing shall be senior, prior and superior to the Bank's security interest) and will maintain and preserve such security and the priority and perfection of the Bank's security interest therein so long as this Security Agreement shall remain in effect..

          (b) Addresses. Each Debtor's corporate name and place of incorporation, chief executive officer and the place where its records concerning the Accounts and other Collateral are kept, the other addresses of each Debtor's business, if any, and certain other information relating to each Debtor are set forth on Schedule I hereto. The states in which Collateral is located, and each Debtor's chief executive office and principal place of business in each state, shall not be changed without prior written notice to Bank, but the Collateral, wherever located, is covered by this Agreement. Each Debtor shall immediately advise Bank in writing of any change in its name, address or form of organization.

          (c) Trade Names. Any and all trade names under which each Debtor transacts any part of its business, and all former names of each Debtor, are those which are set forth on Schedule I hereto.

          (d) Accuracy of Information. All information, certificates or statements given to Bank pursuant to this Agreement are and shall be true and complete in all respects.

          (e) Servicing Rights. The servicing by Debtors or mortgage loans to which the Servicing Rights relate complies, and will continue to comply, with all requirements under the applicable Contract and each such Contract is in full force and effect and there is no default by any Debtor, nor any act or occurrence which with the passage of time or notice (or both) would constitute such a default, under any such Contract.

          (f) Conformity of Records. The books, records, accounts and reports of each Debtor with respect to the mortgage loans serviced under the Contracts have been prepared and maintained in accordance with all applicable requirements set forth in the Contracts and otherwise conform with all applicable insurance and a legal or regulatory requirements.

     6. Covenants. Each Debtor covenants and agrees with Bank that from and after the date of this Agreement until the obligations are fully satisfied:

        (a) Deliver Certificates. If, at any time, any Debtor obtains possession of any certificate or instrument constituting any of the Collateral (or its proceeds), such Debtor shall deliver such certificate or instrument to Bank forthwith for credit to the Securities Account duly endorsed in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable at the New York Stock Exchange and with all necessary transfer tax stamps affixed.

        (b) Furnish Endorsements and Other Instruments; Transfer Investment Property. When and as often as Securities Intermediary may request it, Debtor shall furnish to Securities Intermediary any endorsements or instruments which may be necessary or convenient to transfer to Securities Intermediary or one of its nominees any investment property held by Securities Intermediary, that is registered in Debtor's name, payable to the order of Debtor, or specially endorsed to Debtor.

        (c) Uncertificated Securities. If any of the Collateral is uncertificated securities, Debtor shall either (1) procure the issuance of security certificates to represent such Collateral and endorse and deliver such certificates as required by Section 6.(a), or (2) cause those securities' issuer to register Securities Intermediary as their registered owner or (3) cause those securities' issuer to enter into an agreement, in form and substance satisfactory to Bank, among Bank, the securities' registered owner and the issuer to the effect that the issuer will comply with instructions originated by Bank without further consent by the registered owner.

        (d) Nonsecurities Collateral. As to any Collateral that is not securities and is not capable of being delivered, Debtor shall deliver to Bank such financing statements or other instruments as are deemed necessary by Bank to enable it to perfect its security interest in such Collateral under applicable law.

        (e) Further Documentation, Pledge of Instruments. At any time and from time to time, upon the written request of Banks, and at the sole expense of Debtors, Debtors will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonable request for the purpose of obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby. A carbon, photographic or other reproduction of this agreement shall be sufficient as a financing statement for filing in any jurisdiction.


          (f) Defend and Cure Defects. If the validity or priority of this Security Agreement or of any rights, titles, security interests or other interests created or evidenced hereby or their priority or perfection shall be attacked, threatened or questioned, or if any legal proceedings are instituted with respect thereto, Debtors will give prompt written notice thereof to Bank and, at Debtor' own cost and expense, will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and Bank (whether or not named as a party) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or (taking into account, however, any Permitted Liens) the priority of this Security Agreement and the rights, titles, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtors and shall bear interest from date of expenditure until paid at the Ceiling Rate.

          (g) Uncertificated Securities Collateral. This Security Agreement covers, and all or part of the Collateral is or may be, uncertificated securities beneficially owned by Debtor and held or owned of record by one or more securities intermediaries, one of which may be Bank; all such certificates of deposit, commercial paper or securities are pledged to Bank in accordance with the provisions of applicable law (including in the case of U.S. Treasury securities, if any, 1 CFR Section 462, 24 CFR Section 81, 24 CFR Section 350 and 31 CFR Section 306, as each may be amended from time to time). Debtor hereby appoints Bank as its agent to instruct any securities intermediary holding or owning any such securities of record to identify such securities on its books and records as belonging to Bank.

          (h) Maintenance of Records. If requested by Bank, Debtors will mark the Business Records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby.

          (i) Indemnification. Debtors jointly and severally agree to pay, and to save Bank harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or
(iii) in connection with any of the transactions contemplated by this Agreement. In any suit, proceeding or action brought by Bank under any Account or

Contract for any sum owing thereunder, or to enforce any provisions of such Account or Contract, Debtors will, jointly and severally, save, indemnify and keep Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligator thereunder, arising out of a breach of any Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Debtor, and all such obligations of a Debtor shall be and remain enforceable against and only against Debtors and shall not be enforceable against Bank.

          (j) Payment of Obligations. Debtors will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral.

          (k) Servicing Matters. No Debtor will fail to comply with or otherwise breach in any material respect any Contract or related obligation with respect to any of the Servicing Rights or commit or suffer to be committed any act which would adversely affect its ability to service mortgage loans on behalf of any Agency or any other investor for whom such Debtor services residential mortgage loans. In furtherance of the foregoing, Debtors shall service or cause to be serviced all mortgage loans to which the Servicing Rights relate in accordance with standard industry practices and all applicable Contract, insurance and governmental requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such mortgage loans. Debtors shall hold all escrow funds collected in respect of such mortgage loans in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

          (l) Limitation on Liens on Collateral. Debtors will not create, incur or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any lien on or with respect to the Collateral other than the security interests created hereby, and other than Permitted Liens pursuant to the Credit Agreement, and will defend the right, title and interest of Bank in and to any of the Collateral against the claims and demands of all persons. Debtors will not sell or otherwise dispose of any type or item of Collateral except as expressly permitted by this Agreement or the Credit Agreement.

          (m) Limitations on Modifications of Contracts, Accounts; No Waivers, Extensions. Debtors will not, other than in the ordinary course of business, (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which might materially adversely affect the value of such Contract or Account as Collateral, or (ii) fail to exercise promptly and diligently each and every right which they may have under each Contract and each agreement giving rise to an Account (other than any right of termination) in any manner which could materially adversely affect the value of such Contract.

          (n) Limitations on Discounts, Compromises, Extension of Accounts. Other than in the ordinary course of business, Debtors will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon.

          (o) Right of Inspection. Bank shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Debtor, including without limitation, the Business Records, and Bank or its representatives may examine the same, take extracts therefrom and make photocopies thereof; provide, however, that prior to the occurrence of an Event of Default, Bank shall not, without the consent of a Debtor, remove any of such Debtor's books, correspondence and records from the premises where they are kept. Each Debtor agrees to render to Bank, at such Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereof. All such inspections shall be undertaken at Bank's sole expense; provided that upon the occurrence of an Event of Default, Debtors shall pay the expenses of Bank for such inspections. Bank will take reasonable steps to maintain the confidentiality of information obtained by it, except as required by law.

     7. Verification and Notification; Deposit With Bank. Bank may verify Collateral in any reasonable manner and Debtors shall assist Bank in so doing. Anything contained herein to the contrary notwithstanding, Bank may at any time after the occurrence of an Event of Default, and Debtors shall, thereafter, upon request of Bank, notify and direct any person obligated to any Debtor (an "ACCOUNT DEBTOR") to make all payments whatever to Bank and Bank shall have the right, at any time, to hold all amounts acquired from any Account Debtor and any proceeds as part of the Collateral. Bank may also enforce collection of, settle, compromise, extend or renew the indebtedness of such Account Debtors. Also upon the occurrence of an Event of Default, any payment received by any Debtor shall be held by such Debtor in trust for Bank in the same medium in which received, shall not be commingled with any assets of Debtor and shall at the request of Banks, be turned over to the Banks not later than the next Business Day following the day of receipt.

        8.     Bank's Appointment as Attorney-in-Fact.

               (a) General Appointment. Upon the occurrence of an Event of Default, each Debtor hereby irrevocably constitutes and appoints Bank, with power of substitution to appoint any Person to act on its behalf, as such Debtor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in Bank's discretion, for the purpose of carrying out the terms of this Agreement, on behalf of such Debtor, to do the following:

               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Contract or Account and, in the name of each Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Contract or Account and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Bank for the purpose of collecting any and all such monies due under any Contract or Account whenever payable;

               (ii) to pay or discharge taxes, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

               (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Bank or as Bank shall direct; (B) to receive payment of and give receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Bank may deem appropriate; and (G) to do, at Bank's option and Debtors' expense, at any time, or from time to time, all acts and things which Bank deems necessary or desirable to protect, preserve or realize upon the Collateral and Bank's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Debtors might do.

     This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligations are irrevocably paid in full.

          (b) No Obligation on Bank. The powers conferred on Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Bank to exercise any such powers. Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and NEITHER BANK NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO DEBTORS FOR ANY ACT OR FAILURE TO ACT, EVEN IF SUCH ACT OR FAILURE TO ACT IS NEGLIGENT, EXCEPT FOR BANK'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     9. Performance by Bank of Debtors' Obligations. If any Debtor fails to perform or comply with any of its agreements contained herein and Bank, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Bank incurred in connection with such performance or compliance, together with interest thereon at the rate determined in accordance with Section 2.5(c) of the Credit Agreement, shall be payable by Debtors to Bank on demand and shall constitute Obligations secured hereby.

          10. Proceeds as Collateral. Upon the occurrence of an Event of Default, any and all such Proceeds received by Bank (whether from any Debtor or otherwise) may, in the sole discretion of Bank, be held by Bank as collateral security for, or then or at any time thereafter applied in whole or in part by Bank, against all or any part of the Obligations in the manner provided in
Section 13. Any balance of such payments held by Bank and remaining after payment in full of all the Obligations shall be paid over to Debtors also in the manner provided in Section 13.

          11. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall be deemed an Event of Default hereunder.

          12.       Remedies.

                    (a) General. Upon the occurrence of an Event of Default, Bank may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Debtor expressly agrees that in any such event Bank may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, or otherwise dispose of and deliver such Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Bank's offices or elsewhere at such prices as it may deem best for cash or on credit or for future delivery without assumption of any credit risk. Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold, free of any right or equity of redemption in any Debtor, which right or equity is hereby waived or released to the extent permitted by law. Each Debtor further agrees, at Bank's request, to assemble the Collateral, make it available to Banks at places which Banks shall reasonably select, whether at such Debtor's premises or elsewhere, at Debtors' sole cost and expense. Bank shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Bank hereunder, including, without limitation, attorneys' fees and legal expenses, to Bank for application by Bank to the payment in whole or in part of the Obligations, in the manner provided in Section 13, and only after so paying over such net proceeds and after the payment by Bank of any other amount required by any provision of law, including Section 9.504(a)(3) of the UCC, will Bank be required to account for the surplus, if any, to Debtors. To the extent permitted by applicable law, each Debtor waives all claims, damages, and demands against Banks arising out of the repossession, retention or sale of the Collateral. Each Debtor agrees that Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

          (b) Costs. Debtors also agree to pay all costs of Bank, including, without limitation, reasonable attorneys' fees (whether in- house or outside counsel is used, whether legal assistants are used, and whether such fees are incurred in negotiations, formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise) and legal expenses, incurred with respect to the collection of any of the Obligations and the enforcement by Banks of any of their rights hereunder.

     13. Application of Proceeds. All monies collected by Bank upon any sale or other disposition of the Collateral, together with all other monies received by Bank hereunder, shall first be applied to the payment of all costs and expenses incurred by Bank in connection with such sale, the delivery of the Collateral or the collection of any such monies (including, without limitation, attorneys' fees and expenses), and the balance of such monies shall be applied to satisfy the Obligations in accordance with the Credit Agreement. Any surplus remaining after payment in full of the Obligations shall be returned to Debtors or to any other person lawfully entitled thereto (including, if applicable, any subordinated creditor of Debtors). If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations in full to Bank, Debtors shall be liable for any deficiency, together with interest thereon at the rate determined in accordance with
Section 2.5(c) of the Credit Agreement.

        14. Limitation on Bank's Duty in Respect of Collateral. Bank's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as Bank deals with similar property for its own account. Neither Bank nor any of its Affiliates, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

        15. If Pension Fund Purchases Note. Bank acknowledges that from and after the date, if any, when the Pension Fund shall have purchased the Note from the Bank by finally and irrevocably paying the full Purchase Price (as defined in the Note Purchase Agreement) to Bank, the Pension Fund will be the owner of the security interest hereof and Bank will deliver all Collateral then in its possession or control to the Pension Fund (or its designee) pursuant to the provisions of Section 2.1(d) of the Note Purchase Agreement.

        16. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

        17. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          18. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          19. No Waiver; Cumulative Remedies. Bank shall not by any act (except a written instrument pursuant to Section 20 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of the terms and conditions hereof. A waiver by Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Bank would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Bank any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by the Credit Agreement, any other Loan Document or applicable law.

          20. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by a written instrument, duly executed by each of the Debtors and Bank. This Agreement and all obligations of each Debtor hereunder shall be binding upon the successors and assigns of such Debtor, and shall, together with the rights and remedies of Bank hereunder, inure to the benefit of Bank and its successors and assigns, provided that no Debtor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (and not the laws of conflict) of the State of Texas.

          21. Partial Releases, Termination; Reinstatement. If no Event of Default has occurred and is continuing, Bank agrees to execute and deliver such partial releases of Collateral as Debtors may request from time to time if the Debtors shall first (or concurrently with such release) pay to Bank (i) for application to the Obligations, such sum (the "PAYDOWN") as the Bank shall determine to be equal to the excess (if any) of (x) the outstanding principal balance of the Revolving Loans over (y) the Borrowing Base value of the Eligible Servicing Rights and Eligible Residuals that will remain pledged to the Bank after such requested partial release; provided that if the release is being requested in connection with a sale or other disposition of the Collateral requested to be released and the terms of such sale or other disposition require that the affected Collateral must be released before the time when cash proceeds of such sale or securitization sufficient to fully pay the Paydown will become available, then the Bank may elect to grant the requested release without requiring full payment of the Paydown, in which event the release instrument shall release the Bank's security interest in the affected Collateral itself but shall expressly reserve and retain the Bank's security interest in all proceeds thereof; and (ii) the cost of preparation (or review and approval) by Bank's legal counsel of such partial releases, including reasonable attorneys' fees. On such date as all of the Obligations shall have been finally and irrevocably paid in full to Bank and Bank's commitments to make further Revolving Loans under the Credit Agreement shall have expired or terminated, this Agreement shall terminate and, unless the Pension Fund shall have given the Bank written notice of the Pension Fund's election to accept assignment of such security interest, the security interest in the Collateral created hereby shall also terminate. This Security Agreement shall continue in effect, or be reinstated, as the case may be, at any time that any payment received by Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or upon the appointment of an intervenor or conservator of, or trustee or similar official for, any Debtor or any substantial part of its properties, all as though such payments had not been made. Upon final termination of this Agreement and the security interest in the Collateral created hereby, Bank agrees to execute and deliver a written termination statement in form suitable for filing in the Uniform Commercial Code filing records in the Office of the Secretary of State of the State of Michigan (and each other jurisdiction where any filings have been made with respect to the security interest hereby granted) and to give written notice to each relevant securities intermediary that the Bank has no further interest in the Collateral.

          22. Notices. All notices, requests and other communications that are required or may be given under this Agreement shall be given in accordance with the terms and provisions for notices set forth in the Credit Agreement.

          23. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, Debtors and Bank have caused this Agreement to be executed by their duly authorized offices on the date first set forth above.

                              MCA FINANCIAL CORP.



                              By:
                                   -----------------------------
                              Name:
                                   -----------------------------
                              Title:
                                   -----------------------------

                              MCA MORTGAGE CORPORATION, formerly
                                known as Mortgage Corporation of America



                              By:
                                   -----------------------------
                              Name:
                                   -----------------------------
                              Title:
                                   -----------------------------

                              MORTGAGE CORPORATION OF AMERICA,
                                formerly known as First American
                                Mortgage Associates, Inc.



                              By:
                                   -----------------------------
                              Name:
                                   -----------------------------
                              Title:
                                   -----------------------------


                              TEXAS COMMERCE BANK NATIONAL ASSOCIATION



                              By:
                                   -----------------------------
                              Name:
                                   -----------------------------
                              Title:
                                   -----------------------------

                        SCHEDULE I TO SECURITY AGREEMENT
                PLACE OF BUSINESS, TRADE NAMES AND FORMER NAMES
                                  OF COMPANIES



                                                                                                               STILL
                                                             STATE OF          STATES          TRADE NAMES     USING
  NAME AND TAXPAYER I.D.             OWNERSHIP            INCORPORATION     QUALIFIED AS          USED         NAME?
                                                                            FOREIGN CORP.                       Y/N
----------------------------------------------------------------------------------------------------------------------
 MCA Financial             Approximately 523,283 shares   Michigan         None                   None          No
 Corporation               owned by various individuals
 38-3014001                and entities disclosed to
                           the Bank on a separate
                           schedule
----------------------------------------------------------------------------------------------------------------------

 MCA Mortgage              MCA Financial Corp.            Michigan         See attached           None          No
 Corporation                                                               list
 38-2613174
----------------------------------------------------------------------------------------------------------------------
 Mortgage Corporation      MCA Financial Corp.            Michigan         Indiana, Ohio          None          No
 of America
 38-2509529

                                                        OTHER
                                CHIEF EXECUTIVE       PRINCIPAL
  NAME AND TAXPAYER I.D.             OFFICE            OFFICES
-----------------------------------------------------------------
 MCA Financial                 23999 Northwestern      None
 Corporation                   Hwy.
 38-3014001                    Southfield, MI 48075
-----------------------------------------------------------------
 MCA Mortgage                  23999 Northwestern      None
 Corporation                   Hwy.
 38-2613174                    Southfield, MI 48075
-----------------------------------------------------------------
 Mortgage Corporation          23999 Northwestern      None
 of America                    Hwy.
 38-2509529                    Southfield, MI 48075


                            MCA MORTGAGE CORPORATION
                  STATES WHERE MCAMC IS LICENSED TO ORIGINATE
                        OR ACQUIRE FIRST MORTGAGE LOANS
                         (OR IS EXEMPT FROM LICENSING)


                    OK TO ORIGINATE          OK TO ACQUIRE LOANS FUNDED & CLOSED
                                             BY LICENSED BROKER OR LENDER

                    Alabama                  Alabama
                    Alaska                   Alaska
                    Arkansas                 Arkansas
                    Arizona                  Arizona
                    California*              California**
                    Colorado                 Colorado
                    Florida                  Connecticut
                    Georgia                  Delaware
                    Illinois                 Georgia
                    Indiana                  Florida
                    Kentucky                 Idaho
                    Louisiana                Illinois
                    Michigan                 Indiana
                    Minnesota                Kentucky
                    Mississippi              Louisiana
                    Missouri                 Maryland
                    New Mexico               Massachusetts
                    North Carolina           Michigan
                    Ohio                     Minnesota
                    Pennsylvania             Mississippi
                    South Carolina           Missouri
                    Tennessee                Montana

                    Texas                    New Jersey
                    Utah                     New Mexico
                    Virginia                 New York
                    Washington               North Carolina
                    West Virginia            North Dakota
                    Wisconsin*               Ohio
                                             Oregon
                                             Pennsylvania
                                             Rhode Island
                                             South Carolina
                                             Tennessee
                                             Texas
                                             Utah
                                             Vermont
                                             Virginia
                                             Washington
                                             West Virginia
                                             Wisconsin


    *    Loan officer must also have license to work directly with borrower
    **   OK to table-fund and close in MCAMC's name on brokered loans

                                   EXHIBIT E


     [NOTE: BIFURCATED OPINION MAY BE REQUIRED IF THE FIRM ISSUING THE OPINION DOES NOT INCLUDE A LAWYER LICENSED IN TEXAS WHO CAN ISSUE THE ENFORCEABILITY AND PERFECTION OPINIONS SET FORTH IN NUMBERED PARAGRAPHS 4 AND 7 BELOW.]


                                 June ___, 1997


Texas Commerce Bank National Association
712 Main Street
Houston, Texas 77002

Attention:  Managing Director, Corporate Mortgage Finance Group

Ladies and Gentlemen:

     We have acted as counsel to MCA Financial Corp., a Michigan corporation ("MCAFC"), MCA Mortgage Corporation, a Michigan corporation formerly known as Mortgage Corporation of America ("MCAMC") and Mortgage Corporation of America ("MCA"), a Michigan corporation formerly known as First American Mortgage Associates, Inc. (each, a "BORROWER" and together, the "BORROWERS"), in connection with a Revolving Credit Loan Agreement, dated as of the date hereof (the "LOAN AGREEMENT"), and the related Security Agreement (the "SECURITY AGREEMENT") and Revolving Credit Note (the "NOTE") among the Borrowers and you. The Loan Agreement, the Security Agreement and the Note, together with the Acknowledgment Agreements among MCAMC as Servicer, MCA as Servicer, you as secured party and the Federal Home Loan Mortgage Corporation ("FHLMC") and the UCC financing statements contemplated in the Security Agreement (the "UCC STATEMENTS") are sometimes referred to as the "LOAN DOCUMENTS." This opinion letter is provided to you pursuant to Section 4.1(h) of the Loan Agreement. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Loan Agreement.

     In addition, we have acted as counsel to MCAF, MCAMC and MCA in connection with the Credit Enhancement Umbrella Agreement dated as of _________________ (the "UMBRELLA AGREEMENT") among MCAF, MCAMC (then named MCA Mortgage Corporation), MCA (then named First American Mortgage Associates and the Board of Trustees of the Policemen and Firemen Retirement System of the City of Detroit (the "BOARD") and the related Master Security Agreement (the "BOARD SECURITY AGREEMENT") among MCAF, MCAMC, MCA and the Board and the Piggyback Rights Agreement (the "PIGGYBACK AGREEMENT") between MCAF and the Board, each of even date with the Umbrella Agreement. The Umbrella Agreement, the Master Security Agreement, and the Piggyback Agreement, together with the Acknowledgment Agreements (as defined in the Master Security

Texas Commerce Bank National Association
June ___, 1997
Page 2


Agreement) among MCAMC as Servicer, MCA as Servicer, the Board as secured party and the Federal Home Loan Mortgage Corporation ("FHLMC") and the UCC financing statements contemplated in the Master Security Agreement (the "UCC STATEMENTS") are sometimes referred to as the "ENHANCEMENT DOCUMENTS." MCAF, MCAMC and MCA are sometimes collectively referred to herein as the "COMPANIES" or individually as a "COMPANY."

     We have examined the Loan Documents and the Enhancement Documents, the Articles of Incorporation, as amended, and By-Laws, as amended, of each Borrower, the corporate proceedings of each Borrower in connection with the transactions contemplated by the Loan Documents and the Enhancement Documents, and such other documents and records, and made such examination of law, as we have deemed necessary in connection with the opinions expressed herein.

     This opinion is governed by and is subject to (i) the Legal Opinion Accord (the "ACCORD") of the American Bar Association Section of Business Law (1991) and (ii) Section A of Part II of the Report of the Ad Hoc Committee of the Business Law Section of the State Bar of Michigan on Standardized Legal Opinions in Business Transactions (1991) ("Part II"). A copy of Part II is attached hereto and incorporated herein by reference. Without limiting the generality of the foregoing, the meaning of terms and phrases used in this opinion (other than those defined in the Umbrella Agreement) is governed by and is subject to the Accord and Part II.

     Based upon the foregoing and upon our examination of such documents and other matters as we deemed relevant, it is our opinion that:

          1. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and is in good standing in every jurisdiction where the failure to be so qualified could have a Material Adverse Effect.

          2. Each Borrower has the corporate power and authority to execute, deliver and perform the Loan Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Revolving Credit Note and the other Loan Documents, to grant to you liens and security interests in the Collateral as contemplated by the Loan Agreement and to do any and all other things required of it under the Loan Agreement or under the Security Agreement. Schedule A attached hereto correctly sets forth, as to each Borrower, the number of shares of its capital stock of each class outstanding and the ownership thereof.

          3. The execution, delivery and performance of the Loan Agreement, the borrowings thereunder and the execution, delivery and performance of the other Loan Documents (a) have been

Texas Commerce Bank National Association
June ___, 1997
Page 3

duly authorized by all requisite corporate action of each Borrower, (b) except for UCC filings and any required consents or acknowledgments from the Agencies, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, other than such registrations, consents or approvals as have been obtained and disclosed in writing to you, (c) will not violate, conflict with or constitute (with or without notice or passage of time) a default under (i) the Articles of Incorporation or Bylaws of any Borrower, (ii) any provision of law or, to our knowledge, any order of any court or other agency of government applicable to any Borrower, or (iii) any provision of any contract, mortgage, indenture, note, agreement, lease or other instrument known to us to which any Borrower is a party, or by which it or any of its properties or assets are bound, and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Borrower other than in favor of the Bank and, in accordance with the terms of the Enhancement Agreement, the Board.

          4. The Loan Agreement, the Revolving Credit Note, the Security Agreement, the Financing Statements and all other documents contemplated by the Loan Agreement will be, when delivered, valid and binding obligations of each Borrower in each case enforceable in accordance with their terms, except as the enforceability thereof may be limited to applicable bankruptcy, insolvency, reorganization and similar laws affecting the rights of creditors generally and by general principles of equity, whether applied in a proceeding at law or in equity.

          5. No Borrower or Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no Borrower owns any margin stock.

          6. No Borrower or Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          7. The Security Agreement creates a valid security interest in your favor as security for the payment of the Obligations (as defined in the Security Agreement) in all of the Borrowers' right, title and interest in and to all personal property included within the definition of the term Collateral (as defined in the Security Agreement) in which a security interest can be granted under the UCC (the "CODE COLLATERAL"). We have examined the Financing Statements to be filed in the filing offices listed on Schedule B attached hereto (the "FILING OFFICES") with respect to the security interests granted to you pursuant to the Security Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Security Agreement with respect to the location of the Code Collateral and the chief executive office of the Borrowers are and

Texas Commerce Bank National Association
June ___, 1997
Page 4

remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Security Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and (b) the security interests granted to you pursuant to such Security Agreement in and to such Code Collateral will be perfected by filing financing statements in the Filing Offices under the UCC.

          8. Each of the Companies has all requisite corporate power and authority to execute and deliver the Enhancement Documents to which it is a party, to perform its obligations thereunder, to consummate the transactions contemplated thereby and to grant the liens and security interests in the collateral contemplated by the Master Security Agreement. The execution and delivery by each of the Companies of the Enhancement Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of the Companies. The Enhancement Documents have each been duly and validly executed and delivered by each of the Companies which is a party thereto, and each agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, and subject to general principles of equity, whether applied in a proceeding at law or in equity.

     We hereby confirm to you that we have no knowledge of any action, suit or proceedings, at law or in equity, before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending or threatened against or affecting any Borrower or any properties or rights of any Borrower which, if adversely determined, would, individually or collectively, have a Material Adverse Effect.

     We are members of the Bar of the State of [TEXAS][MICHIGAN] and we do not express any opinion herein concerning any law other than the law of the State of [TEXAS][MICHIGAN] and the Federal law of the United States.

     This opinion letter may be relied upon by you only in connection with the transactions contemplated by the Loan Agreement and may not be used, relied upon or furnished by or to any other person or for any purpose whatsoever without our prior written consent.

                                   Very truly yours,


                                   BUTZEL LONG

                                   EXHIBIT F

Texas Commerce Bank National Association
712 Main Street
Houston, Texas 77002

Attention:  Managing Director, Corporate Mortgage Finance Group

Re:  MCA Financial Corp. and related entities;
     $28,500,000 Revolving Credit Loan Agreement with Texas Commerce Bank National Association

Dear Texas Commerce Bank National Association Representative:

     I am legal counsel to the Board of Trustees (the "BOARD") of the Policemen and Firemen Retirement System of the City of Detroit (the "SYSTEM"). I have reviewed and am familiar with the pension provisions found in (a) the 1918 City of Detroit Charter as amended through June 30, 1974 and continued in effect by Article XI, Section 102 of the July 1, 1974 City of Detroit Charter,
(b) Article XI of the July 1, 1974 City of Detroit Charter, (c) the pension ordinances found in Chapter 54 of the City of Detroit Municipal Code, and (d) other applicable law, including State of Michigan statutes applicable to investment of funds of public employees' retirement systems, including Act No. 314 of the Public Acts of 1965, as amended (codified as "Investment of Assets of Public Employees Retirement Systems" (MCLA 38.1132 et seq.)) ("ACT").

     I have examined copies of (a) the Note Purchase Agreement, dated June ___, 1997 (the "NOTE PURCHASE AGREEMENT"), between Texas Commerce Bank National Association (the "BANK") and the System, to be delivered to the Bank pursuant to the Revolving Credit Loan Agreement dated June ___, 1997, among the Bank, MCA Financial Corp. and certain direct or indirect subsidiaries of MCA Financial Corp., and (b) the resolutions (the "RESOLUTIONS") of the Board authorizing and approving the execution and delivery of the Note Purchase Agreement and the consummation of the transaction contemplated thereby. Capitalized terms used in this opinion and not otherwise defined have the meanings those terms have in the Note Purchase Agreement.

     I have also examined such other documents, and made such further inquiries, as were, in my judgment, necessary in order to enable me to express the opinions set forth below. In making such examination I have assumed that all documents delivered to me, and the signatures of parties other than the System appearing thereon, were genuine, and I have not undertaken to independently verify the same.

     Based on the foregoing, it is my considered opinion that:

          1. The System is duly organized and validly existing under the laws of the State of Michigan.

          2. The System through its Board of Trustees is legally empowered to enter into and perform its obligations under the Note Purchase Agreement, and such entering into and performance constitutes a qualified "investment" pursuant to the Act.

          3. The Note Purchase Agreement has been duly authorized, executed and delivered by the System and, provided the obligations of the System under the Comerica Note Purchase Agreement are terminated by reason of the final, irrevocable payment in full of the "Obligations" as defined in the Comerica Note Purchase Agreement, constitutes a legal, valid and binding obligation of the System, enforceable in a Michigan court of competent jurisdiction (or in a federal court in Michigan) in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally (now existing or hereafter enacted), and by general principles of equity (regardless of whether enforcement is sought at law or in equity).

          4. The Resolutions were duly and regularly adopted by the duly constituted Board of Trustees of the System, in accordance with all applicable laws, charter provisions, ordinances, and regulations and have not been rescinded and remain in full force and effect on the date hereof.

          5. There is no action, suit, proceeding or investigation before any court, public board or body to which the System is a party or, to the best of my knowledge and information after due inquiry with respect thereto, which is threatened against the System, or, to my actual knowledge, any litigation pending in the State of Michigan, any adverse decision of either of which would have a material adverse effect on the ability of the System to perform its obligations under the Note Purchase Agreement.

          6. The System is a governmental pension plan within the provisions of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

          7. The System is not subject to the jurisdiction of the Pension Benefit Guaranty Corporation ("PBGC"); and in the event of the insolvency of the System, the PBGC will not have any jurisdiction in insolvency or reorganization proceedings, and the System will not be subject to PBGC receivership or regulation.

     I am a member of the Bar of the State of Michigan and do not express any opinion herein concerning any law other than the law of the State of Michigan and the Federal law of the United States.

     This opinion letter may be relied upon by you and other present or future owners or holders of the Obligations and your and their legal counsel only in connection with the transactions contemplated by the Note Purchase Agreement and may not be used, relied upon or furnished by or to any other person or for any purpose whatsoever without my prior consent.

                                   Very truly yours,

                                   RONALD ZAJAC, P.C.

                                   By:
                                      -----------------------------------

                                  EXHIBIT G-1

                       DISBURSEMENT REQUEST CERTIFICATE -
                             SERVICING REFINANCING


     The undersigned, ______________, certifies to Texas Commerce Bank National Association (the "BANK") that he is the duly appointed Chief Financial Officer of MCA Financial Corp., a Michigan corporation (the "COMPANY"). Pursuant to that certain Revolving Credit Loan Agreement (Secured) among the Company, the other Borrowers named therein and the Bank dated June ___, 1997 (the "LOAN AGREEMENT"), the Company has delivered a request to the Bank dated as of ________, 199__, for disbursement of a Revolving Loan. In connection with such request and pursuant to Section 4.2(a) of the Loan Agreement, the undersigned further certifies to the Bank as follows:

          1. Capitalized terms in this Disbursement Request Certificate and not otherwise herein defined have the meaning ascribed to them in the Loan Agreement.

          2. The proceeds of the requested Revolving Loan are to be used to refinance Eligible Servicing Rights heretofore financed for the Borrowers by another lender; the Borrowers own good and marketable title to such Servicing Rights; upon disbursement of the requested Revolving Loan, the Bank will have a first and prior perfected security interest in and to such Servicing Rights, free and clear of any lien, charge or interest of any party other than the applicable Agency (pursuant to the applicable Agency Contract); and, pursuant to the Enhancement Agreement, a security interest second and subordinate to the Bank's security interest, in favor of the Pension Fund.

          3. All of the Servicing Rights to be so refinanced are Eligible Servicing Rights.

          4. Upon funding of such Revolving Loan, all of the Servicing Rights to be so refinanced shall be pledged to the Bank as Collateral, and to no other person (except pursuant to a Permitted Lien granted to the Pension Fund pursuant to the Enhancement Agreement), and shall be subject to the Loan Agreement and the Security Agreement.

          5. The Company has delivered to the Bank and the Pension Fund in a timely fashion true and complete copies of all documents required to be delivered to them pursuant to Section 4.2(c) of the Loan Agreement.

          6. All approvals with respect to the Servicing Rights refinancing required under Section 4.2(d) of the Loan Agreement have been obtained, and true and complete copies thereof have been delivered to the Bank.

          7.        All acknowledgments or other consents required under
Section 4.2(e) of the Loan Agreement have been obtained, and true and complete copies thereof have been delivered to the Bank.


          8. No Default or Event of Default has occurred and is continuing as of this date.

          9. The representations and warranties set forth in Section 5 of the Loan Agreement and Section 5 of the Security Agreement are true and correct as of this date.

     IN WITNESS WHEREOF,      the undersigned has executed this Disbursement
Request Certificate this ___ day of _______, 199_.

                              MCA FINANCIAL CORP.


                              By:
                                   --------------------------------------
                              Name:
                                   --------------------------------------
                                        Chief Financial Officer

                                  EXHIBIT G-2

                       DISBURSEMENT REQUEST CERTIFICATE -
                             SERVICING ACQUISITION


     The undersigned, ______________, certifies to Texas Commerce Bank National Association (the "BANK") that he is the duly appointed Chief Financial Officer of MCA Financial Corp., a Michigan corporation (the "COMPANY"). Pursuant to that certain Revolving Credit Loan Agreement (Secured) among the Company, the other Borrowers named therein and the Bank dated June ___, 1997 (the "LOAN AGREEMENT"), the Company has delivered a request to the Bank dated as of ________, 199__, for disbursement of a Revolving Loan. In connection with such request and pursuant to Section 4.2(a) of the Loan Agreement, the undersigned further certifies to the Bank as follows:

          1. Capitalized terms in this Disbursement Request Certificate and not otherwise herein defined have the meaning ascribed to them in the Loan Agreement.

          2. The proceeds of the requested Revolving Loan are to be used to finance a Servicing Acquisition; and upon disbursement of such proceeds to the seller of the related Servicing Rights, a Borrower shall own good and marketable title to such Servicing Rights, free and clear of any lien, charge or interest of any party other than the applicable Agency (pursuant to the applicable Agency Contract), the Bank and, pursuant to the Enhancement Agreement, the Pension Fund.

          3. All of the Servicing Rights to be acquired in the proposed Servicing Acquisition are Eligible Servicing Rights.

          4. All of the Servicing Rights to be acquired in the proposed Servicing Acquisition shall be pledged to the Bank upon acquisition as Collateral, and to no other person (except pursuant to a Permitted Lien granted to the Pension Fund pursuant to the Enhancement Agreement), and shall be subject to the Loan Agreement and the Security Agreement.

          5. The Company has delivered to the Bank and the Pension Fund in a timely fashion true and complete copies of all documents required to be delivered to them pursuant to Section 4.2(c) of the Loan Agreement.

          6. All approvals with respect to the Servicing Acquisition required under Section 4.2(d) of the Loan Agreement have been obtained, and true and complete copies thereof have been delivered to the Bank.

          7.        All acknowledgments or other consents required under
Section 4.2(e) of the Loan Agreement have been obtained, and true and complete copies thereof have been delivered to the Bank.


          8. No Default or Event of Default has occurred and is continuing as of this date.

          9. The representations and warranties set forth in Section 5 of the Loan Agreement and Section 5 of the Security Agreement are true and correct as of this date.

     IN WITNESS WHEREOF,      the undersigned has executed this Disbursement
Request Certificate this ___ day of _______, 199_.

                              MCA FINANCIAL CORP.


                              By: _____________________________

                              Name: ___________________________
                                        Chief Financial Officer

                                  EXHIBIT G-3

                       DISBURSEMENT REQUEST CERTIFICATE -
                              ORIGINATED SERVICING


     The undersigned, ______________, certifies to Texas Commerce Bank National Association (the "BANK") that he is the duly appointed Chief Financial Officer of MCA Financial Corp., a Michigan corporation (the "COMPANY"). Pursuant to that certain Revolving Credit Loan Agreement (Secured) among the Company, the other Borrowers named therein and the Bank dated June ___, 1997 (the "LOAN AGREEMENT"), the Company has delivered a request to the Bank dated as of _______, 199_, for pursuant to Section 4.2(a) of the Loan Agreement, the undersigned further certifies to the Bank as follows:

          1. Capitalized terms used in this Disbursement Request Certificate and not otherwise herein defined have the meaning ascribed to them in the Loan Agreement.

          2. There is not outstanding on this date any Revolving Loan previously advanced by the Bank with respect to the Originated Servicing to which the requested Revolving Loan relates.

          3. All of the Originated Servicing to which such requested Revolving Loan relates shall be pledged to the Bank, and to no other person (except pursuant to a Permitted Lien granted to the Pension Fund pursuant to the Enhancement Agreement), and shall be subject to the Loan Agreement and the Security Agreement.

          4.        All acknowledgments or other consents required under
Section 4.2(e) of the Loan Agreement have been obtained, and true and complete copies thereof have been delivered to the Bank.

          5. No Default or Event of Default has occurred and is continuing as of this date.

          6. The representations and warranties set forth in Section 5 of the Loan Agreement and Section 5 of the Security Agreement are true and correct as of this date.

     IN WITNESS WHEREOF, the undersigned has executed this Disbursement Request Certificate this ___ day of _______, 199_.

                              MCA FINANCIAL CORP.

                              By:   _____________________________

                              Name: _____________________________

                                        Chief Financial Officer

                                  EXHIBIT G-4

                       DISBURSEMENT REQUEST CERTIFICATE -
                              RESIDUALS FINANCING


     The undersigned, ______________, certifies to Texas Commerce Bank National Association (the "BANK") that he is the duly appointed Chief Financial Officer of MCA Financial Corp., a Michigan corporation (the "COMPANY"). Pursuant to that certain Revolving Credit Loan Agreement (Secured) among the Company, the other Borrowers named therein and the Bank dated June ___, 1997 (the "LOAN AGREEMENT"), the Company has delivered a request to the Bank dated as of ________, 199__, for disbursement of a Revolving Loan. In connection with such request and pursuant to Section 4.2(a) of the Loan Agreement, the undersigned further certifies to the Bank as follows:

          1. Capitalized terms in this Disbursement Request Certificate and not otherwise herein defined have the meaning ascribed to them in the Loan Agreement.

          2. The proceeds of the requested Revolving Loan are to be used to finance Eligible Residuals, and upon issuance of the related Mortgage Securities, a Borrower shall own good and marketable title to such Eligible Residuals, free and clear of any lien, charge or interest of any party other than the Bank's first priority perfected security interest therein and, pursuant to the Enhancement Agreement, the Pension Fund's junior and subordinate security interest therein.

          3. All of the residual interests to be financed with such Revolving Loan are Eligible Residuals.

          4. All of the residual interests to be financed with such Revolving Loans shall be pledged to the Bank upon issuance of the related Mortgage Securities, and to no other person (except pursuant to a Permitted Lien granted to the Pension Fund pursuant to the Enhancement Agreement), and shall be subject to the Loan Agreement and the Security Agreement.

          5. The Company has delivered to the Bank and the Pension Fund in a timely fashion true and complete copies of all documents required to be delivered to them pursuant to Section 4.2(c) of the Loan Agreement.

          6. All approvals with respect to the relevant residual interests' ownership and financing required under Section 4.2(d) of the Loan Agreement have been obtained, and true and complete copies thereof have been delivered to the Bank.

          7. The relevant Mortgage Securities shall have been issued (or will be issued concurrently with the funding of the requested Revolving Loan).

          8. No Default or Event of Default has occurred and is continuing as of this date.

          9. The representations and warranties set forth in Section 5 of the Loan Agreement and Section 5 of the Security Agreement are true and correct as of this date.

     IN WITNESS WHEREOF,      the undersigned has executed this Disbursement
Request Certificate this ___ day of _______, 199_.

                              MCA FINANCIAL CORP.


                              By: _______________________________

                              Name: _____________________________
                                        Chief Financial Officer

                                   EXHIBIT H

                              MCA FINANCIAL CORP.
                          SERVICING RIGHTS CERTIFICATE

     The undersigned, ________________, certifies to Texas Commerce Bank National Association (the "BANK") that he is the duly appointed Chief Financial Officer of MCA Financial Corp., a Michigan corporation (the "COMPANY"). Pursuant to Section 6.1(e) of that certain Revolving Credit Loan Agreement (Secured) among the Company, the other Borrowers named therein and the Bank dated June __, 1997 (the "LOAN AGREEMENT"), the undersigned further certifies to the Bank as follows:

          1. Capitalized terms used in this certificate and not otherwise herein defined have the meaning ascribed to them in the Loan Agreement. As used herein, "SERVICING RIGHTS" excludes books, ledgers, records, computer software and programs, instructional manuals and other written or electronic information.

          2. Attached hereto as Exhibit A is a list of all Servicing Rights in which the Borrowers have any right, title or interest as of _____________, 199__, including all Eligible Servicing Rights. As of such date, the aggregate principal balance of the mortgage loans to which such Servicing Rights relate is:

                    (a)       with regard to the Eligible Servicing Rights:       $___________


                    (b)       with regard to the other Servicing Rights:          $___________

                              Total                                               $
                                                                                   ===========



     3. As of _________, 199__, the aggregate cost, net of depreciation, of all such Servicing Rights was $__________, consisting of:


                    (a)       with regard to the Eligible Servicing Rights:       $___________


                    (b)       with regard to the other Servicing Rights:          $___________

                              Total                                               $
                                                                                   ==========


     4. As of ___________, 199__, the aggregate market value of all such Servicing Rights, based, solely on the report of ________________ dated _____________, 199__, and determined pursuant to Section 6.12 of the Loan Agreement, was $__________, consisting of:

                    (a)       with regard to the Eligible Servicing Rights:       $___________

                    (b)       with regard to the other Servicing Rights:          $___________

                              Total                                               $
                                                                                   ===========

     IN WITNESS WHEREOF, the undersigned has executed this Servicing Rights Certificate this ___ day of ________, 199__.

                                        MCA FINANCIAL CORP.


                                        By: ____________________________________

                                        Name: __________________________________
                                               Chief Financial Officer

                                   EXHIBIT I

                              MCA FINANCIAL CORP.
                         RESIDUAL INTERESTS CERTIFICATE

     The undersigned, ________________, certifies to Texas Commerce Bank National Association (the "BANK") that he is the duly appointed Chief Financial Officer of MCA Financial Corp., a Michigan corporation (the "COMPANY"). Pursuant to Section 6.1(f) of that certain Revolving Credit Loan Agreement (Secured) among the Company, the other Borrowers named therein and the Bank dated June __, 1997 (the "LOAN AGREEMENT"), the undersigned further certifies to the Bank as follows:


     1. Capitalized terms used in this certificate and not otherwise herein defined have the meaning ascribed to them in the Loan Agreement.

          2. Attached hereto as Exhibit A is a list of all residual interests in Mortgage Securities in which the Borrowers have any right, title or interest as of _____________, 199__, including all Eligible Residual Interests (separately classified as such on such exhibit). As of such date, the aggregate appraised value (as most recently appraised by an Approved Residuals Appraiser) of such residual interests is:

                    (a)       with regard to the residual interests that
                              are not pledged to the Bank:                        $
                                                                                    -----------------


                    (b)       with regard to the Eligible Residual Interests
                              pledged to the Bank:                                $
                                                                                    -----------------

                              Total                                               $
                                                                                    =================

     IN WITNESS WHEREOF, the undersigned has executed this Servicing Rights Certificate this ___ day of ________, 199__.

                                        MCA FINANCIAL CORP.


                                        By:
                                           ------------------------------------
                                        Name:
                                           ------------------------------------
                                                Chief Financial Officer

                                  SCHEDULE CA

                               CONTROL AGREEMENT


                          _____________________, 199__

TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Texas Commerce"), a national banking association;

THE BOARD OF TRUSTEES OF THE POLICEMEN AND FIREMEN RETIREMENT SYSTEM OF THE CITY OF DETROIT ("Board"), a pension plan and trust originally established by the Charter and Municipal Code of the City of Detroit;

MCA FINANCIAL CORPORATION ("MCAFC"), MCA MORTGAGE CORPORATION ("MCAMC") and MORTGAGE CORPORATION OF AMERICA ("MCA"), all Michigan corporations collectively referred to as "Debtors" or individually as a "Debtor"; and

CHASE SECURITIES OF TEXAS, INC. ("Securities Intermediary"), a Delaware corporation;

hereby agree as follows:

                                P R E A M B L E:


               (i) Securities Intermediary and Debtors have entered into a customer agreement, a copy of which is attached hereto as Exhibit A (the "Customer Agreement"), pursuant to which Securities Intermediary has established its securities account number in the name of Debtors (the "Account").


               (ii) Debtors and Texas Commerce have entered into the Security Agreement dated as of June ___, 1997, a copy of which is attached hereto as Exhibit B (the "Texas Commerce Security Agreement"), in which Debtors have granted Texas Commerce a security interest in the Account.


               (iii) Debtors and the Pension Fund have entered into an Amended and Restated Master Security Agreement dated as of June ___, 1997, a copy of which is attached hereto as Exhibit C (the "Pension Fund Security Agreement"), in which Debtors have granted the Pension Fund a security interest in the Account.


               (iv) The Pension Fund's security interest in the Account is subordinate and inferior to the Bank's security interest in the Account.


               (v) Texas Commerce, the Pension Fund, Debtors and Securities Intermediary are entering into this Agreement to provide for the control of the Account and to perfect the first security interest of Texas Commerce in the Account as more fully described in the Texas Commerce Security Agreement and the second security interest of the Pension Fund in the Account as more fully described in the Pension Fund Security Agreement.

                                   T E R M S:


     SECTION 1. THE ACCOUNT. Securities Intermediary hereby represents and warrants to Texas Commerce, Pension Fund and Debtors that (i) the Account has been established in the name of Debtors as recited above, (ii) Exhibit D attached hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date hereof, (iii) Exhibit D does not reflect any financial assets which are registered in the name of Debtors, payable to Debtors' order, or specially endorsed to Debtors, which have not been endorsed to Securities Intermediary or in blank, (iv) the Customer Agreement, the security entitlement arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Securities Intermediary, (v) except for the claims and interest of Texas Commerce, of the Pension Fund and of Debtors in the Account, and the claims and interests (if any) reserved by the issuer(s) or prior endorser(s) of such financial assets, Securities Intermediary does not know of any claim to or interest in the Account or in any financial asset carried therein, (vi) no agreement relating to the Account has been entered into between the Securities Intermediary and Debtors, other than this Agreement and the Customer Agreement, (vii) until Texas Commerce shall have given written notice to the Securities Intermediary that Texas Commerce no longer holds any security interest or other interest in the Securities Account (a "Texas Commerce Termination Notice"), the Securities Intermediary recognizes the Texas Commerce as the sole party entitled to give any instructions with respect to the Account, (viii) from and after the date (if ever) when Texas Commerce shall give a Texas Commerce Termination Notice to Securities Intermediary, the Securities Intermediary will recognize the Pension Fund as the sole party entitled to give any instructions with respect to the Account and (ix) until the termination of this Agreement, Securities Intermediary will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of the State of Texas.

     SECTION 2. NO WITHDRAWALS. Notwithstanding the provisions of Section 4 below, Securities Intermediary shall neither accept nor comply with any entitlement order from any Debtor withdrawing any financial assets from the Account nor deliver any such financial assets to Debtors nor pay any free credit balance or other amounts owing from Securities Intermediary to any Debtor with respect to the Account without (i) before Securities Intermediary's receipt of a Texas Commerce Termination Notice, the specific prior written consent of Texas Commerce or (ii) after Securities Intermediary's receipt of a Texas Commerce Termination Notice, the specific prior written consent of the Pension Fund.

     SECTION 3. PRIORITY OF LIEN. Securities Intermediary hereby acknowledges that it has received a copy of the Texas Commerce Security Agreement, consents to the terms thereof and recognizes the security interest granted therein to Texas Commerce by Debtors. Securities Intermediary also hereby acknowledges that it has received a copy of the Pension Fund Security Agreement, consents to the terms thereof and recognizes the security interest granted therein to the Pension Fund by Debtors. Securities Intermediary hereby acknowledges and recognizes the first and senior priority of the Texas Commerce Security Agreement and its security interest in favor of Texas Commerce over the Pension Fund Security Agreement and its security interest in favor of the Pension Fund. Securities Intermediary hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Debtors therein, either directly or by allowing Debtors to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate any securities carried in the Account. Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Texas Commerce, the Pension Fund and Debtors.

     SECTION 4. CONTROL. Securities Intermediary will comply with entitlement orders originated by Texas Commerce concerning the Account without further consent by the Pension Fund or by Debtors. After receipt of the Texas Commerce Termination Notice, Securities Intermediary will comply with entitlement orders originated by the Pension Fund concerning the Account without further consent by Texas Commerce or by Debtors. Securities Intermediary shall not comply with instructions or entitlement orders originated by Debtors concerning the Account without the prior written consent of both Texas Commerce and the Pension Fund.

     SECTION 5. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. Securities Intermediary will send copies of all statements (not less often than once each calendar month), confirmations and other correspondence concerning the Account simultaneously to MCAF, Texas Commerce and the Pension Fund at their respective addresses set forth by their signature blocks below. If any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary will promptly notify Texas Commerce, the Pension Fund and Debtors thereof.

     SECTION 6.  RESPONSIBILITY OF SECURITIES INTERMEDIARY.    Securities
Intermediary shall have no responsibility or liability to Debtors for complying with entitlement orders concerning the Account originated by Texas Commerce or, after Securities Intermediary's receipt of what it believes to be a Texas Commerce Termination Notice, the Pension Fund. Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty on Securities Intermediary other than those expressly set forth herein.

     SECTION 7. TAX REPORTING. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of MCAF.

     SECTION 8. CUSTOMER AGREEMENT. This Agreement supplements the Customer Agreement among the parties hereto. In the event of a conflict between this Agreement and the Customer Agreement, the terms of this Agreement will prevail. Regardless of any provision in the Customer Agreement, Texas shall be deemed to be the Securities Intermediary's location for the purposes of this Agreement and the perfection and first priority of Texas Commerce's security interest in the Account and the perfection and second priority of the Pension Fund's security interest in the Account.

     SECTION 9. TERMINATION. The rights and powers granted herein to Texas Commerce have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the termination, liquidation, dissolution, merger or bankruptcy of any Debtor nor by the lapse of time. The rights and powers granted herein to the Pension Fund have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and also will neither be affected by the termination, liquidation, dissolution, merger or bankruptcy of any Debtor nor by the lapse of time. The obligations of Securities Intermediary to Texas Commerce under Sections 2, 3, 4 and 5 above shall continue in effect until the security interest of Texas Commerce in the Account has been terminated pursuant to the terms of the Texas Commerce Security Agreement and Texas Commerce has notified Securities Intermediary of such termination in writing. Upon receipt of such notice, the obligations of Securities Intermediary to Texas Commerce under Sections 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Texas Commerce shall have no further right to originate entitlement orders concerning the Account and Securities Intermediary may -- and upon request made by Debtors or the Pension Fund will -- remove the name of Texas Commerce from the Account. The obligations of Securities Intermediary to the Pension Fund under Sections 2, 3, 4 and 5 above shall continue in effect until the security interest of the Pension Fund in the Account has been terminated pursuant to the terms of the Pension Fund Security Agreement and the Pension Fund has notified Securities Intermediary of such termination in writing. Upon receipt of such notice, the obligations of Securities Intermediary to the Pension Fund under Sections 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, the Pension Fund shall have no further right to originate entitlement orders concerning the Account and Securities Intermediary may take such steps as Debtors may request to vest full ownership and control of the Account in Debtors, including, but not limited to, removing the name of the Pension Fund from the Account or, if (and only if) the rights of Texas Commerce have also terminated, transferring all of the financial assets and credit balances in the Account to another securities account in the name of Debtors or their designee.

     SECTION 10. EXPENSES. All expenses incurred by Securities Intermediary in the ordinary course of its administration of the Account will be Debtors' sole responsibility and may not be repaid from or charged against the Collateral until all obligations secured by the Texas Commerce Security Agreement and all obligations secured by the Pension Fund Security Agreement have been indefeasibly repaid in full.

     SECTION 11. AMENDMENTS. No amendments, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

     SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

     SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

     SECTION 14. RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

     SECTION 15. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person (including, if by telecopy, upon confirmation of receipt), or two (2) business days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such party's signature block below. Any party may change its address for notices in the manner set forth above.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

     SECTION 17. CHOICE OF LAW. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State of Texas. THE VALIDITY, TERMS, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THOSE LAWS
OF THE STATE OF TEXAS WHICH ARE APPLICABLE TO AGREEMENTS WHICH ARE NEGOTIATED, EXECUTED, DELIVERED AND PERFORMED SOLELY IN THE STATE OF TEXAS.

     SECTION 18. AMENDMENT OF OTHER AGREEMENTS. For purposes of the perfection of Texas Commerce's first and prior security interest in the Account and the perfection of the Pension Fund's second and subordinate security interest in the Account, and the effect of perfection and nonperfection and the priority of security interests in the Account, Debtors and Securities Intermediary hereby agree that all prior agreements between them, including the Customer Agreement, are hereby amended to be governed by the laws of the State of Texas and to delete any provision thereof permitting Securities Intermediary to grant a security interest in or pledge any of Debtors' property in the Account, and that such choice of law provision and such provision deleting Securities Intermediary's power to grant a security interest in or pledge any property in the Account will not be amended in this or any other agreement between Debtors and Securities Intermediary without Texas Commerce's and the Pension Fund's prior written consent.

     SECTION 19. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their undersigned duly authorized officers.


DEBTORS:

     MCAFC:

     MCA FINANCIAL CORPORATION     Address:
                                   23999 Northwestern Hwy., Suite 230
                                   Southfield, MI 48075
     By:                           Attention:  Mr. Keith D. Pietila
        ----------------------     Phone:  (248) 358-5555
     Name:                         Fax:  (248) 358-7507
          --------------------
     Title:
           -------------------

     MCAMC:

     MCA MORTGAGE CORPORATION      Address:
                                   23999 Northwestern Hwy., Suite 230
                                   Southfield, MI 48075
     By:                           Attention:  Mr. Keith D. Pietila
        ----------------------     Phone:  (248) 358-5555
     Name:                         Fax:  (248) 358-7507
          --------------------
     Title:
           -------------------

     MCA:

     MORTGAGE CORPORATION
       OF AMERICA                  Address:
                                   23999 Northwestern Hwy., Suite 230
                                   Southfield, MI 48075
     By:                           Attention:  Mr. Keith D. Pietila
        ----------------------     Phone:  (248) 358-5555
     Name:                         Fax:  (248) 358-7507
          --------------------
     Title:
           -------------------





                [Unnumbered signature page to Control Agreement]

SECURITIES INTERMEDIARY:

CHASE SECURITIES OF TEXAS, INC.    Address:
                                   707 Travis Street
                                   9th Floor North
By:                                Houston, Texas 77002-8094
     -------------------------     Phone:  (713) ________
Name:                              Fax:  (713) _______
     -------------------------
Title:
      ------------------------

Texas Commerce:

TEXAS COMMERCE BANK
  NATIONAL ASSOCIATION             Address:
                                   712 Main Street
                                   Houston, Texas 77002
By:                                Attention:  Ms. Pamela E. Skinner
     -------------------------     Phone:  (713) 216-5382
Name:                              Fax:  (713) 216-2082
     -------------------------
Title:
      ------------------------





                [Unnumbered signature page to Control Agreement]

Pension Fund:

BOARD OF TRUSTEES OF THE
  POLICEMEN AND FIREMEN
  RETIREMENT SYSTEM OF THE
  CITY OF DETROIT                  Address:
                                   908 City-County Building
                                    Detroit, Michigan 48226
By:                                Attention:  Executive Secretary
     -------------------------     Phone: (313) 224-3362
Name:                              Fax: (313) 224-3522
     -------------------------
Title:
      ------------------------

By:                                with copies to:
     -------------------------     Plante & Moran, LLP
Name:                              27400 Northwestern Highway, Ste. 300
     -------------------------     Southfield, Michigan  48037-0307
Title:                             Attention:  Jon Woods or Larry Cooley
      ------------------------     Phone:  (248) 827-0466
                                   Fax:  (248) 352-0018

                                   and

                                   Ronald Zajac, Esq.
                                   243 West Congress, Suite 480
                                   Detroit, Michigan  48226
                                   Phone:  (313) 961-6342
                                   Fax:  (313) 961-6559





                [Unnumbered signature page to Control Agreement]

ATTACHMENTS:
Exhibit A - Customer Agreement
Exhibit B - Texas Commerce Security Agreement
Exhibit C - Pension Fund A&R Master Security Agreement
Exhibit C - Account Statement

                                   EXHIBIT M
                       (RESIDUALS RIGHTS ASSIGNMENT FORM)

                              RESIDUALS ASSIGNMENT


     For and in consideration of $10 and other good and valuable consideration paid to MCA FINANCIAL CORP. ("MCAF"), MCA MORTGAGE CORPORATION ("MCAMC") and MORTGAGE CORPORATION OF AMERICA ("MCA"), each a Michigan corporation, by CHASE SECURITIES OF TEXAS, INC. ("Chase Securities/Texas"), a Delaware corporation, the receipt and sufficiency of which each hereby acknowledges, MCAF, MCAMC and MCA hereby transfer and assign to Chase Securities/Texas, its successors and assigns: (i) the Synthetic Residual Certificate (the "Certificate"), a copy of which is attached as Exhibit A hereto and hereby incorporated herein; (ii) all of MCAF's, MCAMC's and MCA's rights to receive payment of Residual Excess Servicing and Deferred Premium Payments in respect of any and all Securitized Loan Pools now or hereafter due to MCAF, MCA and MCAMC, or any of them, pursuant to and subject to Section 9 of the Securitization Access Agreement (defined in Exhibit A) (the "Payment Rights"); and (iii) MCAF's, MCAMC's and MCA's security interest (the "Security Interest") in the Collateral (as defined in the Security Agreement, which is in turn defined in Exhibit A).

          EXECUTED effective as of __________, 199__.

MCA FINANCIAL CORP.                MCA MORTGAGE CORPORATION


By:                                By:
     -------------------------           -----------------------------------
Name:                              Name:
     -------------------------           -----------------------------------
Title:                             Title:
      ------------------------           -----------------------------------

MORTGAGE CORPORATION
  OF AMERICA


By:
     -------------------------
Name:
     -------------------------
Title:
      ------------------------


                                    CONSENT

     Advanta Mortgage Conduit Services, Inc. and Advanta Mortgage Corp., USA hereby expressly consent to the foregoing transfer and assignment and hereby recognize Chase Securities of Texas, Inc., its successors and assigns, as the assignee, transferee, owner and holder of this Synthetic Residual Certificate and all such related rights and security thereby transferred and assigned.

     EXECUTED effective as of _______________, 1997.

ADVANTA MORTGAGE CONDUIT           ADVANTA MORTGAGE
  SERVICES, INC.                   CORP., USA


By:                                By:
   ---------------------------           -------------------------------------
Name:                              Name:
     -------------------------            ------------------------------------
Title:                             Title:
      ------------------------            ------------------------------------

                        DESIGNATION AS FINANCIAL ASSETS

     Pursuant to Section 8.102(9) of the Tex. Bus. & Comm. Code (the Uniform Commercial Code as it is in force in the State of Texas), MCAF, MCAMC, MCA and CHASE SECURITIES OF TEXAS, INC. hereby agree that all of the property, rights and interests transferred and assigned to Chase Securities/Texas by the foregoing assignment are financial assets.

          EXECUTED effective as of __________, 1997.

MCA FINANCIAL CORP.                MCA MORTGAGE CORPORATION


By:                                By:
   ---------------------------            ------------------------------------
Name:                              Name:
     -------------------------            ------------------------------------
Title:                             Title:
      ------------------------            ------------------------------------

MORTGAGE CORPORATION               CHASE SECURITIES OF TEXAS, INC.
  OF AMERICA


By:                                By:
   ---------------------------           -------------------------------------
Name:                              Name:
     -------------------------           -------------------------------------
Title:                             Title:
      ------------------------           -------------------------------------

                                  SCHEDULE AG
                             APPLICABLE GUIDELINES
         (FOR QUALIFYING POOLS AND THE MORTGAGE LOANS COMPRISING THEM)

Each mortgage loan shall be secured by a closed-end mortgage, in first or second lien position, to A to D credit borrowers (as defined by Advanta Mortgage Conduit Services, Inc., a Delaware corporation whose principal executive offices are at 16875 West Bernardo Drive, San Diego, CA 92127, telephone (619) 674-1800), on single family 1-4 unit properties.

No less than fifty percent (50%) of any pool shall have been originated with A and B credit grades.

No ARM pool will be more than two percent (2%) teased at origination calculated on a weighted average basis.

Each ARM shall be in a first lien position.

Each ARM's interest rate will be tied to either six-month LIBOR or one-year
CMT.

Each ARM will have a two percent (2%) periodic (per annum) cap and a minimum lifetime cap of six percent (6%).

No more than twenty-five percent (25%) of any pool will consist of two-year fixed/one-year adjustable, 3/1 or 5/1 intermediate mortgages (Treasury based Index).

No mortgage loan shall be a simple interest loan.

No more than ten percent (10%) of any pool will consist of mortgage loans with CLTVs in excess of ninety percent (90%) (without mortgage insurance from a carrier acceptable to Advanta Mortgage Corp. USA, a Delaware corporation whose principal executive offices are at 16875 West Bernardo Drive, San Diego, CA 92127.

No less than seventy percent (70% of each pool shall have been originated under a full documentation program.

No mortgage loan shall be more than thirty (30) days contractually delinquent as of the securitization cut-off date for the relevant securitization.

                                  SCHEDULE 5.1
                                  SUBSIDIARIES



           Company Name                       Shares Outstanding         Shareholder
           ------------                       ------------------         -----------
 I.        MCA Mortgage Corporation (MCAMC)           119,909            MCA Financial Corp.

 II.       Mortgage Corporation of America              50,000           MCA Financial Corp.
 III.      Complete Financial Corporation               18,750           MCA Financial Corp.

 IV.       Securities Corporation of                       100           MCA Financial Corp.
           America

 V.        MCA Realty Corporation                          100           MCA Financial Corp.


                                 SCHEDULE 6.11
                               SENIOR MANAGEMENT


Patrick D. Quinlan            Chairman, Chief Executive Officer, MCAFC

Keith D. Pietila              Executive Vice President, Chief Financial
                              Officer, MCAFC

Lee P. Wells                  President, Chief Operating Officer, MCAFC

D. Michael Jehle              Executive Vice President, MCAMC

Alexander J. Ajemian          Senior Vice President, Controller and
                              Treasurer

                                 SCHEDULE 6.16
                                  SHAREHOLDERS

              OUTSTANDING STOCK IN MCA FINANCIAL CORP. -- 1/31/97


                                  CERTIFICATE      NO. OF                                 UNRESTRICTED     RESTRICTIONS
              NAME                    NO.          SHARES             ADDRESS             NO. OF SHARES      01/31/97
-------------------------------------------------------------------------------------------------------------------------
 Dennis M. Agresta                           86       200   3035 Oakshire                         1450
                                            125      1500   Berkley, MI  48079
                                            168       750
                                                      ---
                                                     2450

 Alexander J. Ajemian                         1       400   3038 White Oak Beach                  6280
                                             37       800   Highland, MI  48356
                                             91      1080
                                            112      6000
                                                     ----
                                                     8280

 Ronald Ballard                              97       150                                          150

 Rory C. Ballard                             63      1000   16361 Forestview Dr.                  1440
                                            160       440   Clinton Twp., MI  48036
                                                      ---
                                                     1440

 Mary Deanne Beard                           64      1000   307 Chipaway Drive                    1000
                                                            Alexandria, Indiana 46001


 Susan J. Church                             40       200   26588 Greythorne Trail                 629
                                             92        50   Farmington Hills, MI 48334
                                            134       100
                                            173       279
                                                      ---
                                                      629

 Thomas P. Cronin                            41      3200   308 Grosse Pointe Blvd.              11200
                                            111     10000   Grosse Pointe Farms, MI 48236
                                                    -----
                                                    13200

 Ronald B. Darga                            167      1500   4785 Whitesell                         833
                                                            Troy, MI  48098
                                        RESTRICTIONS     RESTRICTIONS
              NAME                        01/31/98         01/31/99        PERCENTAGE
---------------------------------------------------------------------------------------
 Dennis M. Agresta                             750              250           0.47%





 Alexander J. Ajemian                         2000                            1.58%





 Ronald Ballard                                                               0.03%

 Rory C. Ballard                                                              0.28%




 Mary Deanne Beard                                                            0.19%



 Susan J. Church                                                              0.12%





 Thomas P. Cronin                             2000                            2.52%




 Ronald B. Darga                               333              334           0.29%


                                     CERTIFICATE    NO. OF                                 UNRESTRICTED     RESTRICTIONS
              NAME                        NO.       SHARES          ADDRESS                NO. OF SHARES      01/31/97
----------------------------------------------------------------------------------------------------------------------------
 Joseph V. DelCanto                         147        98   2828 N.E. Cold Spring Dr.               98
                                                            Jensen Beach, FL  34957

 James R. Dembek                             68        67   27258 Jean                              67
                                                            Warren, MI  48093

 William J. Demetriou                         3      4380   1111 Fox Chase Road                   4380
                                                            Birmingham, MI  48301

 Scott A. DeWolf                            153       174   2465 Carrington, N.E.                  174
                                                            Grand Rapids, MI  49505

 Matthew T. Donnelly                        148        32   211 North St., N.E.                     32
                                                            Leesburg, VA  22075

 Gloria A. Dopp                              87        67   21117 Westfarm Court                    67
                                                            Northville, MI  48167

 Arlene Doyle                                30       938   48602 Sandifer Court                  3330
                                             94       602   Utica, MI  48317
                                            170      1790
                                                     ----
                                                     3330

 Ronald L. Dunlap                             4       544   6563 Deer Ridge Drive                  544
                                                            Clarkston, MI  48016

 Jeffrey A. Egan                              5      2858   6181 Eastmoor                         2858
                                                            Bloomfield Twp., MI 48301


 Harvey R. Faust                              6       500   46647 Featherstone Ridge               500
                                                            Utica, MI  48087
 Teresa S. Fisher                           157        19   1851 Rochester Rd.                      19
                                                            Oakland Twp., MI  48363

 James D. Formiller                          71       124   3303 43rd St. NW                       124
                                                            Gig Harbor, WA  98335

 Linda Gable-Smith                          158       100   1927 Ellwood Avenue                    200
                                             89       100   Berkley, MI  48072
                                                      ---
                                                      200

                                     RESTRICTIONS     RESTRICTIONS
              NAME                     01/31/98         01/31/99          PERCENTAGE
----------------------------------------------------------------------------------------
 Joseph V. DelCanto                                                           0.02%


 James R. Dembek                                                              0.01%

 William J. Demetriou                                                         0.84%


 Scott A. DeWolf                                                              0.03%


 Matthew T. Donnelly                                                          0.01%


 Gloria A. Dopp                                                               0.01%

 Arlene Doyle                                                                 0.64%





 Ronald L. Dunlap                                                             0.10%


 Jeffrey A. Egan                                                              0.55%



 Harvey R. Faust                                                              0.10%

 Teresa S. Fisher                                                             0.00%


 James D. Formiller                                                           0.02%


 Linda Gable-Smith                                                            0.04%




                                  CERTIFICATE     NO. OF                                 UNRESTRICTED     RESTRICTIONS
              NAME                    NO.         SHARES             ADDRESS             NO. OF SHARES      01/31/97
------------------------------------------------------------------------------------------------------------------------
 Robert Grady                                42        34   23058 Tuscany                           34
                                                            East Detroit, MI  48021

 Bernard L. Hemker, Sole                     36      2858   36938 Valley Ridge Drive              2858
 Trustee of Bernard L. Hemker                               Farmington Hills, MI 48331
 Living Trust

 Harold C. Hoffman, Jr.                     146       184   1831 Marigold Lane                     184
                                                            Hanover Park, IL  60103

 Marisa Hogan-Narro                          44       100   20244 Lancaster                        100
                                                            Harper Woods, MI  48225

 Beth Holsbeke                               45       134   5391 Folkstone                         134
                                                            Troy, MI  48098

 Dorothy J. Jantz                             8      1144   2223 Hollywood                        1844
                                             46       400   Grosse Pointe Farms, MI 48236
                                             95       140
                                            133        60
                                            174       100
                                                      ---
                                                     1844
 Craig Janutol                                9      2858   18 Orchard Lane                       2858
                                                            Grosse Pointe Farms, MI 48236


 D. Michael Jehle                            88      4000   2629 Amberly                          9666
                                            102      1000   Bloomfield Hills, MI
                                            113      4000   48301
                                            135      1000
                                            163      1000
                                                     ----
                                                    11000

 Louis Johnson                               75      1092   23511 Noel Drive                      1092
                                                            Southfield, MI  48075

 Larry T. Kleem                             180        91   807 Niewahner Dr.                       91
                                                            Villa Hills, KY  41017

 Cheryl Kaye -- formerly                    138        40   829 W. Maple, Apt. 903                  40
 Koslakiewicz                                               Clawson, MI  48017

 Holly Quinlan Kubek                        161      1000   401 Kercheval Road                    1000
                                                            Grosse Pointe Farms, MI 48236

                                      RESTRICTIONS     RESTRICTIONS
              NAME                      01/31/98         01/31/99          PERCENTAGE
----------------------------------------------------------------------------------------
 Robert Grady                                                                  0.01%


 Bernard L. Hemker, Sole                                                       0.55%
 Trustee of Bernard L. Hemker
 Living Trust

 Harold C. Hoffman, Jr.                                                        0.04%


 Marisa Hogan-Narro                                                            0.02%


 Beth Holsbeke                                                                 0.03%


 Dorothy J. Jantz                                                              0.35%






 Craig Janutol                                                                 0.55%



 D. Michael Jehle                              1334                            2.10%







 Louis Johnson                                                                 0.21%


 Larry T. Kleem                                                                0.02%

 Cheryl Kaye -- formerly                                                       0.01%
 Koslakiewicz

 Holly Quinlan Kubek                                                           0.19%



                                  CERTIFICATE     NO. OF                                 UNRESTRICTED     RESTRICTIONS
              NAME                    NO.         SHARES             ADDRESS             NO. OF SHARES      01/31/97
---------------------------------------------------------------------------------------------------------------------------
 Kevin C. Lasky                              48       300   1140 Hillside                          500
                                            172       200   Birmingham, MI  48009
                                                      ---
                                                      500

 James W. LeBaron                            66       500   12136 Warner Road                     1290
                                             73       290   Laingsburg, MI  48848
                                             99       500
                                                      ---
                                                     1290
 Raymond F. Leggett                         169       936   2840 Squirrel Road                     936
                                                            Bloomfield Twp., MI
                                                            48312

 Bruce Martin                                72       163   P. O. Box 1049                         163
                                                            Allyn, Washington  98524

 Douglas B. McCullough                      155       156   1822 State Street                      156
                                                            Algonac, MI  48001

 Anne M. McGraw-Dick                         11       534   20436 Mauer                            734
                                            122       200   St. Clair Shores, MI
                                                      ---
                                                      734   48080
 NML, Inc., a Michigan                             33,700                                       33,700
 corporation

 Daniel J. O'Connor                         164      1097   5577 Hummingbird                      1097
                                                            Clarkston, MI  48346

 William D. O'Halloran                      144       343   904 S. Chatham                         343
                                                            Elmhurst, IL  60126

 John P. O'Leary                            166      1200   6463 Country Lane Dr.                  533
                                                            Davisburg, MI  48346
 Bertha Peeples                              51       200   23230 Avon                             375
                                             80        75   Oak Park, MI  48237
                                            175       100
                                                      ---
                                                      375

 Joseph P. Papandria                        149       200   6006 Prentis Circle                    200
                                                            Indianapolis, IN  46254
                                  RESTRICTIONS     RESTRICTIONS
              NAME                  01/31/98         01/31/99       PERCENTAGE
----------------------------------------------------------------------------------
 Kevin C. Lasky                                                            0.10%




 James W. LeBaron                                                          0.25%




 Raymond F. Leggett                                                        0.18%



 Bruce Martin                                                              0.03%


 Douglas B. McCullough                                                     0.03%


 Anne M. McGraw-Dick                                                       0.14%



 NML, Inc., a Michigan                                                     6.44%
 corporation

 Daniel J. O'Connor                                                        0.21%


 William D. O'Halloran                                                     0.07%


 John P. O'Leary                            333              334           0.23%

 Bertha Peeples                                                            0.07%





 Joseph P. Papandria                                                       0.04%


                                  CERTIFICATE     NO. OF                                 UNRESTRICTED     RESTRICTIONS
              NAME                    NO.         SHARES             ADDRESS             NO. OF SHARES      01/31/97
----------------------------------------------------------------------------------------------------------------------------
 Keith D. Pietila                            13      4666   3592 Pratt Road                      26167
                                             35      1500   Ann Arbor, MI  48103
                                             52      2000
                                             84     12001
                                             90      2000
                                            116      6000
                                                     ----
                                                    28167

 Detroit Police and Firemens                177     30009                                        30197
 Retirement System                          190       188
                                                      ---
                                                    30197
 Deborah Pointer                             70       134   2775 Buena Vista                       134
                                                            Highland, MI  48356

 Joanne M. Postlethwaite                     14      1806   313 Nesbit                            1806
                                                            Rochester Hills, MI
                                                            48073

 Harry F. Prisby II                         131       533   6924 Cedarbrook Drive                  806
                                            152       273   Bloomfield Twp., MI
                                                      ---
                                                      806   48301

 John E. Quinlan, Jr.*                       16      6666   17525 E. Jefferson                       0
                                                            Grosse Pointe, MI  48236

 Patrick D. Quinlan                          83     12001   332 Grosse Pointe Blvd.              22001
                                            105     10000   Grosse Pointe Farms, MI
                                                    -----
                                                    22001   48236

 Patrick D. Quinlan and Cheryl              101     80264   332 Grosse Pointe Blvd.              90134
 J. Quinlan, as tenants by the               65      9670   Grosse Pointe Farms, MI
 entireties                                 140       200   48236
                                                      ---
                                                    90134

 Patrick D. Quinlan, Jr.                    162      1000   394 Kercheval                         1000
                                                            Grosse Pointe Farms, MI
                                                            48236

 Katherine Rock Ray                         150       200   12854 Fleetwood Dr., S.                200
                                                            Carmel, IN  46032
 David Rogers                                53       100   275 Fairgrove                          100
                                                            Romeo, MI  48065
                                     RESTRICTIONS     RESTRICTIONS
              NAME                    01/31/98         01/31/99         PERCENTAGE
--------------------------------------------------------------------------------------
 Keith D. Pietila                          2000                            5.38%








 Detroit Police and Firemens                                               5.73%
 Retirement System


 Deborah Pointer                                                           0.03%


 Joanne M. Postlethwaite                                                   0.35%



 Harry F. Prisby II                                                        0.15%




 John E. Quinlan, Jr.*                                      6666           1.27%
                                                          always
                                                      restricted
 Patrick D. Quinlan                                                        4.20%




 Patrick D. Quinlan and Cheryl                                            17.22%
 J. Quinlan, as tenants by the
 entireties



 Patrick D. Quinlan, Jr.                                                   0.19%



 Katherine Rock Ray                                                        0.04%

 David Rogers                                                              0.02%


                                      CERTIFICATE  NO. OF                                 UNRESTRICTED     RESTRICTIONS
              NAME                         NO.     SHARES             ADDRESS             NO. OF SHARES      01/31/97
-------------------------------------------------------------------------------------------------------------------------------
 Leroy G. Rogers                             33     10000   4118 Courville                       13460
                                             54       400   Detroit, MI  48224
                                             96        60
                                            106      2000
                                            165      1000
                                                     ----
                                                    13460

 Richard Schmid                             103      1247   1337 E. Lincoln                       1247
                                                            Birmingham, MI  48009
 Nancy J. Smith                              74       315   1227 Franciscan Ct. E.                1649
                                            124      1334   Canton, MI  48187
                                                     ----
                                                     1649

 Standard Home Mortgage                      82     51734   17150 Kercheval                      54400
                                            123      4000   Grosse Pointe, MI  48230
                                                     ----
                                                    55734

 David E. Stickley                          179       219   1005 Carpenters Trace                  219
                                                            Villa Hills, KY  41017

 Cheryl A. Swain                             57       400   22822 Highbank                        1650
                                            126      1500   Beverly Hills, MI  48025
                                            171       750
                                                      ---
                                                     2650
 David A. Vicari                            132       516   2127 Lancaster                        1183
                                            154       667   Grosse Pointe Woods, MI
                                                      ---
                                                     1183   48236

 Janet K. Wells, as Trustee of               81     36000   3 Sycamore                           86200
 the Janet Knost Wells                       98      9000   Grosse Pointe, MI  48230
 Revocable Living Trust u/a/d               109     21200
 10/18/88 as amended                        142     20000
                                                    -----
                                                    86200

 Daniel H. Wells                            176        40   780 Harcourt                            40
                                                            Grosse Pointe Park, MI
                                                            48230
                                      RESTRICTIONS     RESTRICTIONS
              NAME                      01/31/98         01/31/99       PERCENTAGE
-------------------------------------------------------------------------------------

 Leroy G. Rogers                                                            2.57%







 Richard Schmid                                                             0.24%

 Nancy J. Smith                                                             0.32%




 Standard Home Mortgage                     1334                           10.65%




 David E. Stickley                                                          0.04%


 Cheryl A. Swain                             750              250           0.51%




 David A. Vicari                                                            0.23%




 Janet K. Wells, as Trustee of                                             16.47%
 the Janet Knost Wells
 Revocable Living Trust u/a/d
 10/18/88 as amended



 Daniel H. Wells                                                            0.01%



                                       CERTIFICATE  NO. OF                                 UNRESTRICTED     RESTRICTIONS
              NAME                         NO.      SHARES             ADDRESS             NO. OF SHARES      01/31/97
--------------------------------------------------------------------------------------------------------------------------
 David C. Wells                              76       451   45 Hawthorne                         11011
                                             93       764   Grosse Pointe Shores, MI
                                            110      2000   48236
                                            118      4000
                                            130      4625
                                            151       505
                                                      ---
                                                    12345

 David C. Wells and Pamela G.                24      2668   45 Hawthorne                         16002
 Loomis, as tenants by their                 25     13334   Grosse Pointe Shores, MI
                                                    -----
 entities                                           16002   48236
 Lee P. Wells                                85     12000   1038 Whittier                        20000
                                            107      8000   Grosse Pointe Park, MI
                                                     ----
                                                    20000   48230

 Lee P. Wells and Rhaphael C.                26      2668   1038 Whittier                        28372
 Wells, as tenants by the                    27     13334   Grosse Pointe Park, MI
 entireties                                  67     12170   48230
                                            141       200
                                                      ---
                                                    28372

 TOTALS                                            523283                                       503281                0
                                      RESTRICTIONS       RESTRICTIONS
              NAME                       01/31/98          01/31/99       PERCENTAGE
--------------------------------------------------------------------------------------
 David C. Wells                              1334                            2.36%








 David C. Wells and Pamela G.
 Loomis, as tenants by their

 entities
 Lee P. Wells                                                                3.82%




 Lee P. Wells and Rhaphael C.                                                5.42%
 Wells, as tenants by the
 entireties




 TOTALS                                     12168             7834         100.00%

                                  SCHEDULE 7.4
                             EXISTING INDEBTEDNESS


                                                        Maximum Amount             Amount
                       Name                               Available             Outstanding
                       ----                               ---------             -----------
  Paine Webber                                                 $20,000,000           $4,426,335

  MCA Funding Partnership                                       $2,000,000                   $0
  Funding Limited Partnership I                                 $2,000,000                   $0

  Funding Limited Partnership II                                $2,000,000                   $0

  Sterling Bank & Trust                                         $3,000,000             $284,200

  11%  Asset-Backed Subordinated Debentures due                $10,000,000          $10,000,000
  June 30, 2000
  11% Subordinated Debentures due June 30, 2002                 $6,000,000           $2,746,000

  11% Subordinated Debentures due June 30, 2003                $10,000,000                   $0

  Land Contract - Building                                        $542,556             $452,898

  Capital Leases                                                       N/A             $636,298
  Texas Commerce Bank                                         $115,000,000          $48,369,064

  Franklin Bank                                                 $1,000,000             $370,000

  Subordinated Note Payable to Pension Fund                    $15,000,000          $15,000,000


                                  SCHEDULE 7.6
                                 EXISTING LIENS

1. Liens on warehoused mortgages and land contracts, including the unseparated mortgage servicing rights related thereto under lines of credit established with Texas Commerce Bank ($170 million), Heller Financial, Inc. ($25 million) and with Paine Webber ($20 million).

2. Liens on land contracts, mortgages and real estate properties held in inventory under lending agreements with MCA Funding Limited Partnership, MCA Funding Limited Partnership II, PCA Funding Limited Partnership and Sterling Bank, Franklin Bank and MCA-sponsored pass-through Pools.

3. Liens on restricted cash accounts consisting of funds held (for example, in escrow) by a Borrower or its Subsidiaries in the ordinary course of its business in favor, on behalf or for the benefit of borrowers, owners of mortgages or land contracts serviced by such Borrower (such as FHLMC, FNMA, GNMA, or MCA-sponsored pass-through Pools), or owners of real estate managed by a Borrower or its subsidiaries (such as MCA-sponsored real estate partnerships and unaffiliated investors).

4. Assumption of senior liens on real estate investments and land contracts held for resale.

5. Rights of senior liens on real estate investments and land contracts held for resale.

6. Existing liens upon equipment granted in connection with the financing of the acquisition of such equipment, limited to the equipment financed, which liens are represented by leases which, as of January 31, 1997, had an aggregate present value of approximately $636,298.

7. Liens on mortgage and land contract servicing rights and on specified mortgage notes and land contract vendors' interests under a trust indenture dated December 30, 1994, between MCAFC and First Union National Bank in connection with MCAFC's 11% Asset-Backed Subordinated Debentures due June 30, 2000.

8. Liens on specified residual ownership interests in the income stream generated from such mortgage-backed securities which are related to specific borrowings where such residual interests are pledged as collateral to a lender other than the Bank and are not included in the Borrowing Base under the Revolving Loan Agreement to which this
          Schedule is attached.

9. Liens on specified mortgage servicing rights gratned in connection with specific borrowings from a lender other than the Bank which are related to specific borrowings where such mortgage servicing rights are pledged as collateral to such other lender and are not included in the Borrowing Base under the Revolving Loan Agreement to which this Schedule is attached.

10. Liens on mortgage servicing rights and their proceeds under a line of credit established with Comerica Bank under the Revolving Credit Loan Agreement (Secured) dated as of April 30, 1993, as amended, providing a revolving line of credit of up to $28.5 million; provided that such liens shall be either assigned to the Bank or terminated at the Bank's funding of the initial Revolving Loan, so that the Bank will become the owner of such liens -- whether by assignment, by subrogation or both -- and will enjoy their first priority status as security for all of the Obligations at all times from and after such initial Revolving Loan's funding.

11. Liens in favor of the Pension Fund granted under the Enhancement Agreement which, insofar as they cover or affect the Collateral, are subordinate and inferior to the Bank's security interests in the Collateral.

                             INDEX OF DEFINED TERMS

"Advanta Securitization Access Agreement" . . . . . . . . . . . . . . . . . . . . . . . . .   1
"Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
"Agency Contract" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
"Agency"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
"Aggregate Credit Limit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
"Applicable Covered Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
"Applicable Margin" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
"Average Adjusted Base Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
"Average Adjusted LIBOR Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
"Average Depositary Balances" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
"Average Principal Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
"Bank, Et Al" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
"Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
"Bank"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
"Base Rate Borrowing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
"Base Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
"Borrower"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
"Borrowing Base Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Borrowing Base"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
"Borrowing Price Category"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Borrowing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
"Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Calendar Month"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Cash Flow" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Ceiling Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Chapter One" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Collateral"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Commitment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Consolidated"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
"Contract Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
"Control" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
"Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
"Default Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
"Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
"Disbursement Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
"Eligible Balances" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
"Eligible Residuals"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
"Eligible Servicing Rights" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
"Enhancement Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"FHLMC Servicing Contract"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"FHLMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"Financing Statements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"Fixed Charges Coverage Ratio"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"Fixed Charges" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"FNMA Servicing Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"FNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
"GAAP"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"GNMA Servicing Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"GNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"Laws"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"Lender Lien" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"LIBOR Borrowing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"LIBOR Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"LIBOR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"Lien"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
"Loan Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Material Adverse Effect" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Maximum Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Maximum Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"MCAFC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"MCAMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"MCA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Mortgage Security" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Net Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Net Worth" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Note Purchase Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Originated Servicing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"PBGC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Pension Fund A&R Master Security Agreement"  . . . . . . . . . . . . . . . . . . . . . . .  13
"Pension Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Permitted Liens" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
"Principal Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Qualifying Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Reuters Screen LIBO Page"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Revolving Credit Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Revolving Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Security Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Servicing Acquisition" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

"Servicing Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
"Servicing Portfolio" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
"Servicing Rights"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
"Subordinated Debt" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
"Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
"Tangible Net Worth"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
"Termination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
"Texas Credit Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
"Transferee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
"Tribunal"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
"UCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16



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